Exhibit 10.1

Execution Version

EIGHTH AMENDMENT

to

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

among

LAREDO PETROLEUM, INC.,

as Borrower,

WELLS FARGO BANK, N.A.,

as Administrative Agent,

the Guarantors Signatory Hereto,

and

the Banks Signatory Hereto

EIGHTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

This Eighth Amendment to Fifth Amended and Restated Credit Agreement (this “Eighth Amendment”), dated as of April 13, 2022 (the “Eighth Amendment Effective Date”), is among Laredo Petroleum, Inc., a corporation formed under the laws of the State of Delaware (“Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with Borrower, the “Credit Parties”); each of the Banks party hereto; and Wells Fargo Bank, N.A., as administrative agent for the Banks (in such capacity, together with its successors, “Administrative Agent”).

Recitals

A.         Borrower, Administrative Agent and the Banks are parties to that certain Fifth Amended and Restated Credit Agreement dated as of May 2, 2017 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and as amended by this Eighth Amendment, the “Credit Agreement”), pursuant to which the Banks have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of Borrower.

B.          Borrower desires to enter into that certain Renewable Product Purchase Agreement after effectiveness of this Eighth Amendment, in the form provided concurrently herewith to the Administrative Agent (without giving effect to any subsequent amendment or modification thereto, the “Renewable Product Purchase Agreement”, and the transaction expressly contemplated under the Renewable Product Purchase Agreement, the “Renewable Product Purchase Transaction”), between Borrower and the developer, owner and operator of a photovoltaic-powered generating facility (the “RPPA Counterparty”), pursuant to which, and subject to the terms and conditions set forth therein, Borrower will purchase certain renewable product, including renewable tax credits, and be obligated to make the “Monthly Settlement Payments” (to the extent the “Net Monthly Amount” is greater than zero) and provide the “Performance Security” (as such terms are defined in the Renewable Product Purchase Agreement) and has requested that Administrative Agent and the Banks amend the Credit Agreement to permit the Borrower to enter into, and perform its obligations in respect of, the Renewable Product Purchase Transaction.

C.          The parties hereto desire to enter into this Eighth Amendment to, among other things, and subject to the satisfaction of the conditions precedent set forth in Section 6 hereof, (i) amend the Existing Credit Agreement, (ii) evidence the increase of the Aggregate Elected Commitment Amounts from $725,000,000 to $1,000,000,000 and (iii) evidence the increase of the Borrowing Base from $1,000,000,000 to $1,250,000,000, in each case, as set forth herein and to be effective as of the Eighth Amendment Effective Date.

D.          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.         Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Eighth Amendment, shall have the meaning ascribed to such term in the Credit Agreement. Unless otherwise indicated, all section references in this Eighth Amendment refer to the Credit Agreement.

Section 2.         Amendments to Existing Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this Eighth Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 6 hereof, effective as of the Eighth Amendment Effective Date:

2.1    The body of the Existing Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex A hereto.

2.2    Schedule 1 to the Existing Credit Agreement shall be amended and restated in its entirety in the form of Schedule 1 attached hereto and Schedule 1 attached hereto shall be deemed to be attached as Schedule 1 to the Credit Agreement.

2.3    Exhibit B to the Existing Credit Agreement shall be amended and restated in its entirety in the form of Exhibit B attached hereto and Exhibit B attached hereto shall be deemed to be attached as Exhibit B to the Credit Agreement.

2.4    Exhibit D to the Existing Credit Agreement shall be amended and restated in its entirety in the form of Exhibit D attached hereto and Exhibit D attached hereto shall be deemed to be attached as Exhibit D to the Credit Agreement.

2.5    Exhibit J to the Existing Credit Agreement shall be amended by replacing each reference to “Eurodollar” appearing therein with a reference to “SOFR”.

2.6    Exhibit K to the Existing Credit Agreement shall be amended by replacing each reference to “Eurodollar” appearing therein with a reference to “SOFR”.

Any Schedule or Exhibit to the Existing Credit Agreement not amended pursuant to the terms of this Eighth Amendment shall remain in effect without any amendment or other modification thereto.

Section 3.         Elected Commitments. In reliance on the representations, warranties, covenants and agreements contained in this Eighth Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 6 hereof, each Bank hereby agrees that its Elected Commitment under the Credit Agreement effective as of the Eighth Amendment Effective Date shall be the amount set forth opposite such Bank’s name on Schedule 1 to the Credit Agreement (as amended hereby) under the caption “Elected Commitment”. Borrower, Administrative Agent and the Banks hereby agree that (i) each Bank that has outstanding Loans (and participations in Letters of Credit) in amounts less than its Commitment Percentage of all outstanding Loans (and participations in Letters of Credit) shall purchase outstanding Loans (and participations in Letters of Credit) from Banks that have outstanding Loans (and participations in Letters of Credit) in amounts greater than their Commitment Percentage of all outstanding Loans (and participations in Letters of Credit) such that each Bank holds Loans (and participations in Letters of Credit) in its Commitment Percentage of all outstanding Loans (and participations in Letters of Credit), and (ii) the adjustments, if any, in the Aggregate Elected Commitment Amounts pursuant to this Eighth Amendment shall be deemed to occur simultaneously with the Eighth Amendment Effective Date.

Section 4.         Borrowing Base. In reliance on the representations, warranties, covenants and agreements contained in this Eighth Amendment, Administrative Agent and the Banks hereby agree that, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 6 hereof, the Borrowing Base under the Credit Agreement shall be increased from $1,000,000,000 to $1,250,000,000, and the Borrowing Base shall remain at $1,250,000,000 until the next Periodic Determination scheduled to occur on or prior to November 1, 2022 (or such date promptly thereafter as reasonably possible), Special Determination or other adjustment to the Borrowing Base thereafter, whichever occurs first pursuant to the terms of the Credit Agreement. The Borrower, the Administrative Agent and the Banks hereby agree that the redetermination of the Borrowing Base provided for in this Section 4 shall constitute the Periodic Determination to occur on or prior to May 1, 2022 (or such date promptly thereafter as reasonably possible) for purposes of Section 4.2 of the Credit Agreement and shall not be construed or deemed to be a Special Determination for purposes of the Credit Agreement. This Eighth Amendment shall constitute notice to Borrower of the amount of the redetermined Borrowing Base of $1,250,000,000 for purposes of Section 4.2 of the Credit Agreement effective as of the date hereof, subject to the satisfaction of the conditions precedent set forth in Section 6 hereof.

Section 5.         Existing Eurodollar Loans. Notwithstanding anything to the contrary in the Credit Agreement, all outstanding “Eurodollar Loans” (under and as defined in the Existing Credit Agreement) immediately prior to the Eighth Amendment Effective Date shall, on the Eighth Amendment Effective Date, be deemed to be prepaid and converted into new Adjusted Base Rate Loans in connection with the reallocations set forth in Section 3 hereof (and the proceeds of which are used to repay any such Eurodollar Loans), and which Adjusted Base Rate Loans shall thereafter be subject to the terms and conditions of the Credit Agreement. Each applicable Bank hereby waives (i) all break funding payments, if any, owing to such Bank that are required to be paid by the Borrower under Section 3.3 of the Existing Credit Agreement as a result of the prepayment and conversion of Eurodollar Loans to Adjusted Base Rate Loans as described in this Section 5 and (ii) any notice required pursuant to Section 2.7 of the Existing Credit Agreement as a result of the prepayment of the Eurodollar Loans as described in this Section 5.

Section 6.          Conditions Precedent. The effectiveness of this Eighth Amendment is subject to the following:

6.1    Administrative Agent shall have received counterparts of this Eighth Amendment from the Credit Parties and all of the Banks.

6.2    Administrative Agent shall have received all fees, including fees received on behalf of, and delivered to, the Banks, due and payable on or prior to the effective date of this Eighth Amendment.

6.3    Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by Administrative Agent) of Mortgages (as amended and/or supplemented by such duly executed and notarized amendments and/or supplements as Administrative Agent may reasonably require) such that Administrative Agent is reasonably satisfied that the Mortgages create first priority, perfected Liens (other than Permitted Encumbrances which are prior as a matter of law or contract) required by Section 5.1(a)(i) of the Credit Agreement covering and encumbering not less than the Required Reserve Value of all Proved Mineral Interests owned by Borrower and its Subsidiaries evaluated in the most recently delivered Reserve Report pursuant to the Existing Credit Agreement in determining the proposed Borrowing Base as increased pursuant to Section 4 hereof.

6.4    Administrative Agent shall have received satisfactory title information as it may reasonably require setting forth the status of title required by Section 5.2 of the Credit Agreement covering not less than the Required Reserve Value of all Proved Mineral Interests which are subject to Mortgages evaluated in the most recently delivered Reserve Report pursuant to the Existing Credit Agreement in determining the proposed Borrowing Base as increased pursuant to Section 4 hereof.

6.5    Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower certifying on behalf of the Borrower that attached to such certificate are true, accurate and complete copies of the Renewable Product Purchase Agreement and each other material agreement executed and delivered in connection with the Renewable Product Purchase Transaction (collectively, the “Renewable Product Purchase Documents”), in each case, as in effect on the Eighth Amendment Effective Date.

Section 7.         Representations and Warranties; Etc. Each Credit Party hereby affirms: that as of the date hereof, all of the representations and warranties contained in each Loan Paper to which such Credit Party is a party are true and correct in all material respects as though made on and as of the date hereof except (i) to the extent any such representation and warranty is expressly made as of a specific earlier date, in which case, such representation and warranty was true as of such date and (ii) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, such representation and warranty (as so qualified) is true and correct in all respects, no Default or Event of Default exist under the Loan Papers or will, after giving effect to this Eighth Amendment, exist under the Loan Papers and no Material Adverse Change has occurred.

Section 8.         Miscellaneous.

8.1         Confirmation and Effect. The provisions of the Credit Agreement (as amended by this Eighth Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Eighth Amendment. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

8.2          Ratification and Affirmation of Credit Parties. Each of the Credit Parties hereby expressly acknowledges the terms of this Eighth Amendment, ratifies and affirms its obligations under the Facility Guaranty and the other Loan Papers to which it is a party, acknowledges, renews and extends its continued liability under the Facility Guaranty and the other Loan Papers to which it is a party (in each case, as amended hereby), agrees that its guarantee under the Facility Guaranty and the other Loan Papers (in each case, as amended hereby) to which it is a party remains in full force and effect with respect to the Obligations, as amended hereby, represents and warrants that the execution, delivery and performance of this Eighth Amendment has been duly authorized by all necessary corporate or company action of the Credit Parties, this Eighth Amendment constitutes a valid and binding agreement of the Credit Parties, and this Eighth Amendment is enforceable against each Credit Party in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors’ rights generally, and the availability of equitable remedies may be limited by equitable principles of general applicability, and acknowledges and confirms that the amendments contemplated hereby shall not limit or impair any Liens securing the Obligations, each of which are hereby ratified, affirmed and extended to secure the Obligations after giving effect to this Eighth Amendment.

8.3         Counterparts. This Eighth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Eighth Amendment by facsimile or electronic (e.g. pdf) transmission shall be effective as delivery of a manually executed original counterpart hereof.

8.4         No Oral Agreement. This written Eighth Amendment, the Credit Agreement and the other Loan Papers executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.

8.5         Governing Law. This Eighth Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of New York.

8.6         Payment of Expenses. Borrower agrees to pay or reimburse Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with this Eighth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to Administrative Agent.

8.7         Severability. Any provision of this Eighth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.8         Successors and Assigns. This Eighth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8.9         Loan Paper. This Eighth Amendment shall constitute a “Loan Paper” for all purposes under the other Loan Papers.

8.10       Waiver of Jury Trial. Section 14.13 of the Credit Agreement is hereby incorporated by reference, mutatis mutandis.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be duly executed effective as of the date first written above.

BORROWER:	LAREDO PETROLEUM, INC.

	By:	/s/ Bryan Lemmerman
	Name:	Bryan Lemmerman
	Title:	Senior Vice President and Chief Financial Officer

GUARANTORS:	LAREDO MIDSTREAM SERVICES, LLC

	By:	/s/ Bryan Lemmerman
	Name:	Bryan Lemmerman
	Title:	Senior Vice President and Chief Financial Officer

GARDEN CITY MINERALS, LLC

	By:	/s/ Bryan Lemmerman
	Name:	Bryan Lemmerman
	Title:	Senior Vice President and Chief Financial Officer

Signature Page to Eighth Amendment to
Fifth Amended and Restated Credit Agreement

WELLS FARGO BANK, N.A., as Administrative Agent and as a Bank

By:	/s/ Muhammad A. Dhamani
Name:	Muhammad A. Dhamani
Title:	Managing Director

Signature Page to Eighth Amendment to
Fifth Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Bank

By:	/s/ Ajay Prakash
Name:	Ajay Prakash
Title:	Director

Signature Page to Eighth Amendment to
Fifth Amended and Restated Credit Agreement

CAPITAL ONE, NATIONAL ASSOCIATION, as a Bank

By:	/s/ Christopher Kuna
Name:	Christopher Kuna
Title:	Senior Director

Signature Page to Eighth Amendment to
Fifth Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, successor to BBVA USA, as a Bank

By:	/s/ Julia Barnhill
Name:	Julia Barnhill
Title:	Vice President

Signature Page to Eighth Amendment to
Fifth Amended and Restated Credit Agreement

COMERICA BANK, as a Bank

By:	/s/ Cassandra Lucas
Name:	Cassandra Lucas
Title:	Portfolio Manager

Signature Page to Eighth Amendment to
Fifth Amended and Restated Credit Agreement

TRUIST BANK, formerly known as BRANCH BANKING AND TRUST COMPANY, as a Bank

By:	/s/ James Giordano
Name:	James Giordano
Title:	Managing Director

Signature Page to Eighth Amendment to
Fifth Amended and Restated Credit Agreement

CITIBANK, N.A., as a Bank

By:	/s/ Cliff Vaz
Name:	Cliff Vaz
Title:	Vice President

Signature Page to Eighth Amendment to
Fifth Amended and Restated Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as a Bank

By:	/s/ George E. McKean
Name:	George E. McKean
Title:	Senior Vice President

Signature Page to Eighth Amendment to
Fifth Amended and Restated Credit Agreement

MIZUHO BANK, LTD., as a Bank

By:	/s/ Edward Sacks
Name:	Edward Sacks
Title:	Authorized Signatory

Signature Page to Eighth Amendment to
Fifth Amended and Restated Credit Agreement

TEXAS CAPITAL BANK, N.A., as a Bank

By:	/s/ Quinn Markham
Name:	Quinn Markham
Title:	Senior Vice President

Signature Page to Eighth Amendment to
Fifth Amended and Restated Credit Agreement

ZIONS BANCORPORATION, N.A. dba AMEGY BANK, as a Bank

By:	/s/ Matt Lang
Name:	Matt Lang
Title:	Vice President – Amegy Bank Division

Signature Page to Eighth Amendment to
Fifth Amended and Restated Credit Agreement

ANNEX A

Amended Credit Agreement

[See Attached.]

Execution Version

ANNEX A TO ~~SEVENTH~~ EIGHTH AMENDMENT

FIFTH AMENDED AND RESTATED

CREDIT AGREEMENT

DATED AS OF

MAY 2, 2017

AMONG

LAREDO PETROLEUM, INC.,

AS BORROWER

THE FINANCIAL INSTITUTIONS LISTED ON SCHEDULE 1 HERETO,

AS BANKS,

WELLS FARGO BANK, N.A., AS ADMINISTRATIVE AGENT,

BANK OF AMERICA, N.A., AS SYNDICATION AGENT,

~~BBVA USA~~PNC BANK, NATIONAL ASSOCIATION, CAPITAL ONE, NATIONAL ASSOCIATION, CITIBANK, N.A., KEYBANK NATIONAL ASSOCIATION, MIZUHO BANK, LTD.,

TEXAS CAPITAL BANK, N.A., AND TRUIST BANK,

AS CO-DOCUMENTATION AGENTS

AND

WELLS FARGO SECURITIES, LLC, BOFA SECURITIES, INC.,

~~BBVA USA~~PNC CAPITAL MARKETS LLC, CAPITAL ONE, NATIONAL ASSOCIATION,

CITIBANK, N.A., KEYBANK NATIONAL ASSOCIATION,

MIZUHO BANK, LTD., TEXAS CAPITAL BANK, N.A., AND TRUIST ~~BANK~~SECURITIES, INC.,

AS JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS

TABLE OF CONTENTS

Page No.

ARTICLE I TERMS DEFINED		1

Section 1.1	Terms Defined Above	1
Section 1.2	Certain Defined Terms	1
Section 1.3	Accounting Terms and Determinations	49
Section 1.4	Classification of Loans and Borrowings	~~44~~50
Section 1.5	Interpretation	~~44~~50
Section 1.6	Rates	50
Section 1.7	Divisions	~~45~~51

ARTICLE II THE CREDIT FACILITIES		~~46~~51

Section 2.1	Commitments	~~46~~51
Section 2.2	Method of Borrowing	~~50~~56
Section 2.3	Method of Requesting Letters of Credit	~~51~~56
Section 2.4	Notes	~~51~~57
Section 2.5	Interest Rates; Payments	~~52~~58
Section 2.6	Mandatory Prepayments	~~54~~60
Section 2.7	Voluntary Prepayments	~~54~~60
Section 2.8	Mandatory Termination of Commitments; Termination Date and Maturity	~~54~~60
Section 2.9	Voluntary Reduction of Aggregate Maximum Credit Amount	~~54~~60
Section 2.10	Application of Payments	~~55~~54
Section 2.11	Commitment Fee	~~55~~54
Section 2.12	Letter of Credit Fees and Letter of Credit Fronting Fees	~~55~~54
Section 2.13	Agency and Other Fees	~~55~~54
Section 2.14	Loans and Borrowings Under Existing Credit Agreement	~~55~~54
Section 2.15	Automatic Debt Issuance Borrowing Base Adjustments	~~56~~55
Section 2.16	Increases, Reductions and Terminations of Aggregate Elected Commitment Amount	63

ARTICLE III GENERAL PROVISIONS		~~59~~65

Section 3.1	The Notes	~~59~~65
Section 3.2	General Provisions as to Payments	~~59~~65
Section 3.3	Funding Losses	~~61~~67
Section 3.4	Non-Receipt of Funds by Administrative Agent	~~61~~67
Section 3.5	Defaulting Banks	~~62~~68

ARTICLE IV BORROWING BASE		~~62~~61

Section 4.1	Reserve Reports; Proposed Borrowing Base	~~62~~61
Section 4.2	Periodic Determinations of the Borrowing Base; Procedures and Standards	~~63~~62
Section 4.3	Special Determination of Borrowing Base	~~63~~70
Section 4.4	Borrowing Base Deficiency	~~64~~70
Section 4.5	Initial Borrowing Base	71
Section 4.6	Asset Disposition Adjustment	~~65~~71

i

ARTICLE V COLLATERAL AND GUARANTIES		~~65~~72

Section 5.1	Security	~~65~~72
Section 5.2	Title Information	~~66~~73
Section 5.3	Guarantees	73
Section 5.4	Additional Guarantors	~~67~~73

ARTICLE VI CONDITIONS TO BORROWINGS		~~67~~73

Section 6.1	Conditions to Initial Borrowing and Participation in Letter of Credit Exposure	~~67~~73
Section 6.2	Conditions to each Borrowing and each Letter of Credit	~~70~~69
Section 6.3	Materiality of Conditions	~~71~~70

ARTICLE VII REPRESENTATIONS AND WARRANTIES		~~71~~70

Section 7.1	Existence and Power	~~71~~70
Section 7.2	Corporate, Limited Liability Company, Partnership and Governmental Authorization; Contravention	~~71~~70
Section 7.3	Binding Effect	~~71~~78
Section 7.4	Financial Information	~~72~~78
Section 7.5	Litigation	~~72~~78
Section 7.6	ERISA	~~72~~78
Section 7.7	Taxes and Filing of Tax Returns	~~73~~79
Section 7.8	Title to Properties; Liens	~~73~~79
Section 7.9	Mineral Interests	~~73~~79
Section 7.10	Business; Compliance	~~73~~79
Section 7.11	Licenses, Permits, Etc.	~~73~~72
Section 7.12	Compliance with Law; Compliance with Anti-Corruption Laws and Sanctions	~~74~~73
Section 7.13	Ownership Interests	~~74~~73
Section 7.14	Full Disclosure	~~74~~81
Section 7.15	Organizational Structure; Nature of Business	~~75~~81
Section 7.16	Environmental Matters	~~75~~81
Section 7.17	Burdensome Obligations	~~76~~75
Section 7.18	Government Regulations	~~76~~75
Section 7.19	No Default	~~76~~75
Section 7.20	Gas Balancing Agreements and Advance Payment Contracts	~~76~~75
Section 7.21	Qualified ECP Guarantor	~~76~~75
Section 7.22	Solvency	~~76~~75

ARTICLE VIII AFFIRMATIVE COVENANTS		~~76~~75

Section 8.1	Information	~~76~~83
Section 8.2	Business of Credit Parties	~~80~~79
Section 8.3	Maintenance of Existence	~~80~~79
Section 8.4	Right of Inspection; Books and Records	~~80~~79
Section 8.5	Maintenance of Insurance	80
Section 8.6	Payment of Obligations	~~81~~80
Section 8.7	Compliance with Laws and Documents	~~81~~80
Section 8.8	Operation of Properties and Equipment	81
Section 8.9	Further Assurances	~~82~~81
Section 8.10	Environmental Law Compliance and Indemnity	~~82~~81

Section 8.11	Title Data	~~83~~82
Section 8.12	ERISA Reporting Requirements	~~84~~83
Section 8.13	Commodity Exchange Act Keepwell Provisions	~~84~~83
Section 8.14	EEA Financial Institutions	~~84~~91
Section 8.15	Accounts	~~84~~91
Section 8.16	Unrestricted Subsidiaries	91

ARTICLE IX NEGATIVE COVENANTS		~~85~~92

Section 9.1	Debt	~~85~~92
Section 9.2	Restricted Payments	93
Section 9.3	Liens; Negative Pledge	93
Section 9.4	Consolidations and Mergers	94
Section 9.5	Asset Dispositions	94
Section 9.6	Use of Proceeds	94
Section 9.7	Investments	~~87~~95
Section 9.8	Transactions with Affiliates	~~87~~95
Section 9.9	ERISA	95
Section 9.10	Hedge Transactions	96
Section 9.11	Operating Leases	96
Section 9.12	Acquisition	97
Section 9.13	Repayment of Senior Notes; Amendment to Terms of Senior Indenture	~~89~~97
Section 9.14	Non-Eligible Contract Participants	98
Section 9.15	Legacy Asset Disposition Agreement	~~90~~98
Section 9.16	Sabalo Acquisition Agreement	~~90~~98
Section 9.17	Renewable Product Purchase Documents	98
Section 9.18	Designation and Conversion of Restricted and Unrestricted Subsidiaries	98

ARTICLE X FINANCIAL COVENANTS		~~91~~99

Section 10.1	Financial Covenants	~~91~~99

ARTICLE XI DEFAULTS		~~91~~99

Section 11.1	Events of Default	~~91~~99
Section 11.2	Credit Bidding	~~93~~101

ARTICLE XII AGENTS		~~94~~95

Section 12.1	Appointment and Authorization of Administrative Agent; Secured Hedge Transactions	~~94~~95
Section 12.2	Delegation of Duties	~~94~~95
Section 12.3	Default; Collateral	~~95~~96
Section 12.4	Liability of Administrative Agent	~~97~~98
Section 12.5	Reliance by Administrative Agent	~~97~~98
Section 12.6	Notice of Default	~~98~~99
Section 12.7	Credit Decision; Disclosure of Information by Administrative Agent	~~98~~99
Section 12.8	Indemnification of Agents	~~99~~100
Section 12.9	Administrative Agent in its Individual Capacity	~~99~~100
Section 12.10	Successor Administrative Agent and Letter of Credit Issuer	~~99~~100
Section 12.11	Syndication Agent; Other Agents; Arrangers	~~100~~101
Section 12.12	Administrative Agent May File Proof of Claim	~~100~~101

Section 12.13	Secured Hedge Transactions	~~101~~102
Section 12.14	Erroneous Payment	~~101~~102
Section 12.15	Certain ERISA Matters	~~103~~104

ARTICLE XIII PROTECTION OF YIELD; CHANGE IN LAWS		~~104~~112

Section 13.1	~~Alternate Rate of Interest104~~Changed Circumstances	112
Section 13.2	Illegality ~~of Eurodollar Tranches~~	~~107~~116
Section 13.3	Increased Cost of ~~Eurodollar~~ SOFR Tranche	117
Section 13.4	Adjusted Base Rate Tranche Substituted for Affected ~~Eurodollar~~ SOFR Tranche	118
Section 13.5	Capital Adequacy	118
Section 13.6	Taxes	~~110~~120
Section 13.7	Discretion of Banks as to Manner of Funding	~~113~~123
Section 13.8	Replacement of Banks	~~113~~123

ARTICLE XIV MISCELLANEOUS		123

Section 14.1	Notices; Effectiveness; Electronic Communications	123
Section 14.2	Waivers and Amendments; Acknowledgments	116
Section 14.3	Expenses; Documentary Taxes; Indemnification	127
Section 14.4	Right and Sharing of Set-Offs	119
Section 14.5	Survival	~~119~~120
Section 14.6	Limitation on Interest	120
Section 14.7	Invalid Provisions	~~120~~121
Section 14.8	Successors and Assigns	121
Section 14.9	Applicable Law and Jurisdiction	132
Section 14.10	Counterparts; Effectiveness	~~123~~124
Section 14.11	No Third Party Beneficiaries	~~123~~124
Section 14.12	COMPLETE AGREEMENT	~~123~~124
Section 14.13	WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC.	124
Section 14.14	Confidential Information	~~124~~134
Section 14.15	No Advisory or Fiduciary Responsibility	~~125~~126
Section 14.16	USA Patriot Act Notice	126
Section 14.17	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	126
Section 14.18	[Reserved]	~~126~~127
Section 14.19	Acknowledgement Regarding Any Supported QFC	~~126~~127
Section 14.20	Counterparts; Effectiveness; Electronic Execution	137

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIFTH AMENDED AND RESTATED CREDIT AGREEMENT is entered into effective as of May 2, 2017, among Laredo Petroleum, Inc., a Delaware corporation (“Borrower”), Wells Fargo Bank, N.A., a national banking association, as administrative agent for the Banks (in such capacity, together with its successors in such capacity, “Administrative Agent”), Bank of America, N.A., BMO Harris Financing, Inc. and Capital One, National Association, as Co-Syndication Agents and Societe Generale and The Bank of Nova Scotia, as Co -Documentation Agents, and each of the Banks (as defined below) from time to time party hereto.

RECITALS:

WHEREAS, Borrower, Administrative Agent and the financial institutions party thereto as Banks (the “Existing Banks”) are party to that certain Fourth Amended and Restated Credit Agreement dated as of December 31, 2013 (as amended, supplemented or otherwise modified prior to the Effective Date, the “Existing Credit Agreement”) pursuant to which the banks thereunder provided Borrower with a revolving credit facility;

WHEREAS, the parties hereto desire to amend and restate in its entirety the Existing Credit Agreement in the form of this Agreement to (a) renew and rearrange the indebtedness outstanding under the Existing Credit Agreement (but not to repay or pay off any such indebtedness) and (b) amend certain other terms of the Existing Credit Agreement in certain respects as provided in this Agreement.

NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Administrative Agent, and Banks hereby agree as follows, amending and restating the Existing Credit Agreement in its entirety:

ARTICLE I

TERMS DEFINED

Section 1.1     Terms Defined Above. As used in this Agreement, each term defined above as the meaning indicated above.

Section 1.2     Certain Defined Terms. The following terms, as used herein, have the following meanings:

“Account” means any deposit account, securities account, commodities account, or any other demand, time, savings, passbook or similar account maintained with a bank or other financial institution.

“Account Control Agreement” means an agreement which grants the Administrative Agent “control” as defined in the Uniform Commercial Code in effect in the applicable jurisdiction over the applicable Account, in form and substance reasonably acceptable to the Administrative Agent. For clarity, amounts and Cash Equivalents on deposit or held in an Account subject to an Account Control Agreement shall be deemed “unrestricted and unencumbered” for purposes of the definitions of Consolidated Total Leverage Ratio and Net Debt unless and until the Administrative Agent shall have given a notice of “exclusive control” or “sole control” and terminated any right of any Credit Party to direct transfers from such Account without the consent or other action of the Administrative Agent.

“Acquisition” means one or more acquisitions by Credit Parties of certain oil, gas and mineral properties.

“Act” has the meaning set forth in Section 14.16.

“Additional Bank” has the meaning given to such term in Section 2.16(a).

“Additional Bank Certificate” has the meaning given to such term in Section 2.16(b)(vii).

“Adjusted Base Rate” means, on any day, the greatest of (a) the Base Rate in effect on such day, (b) the sum of (i) the Federal Funds Rate in effect on such day, plus (ii) one half of one percent (.5%), (c) the Adjusted ~~LIBOR Rate for a one month Interest Period on such day (or if such day is not a Eurodollar Business Day, the immediately preceding Eurodollar Business Day) plus 1.0%, or zero percent (0%), provided that, for the avoidance of doubt, the Adjusted LIBOR Rate for any day shall be based on the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits of $5,000,000 with a one month maturity are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on such day (or the immediately preceding Eurodollar Business Day if such day is not a day on which banks are open for dealings in dollar deposits in the London interbank market)~~Term SOFR for a one month tenor in effect on such day plus 1.0%; provided that, clause (c) of this definition shall not be applicable during any period in which the Adjusted Term SOFR or Term SOFR is unavailable or unascertainable, and (d) 1.0%. Each change in the Adjusted Base Rate shall become effective automatically and without notice to Borrower or any Bank upon the effective date of each change in the Federal Funds Rate, the Base Rate or the Adjusted ~~LIBOR Rate~~Term SOFR, as the case may be.

“Adjusted Base Rate Borrowing” means any Borrowing which will constitute an Adjusted Base Rate Tranche.

“Adjusted Base Rate Tranche” means the portion of the principal of any Loan bearing interest with reference to the Adjusted Base Rate.

~~“Adjusted LIBOR Rate” applicable to any Interest Period, means the greater of a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/16 of 1%) by dividing the applicable LIBOR Rate by 1.00 minus the Eurodollar Reserve Percentage, and zero percent (0%).~~

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” means Wells Fargo Bank, N.A. in its capacity as Administrative Agent for Banks hereunder or any successor thereto.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance Payment Contract” means any contract whereby any Credit Party either (a) receives or becomes entitled to receive (either directly or indirectly) any payment (an “Advance Payment”) to be applied toward payment of the purchase price of Hydrocarbons produced or to be produced from Mineral Interests owned by any Credit Party and which Advance Payment is paid or to be paid in advance of actual delivery of such production to or for the account of the purchaser regardless of such production, or (b) grants an option or right of refusal to the purchaser to take delivery of such production in lieu of payment, and, in either of the foregoing instances, the Advance Payment is, or is to be, applied as payment in full for such production when sold and delivered or is, or is to be, applied as payment for a portion only of the purchase price thereof or of a percentage or share of such production; provided that inclusion of the standard “take or pay” provision in any gas sales or purchase contract or any other similar contract shall not, in and of itself, constitute such contract as an Advance Payment Contract for the purposes hereof.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Loans” has the meaning set forth in Section 13.2(a).

“Affiliate” means, as to any Person, any Subsidiary of such Person, or any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, “control” (including with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, or by contract or otherwise.

“Agent Parties” has the meaning set forth in Section 14.1(c).

“Agents” means Administrative Agent and any other agent appointed under this Agreement.

“Aggregate Elected Commitment Amount” at any time shall equal the sum of the Elected Commitments, as the same may be terminated, reduced or increased from time to time in accordance with the terms hereof. As of the ~~Fourth~~ Eighth Amendment Effective Date, the Aggregate Elected Commitment Amount is $~~725,000,000~~1,000,000,000.

“Aggregate Maximum Credit Amount” at any time shall equal the sum of the Maximum Credit Amounts, as the same may be increased, reduced or terminated from time to time in accordance with the terms hereof.

“Agreement” means this Fifth Amended and Restated Credit Agreement, including the Schedules and Exhibits hereto, and as the same may from time to time be amended, modified, supplemented or restated.

“Amount of Capped Distributions~~,~~ and Investments ~~and Redemptions~~” means, as of any time, the amount of Capped Distributions~~,~~  and Investments ~~and Redemptions~~ through and including such time; provided that, the amount of Permitted Investments described in subclause

(l)(ii) of the definition thereof and made pursuant to Section 9.7 shall be determined as of the date such Investment is made.

~~“Announcements” has the meaning assigned to such term in Section 1.6.~~

“Annualized EBITDAX” means, for the purposes of calculating the financial ratio set forth in Section 10.1(b) for (a) each Rolling Period ending on or prior to September 30, 2017 and (b)   solely to the extent the Sabalo Acquisition Closing Date occurs prior to August 1, 2021, each of the Rolling Periods ending on September 30, 2021, December 31, 2021 and March 31, 2022, Borrower’s actual Consolidated EBITDAX for such Rolling Period multiplied by the factor determined for such Rolling Period in accordance with the table below:

Rolling Period Ending	Factor
March 31, 2017	4
June 30, 2017	2
September 30, 2017	4/3
September 30, 2021	4
December 31, 2021	2
March 31, 2022	4/3

“Anti-Corruption Laws” means all laws, rules, and regulations of the United States of America applicable to Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption including, without limitation, the FCPA.

“Applicable Environmental Law” means any Law, statute, ordinance, rule, regulation, order or determination of any Governmental Authority or any board of fire underwriters (or other body exercising similar functions), affecting any real or personal property owned, operated or leased by any Credit Party or any other operation of any Credit Party in any way pertaining to health, safety or the environment, including all applicable zoning ordinances and building codes, flood disaster Laws and health, safety and environmental Laws and regulations, and further including (a) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time to time, herein referred to as “CERCLA”), (b) the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Recovery Act of 1976, as amended by the Solid Waste Disposal Act of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended from time to time, herein referred to as “RCRA”), (c) the Safe Drinking Water Act, as amended, (d) the Toxic Substances Control Act, as amended, (e) the Clean Air Act, as amended, (f) the Occupational Safety and Health Act of 1970, as amended, (g) the Laws, rules and regulations of any state having jurisdiction over any real or personal property owned, operated or leased by any credit Party or any other operation of any Credit Party which relates to health, safety or the environment, as each may be amended from time to time, and (h) any federal, state or municipal Laws, ordinances or regulations which may now or hereafter require removal of asbestos or other hazardous wastes or impose any liability related to asbestos or other hazardous wastes. The terms “hazardous substance”, “petroleum”, “release” and “threatened release” have the meanings specified in CERCLA, and the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified in RCRA; provided that, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment with respect to all provisions of this Agreement; provided further that, to the extent the Laws of the state in which any real or personal property owned, operated or leased by any Credit Party is located establish a meaning for “hazardous substance”, “petroleum”, “release”, “solid waste” or “disposal” which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply in so far as such broader meaning is applicable to the real or personal property owned, operated or leased by any such Credit Party and located in such state.

“Applicable Margin” means, on any date, with respect to each ~~Eurodollar~~ SOFR Tranche or Adjusted Base Rate Tranche, an amount determined by reference to the ratio of Outstanding Revolving Credit to the then effective Borrowing Base, on such date, in accordance with the table below:

Pricing Level	Ratio of Outstanding Revolving Credit to Borrowing Base	Applicable Margin for ~~Eurodollar~~ SOFR Tranches	Applicable Margin for Adjusted Base Rate Tranches
I	≥90%	3.500%	2.500%
II	≥75% but <90%	3.250%	2.250%
III	≥50% but <75%	3.000%	2.000%
IV	≥25% but <50%	2.750%	1.750%
V	<25%	2.500%	1.500%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided that, if at any time Borrower fails to deliver a Reserve Report pursuant to Section 4.1, then the “Applicable Margin” means the rate per annum set forth on the grid at Pricing Level I.

“Approved Petroleum Engineer” means Ryder Scott Company, L.P. or another reputable firm of independent petroleum engineers as shall be selected by Borrower and approved by Required Banks, such approval not to be unreasonably withheld.

“Arrangers” means, collectively, Wells Fargo Securities, LLC, ~~BBVA USA~~PNC Capital Markets LLC, Capital One, National Association, Citibank, N.A., KeyBank National Association, Mizuho Bank, Ltd., Texas Capital Bank, N.A., and Truist ~~Bank~~Securities, Inc., and BofA Securities, Inc. (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s, or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), in their capacities as joint lead arrangers and joint bookrunners and “Arranger” means any of them individually.

“Asset Disposition” means the sale, assignment, lease, license, transfer, exchange or other disposition by any Credit Party of all or any portion of its right, title and interest in any Borrowing Base Property or the termination (other than at its scheduled maturity) or monetization by any Credit Party of any Borrowing Base Hedge.

“Assignee” has the meaning given such term in Section 14.8(d).

“Assignment and Assumption Agreement” has the meaning given such term in Section 14.8(d).

“Authorized Officer” means, as to any Person, its Chairman, Chief Executive Officer, Chief Financial Officer, Vice-Chairman, President, Executive Vice President(s), Senior Vice President(s) or Vice President duly authorized to act on behalf of such Person.

“Available Amount” means, at any time, the sum of (without duplication): (a) (i) during the period from the Eighth Amendment Effective Date to and including December 31, 2022, $250,000,000, (ii) during the period from and after January 1, 2023 to and including December 31, 2023, $50,000,000 and (iii) during any period of any four (4) consecutive Fiscal Quarters commencing and ending thereafter, $50,000,000, less (b) the sum of, if positive, (i) the aggregate amount of all ~~Redemptions~~ Distributions permitted and made pursuant to Section ~~9.13(a)(i), minus (ii) the net cash proceeds received by the Borrower in connection with the issuance of common equity in the Borrower after the Seventh Amendment Effective Date.~~9.2(b), plus (ii) the aggregate amount of all Redemptions (excluding the amount of premiums paid thereon incurred in connection therewith) permitted and made pursuant to Section 9.13(a)(i), in the case of each of the foregoing clauses (b)(i) and (b)(ii), during the fiscal period described in clause (a)(i), clause (a)(ii), or clause (a)(iii), as applicable.

“Available Free Cash Flow” means, as of any time, the sum of (a) Free Cash Flow for the most recent four fiscal quarter period ended prior thereto for which the financial statements have been delivered or deemed delivered pursuant to Section 8.1, minus (b) the aggregate amount of all Distributions permitted and made pursuant to Section 9.2(b) during such four fiscal quarter period, minus (c) the aggregate amount of all Redemptions permitted and made pursuant to Section 9.13(a)(i) during such four fiscal quarter period.

“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark~~, as applicable,~~ (or component thereof) that is or may be used for determining ~~the length of an Interest Period pursuant to this Agreement~~ any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 13.1(c)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~)~~  and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank” means (a) any financial institution listed on Schedule 1 hereto as having a Commitment and (b) any Person that shall have become a party to this Agreement as an Additional

Bank pursuant to Section 2.16, and in each case such Bank’s successors and assigns, and “Banks” shall mean all Banks.

“Bank Products” means any of the following bank services: (a) commercial credit cards, (b) stored value cards, and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Bank Products Provider” means any Bank or Affiliate of a Bank that provides Bank Products to any Credit Party.

“Bankruptcy Code” means the United States Bankruptcy Code, Title 11 of the United States Code, as amended.

“Base Rate” means the fluctuating rate of interest in effect for such day as publicly announced from time to time by Wells Fargo Bank, N.A. as its “prime rate.” The “prime rate” is a rate set by Wells Fargo Bank, N.A. based upon various factors including Wells Fargo Bank, N.A.’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Wells Fargo Bank, N.A. shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Term SOFR Determination Day” has the meaning assigned thereto in the definition of “Term SOFR”.

“Benchmark” means, initially, ~~USD LIBOR~~the Term SOFR Reference Rate; provided that if a Benchmark Transition Event~~, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have~~ has occurred with respect to ~~USD LIBOR~~ the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 13.1(c)(i).

~~“Benchmark Replacement” means, for any Available Tenor:~~

~~(a)         with respect to any Benchmark Transition Event or Early Opt-in Election, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:~~

~~(i)           the sum of:~~ (A) ~~Term SOFR and~~ (B) ~~the related Benchmark Replacement Adjustment;~~

~~(ii)           the sum of:~~ (C) ~~Daily Simple SOFR and~~ (D) ~~the related Benchmark Replacement Adjustment;~~

~~the sum of: (iii)~~“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and ~~(iii)          the~~ Borrower ~~as the replacement for such Benchmark for the applicable Corresponding Tenor~~ giving due consideration to (~~x~~i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant

Governmental Body or (~~y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the currency applicable to such Benchmark at such time and (iii) the related Benchmark Replacement Adjustment;~~ ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Papers.

~~(b)          with respect to any Term SOFR Transition Event, the sum of (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment; or~~

~~(c)          with respect to any Other Benchmark Rate Election, the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment;~~

~~provided, that, (I) in the case of clause (a)(i) above, if the Administrative Agent decides that Term SOFR is not administratively feasible for the Administrative Agent, then Term SOFR will be deemed unable to be determined for purposes of this definition and (II) in the case of clause (a)(i) or clause (b) above, the applicable Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (a)(i), (a)(ii) or (a)(iii), clause (b) or clause (c) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Papers.~~

~~“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:~~

~~(a)          for purposes of clause (a)(i) and clause (b) of the definition of “Benchmark Replacement”, an amount equal to (i) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, (ii) 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration and (iii) 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration;~~

~~(b)          for purposes of clause (a)(ii) of the definition of “Benchmark Replacement”, an amount equal to 0.11448% (11.448 basis points);~~

~~(c)for purposes of clause (a)(iii) of the definition of “Benchmark Replacement”~~“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the

Administrative Agent and ~~the~~ Borrower giving due consideration to (~~i~~a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such ~~Available Tenor of such~~ Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body ~~on the applicable Benchmark Replacement Date or (ii~~or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities~~; and~~.

~~(d)         for purposes of clause (c) of the definition of “Benchmark Replacement”, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities.~~

~~“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Adjusted Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Papers).~~

“Benchmark Replacement Date” means, with respect to any then-current Benchmark, the ~~earliest~~ earlier to occur of the following events with respect to such Benchmark:

(a)          in the case of clauses (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

~~(b)          in the case of clause (c) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein;~~

~~(c)          in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the Administrative Agent has provided the Term SOFR Notice to the Banks and the Borrower pursuant to Section 13.1(c)(i)(B); or~~

(b)             ~~(d)in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Banks, so long as the Administrative Agent has not received, by~~ in the case ~~5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Banks, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from Banks comprising the Required Banks.~~of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, ~~(x) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (y)~~ the “Benchmark Replacement Date” will be deemed to have occurred in the case of clauses (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then -current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Replacement Tranche” means the portion of the principal of any Loan bearing interest with reference to the Benchmark Replacement.

“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:

(a)        a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)       a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, the central bank for the currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such

Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)       a public statement or publication of information by ~~the regulatory supervisor for~~ or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are ~~no longer~~ not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means~~, with respect to any then -current Benchmark,~~ the period (if any) (a) beginning at the time that a Benchmark Replacement Date ~~with respect to such Benchmark pursuant to clauses (a) or (b) of the definition thereof~~ has occurred if, at such time, no Benchmark Replacement has replaced ~~such~~ the then-current Benchmark for all purposes hereunder and under any Loan Paper in accordance with Section 13.1(c) and (b) ending at the time that a Benchmark Replacement has replaced ~~such~~ the then-current Benchmark for all purposes hereunder and under any Loan Paper in accordance with Section 13.1(c).

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefitting Guarantor” means a Guarantor for which funds or other support are required for such Guarantor to constitute an Eligible Contract Participant.

“BHC Act Affiliate” means, as to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrower” has the meaning set forth in the initial paragraph hereof.

“Borrower Materials” has the meaning set forth in Section 8.1.

“Borrowing” means any disbursement to Borrower under, or to satisfy the obligations of any Credit Party under, any of the Loan Papers.

“Borrowing Base” means, at any time, an amount determined in accordance with Article IV. As of the ~~Fourth~~ Eighth Amendment Effective Date, the Borrowing Base is $~~725,000,000~~1,250,000,000.

“Borrowing Base Deficiency” means, as of any date, the amount, if any, by which (a) the Outstanding Revolving Credit on such date, exceeds (b) the Borrowing Base in effect on such date; provided that, for purposes of computing the existence and amount of any Borrowing Base Deficiency, Letter of Credit Exposure will not be deemed to be outstanding to the extent funds have been deposited with Administrative Agent to secure such Letter of Credit Exposure pursuant to Section 2.1(b).

“Borrowing Base Hedge” means, at any time, any Oil and Gas Hedge Transaction that has been incorporated into the determination of the Borrowing Base (as determined by Administrative Agent) then in effect.

“Borrowing Base Properties” means all Mineral Interests evaluated by Banks for purposes of establishing the Borrowing Base. The Borrowing Base Properties on the Effective Date constitute all of the Mineral Interests described in the Initial Reserve Report.

“Borrowing Base Value” means, with respect to any Borrowing Base Properties, or any Hedge Agreement in respect of commodities, the value the Administrative Agent attributed to such asset in connection with the most recent determination of the Borrowing Base (which Borrowing Base was approved by the Banks in accordance with Section 4.2).

“Borrowing Date” means the ~~Eurodollar~~ U.S. Government Securities Business Day or the Business Day, as the case may be, upon which the proceeds of any Borrowing are made available to Borrower or to satisfy the obligations of Borrower or any other Credit Party.

“Business Day” means any day ~~except~~ that (a) is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed and (b) is not a day on which national banks in New York, New York or Dallas, Texas are authorized by Law to close.

“Capital Lease” means, for any Person as of any date, any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee prepared as of such date in accordance with GAAP as in effect on December 31, 2016.

“Capped Distributions~~,~~ and Investments ~~and Redemptions~~” means, as of any time, the sum of (a) Distributions permitted and made pursuant to Section 9.2(b), plus (b) Permitted Investments described in subclause (l)(ii) of the definition thereof and made pursuant to Section 9.7~~, plus Redemptions permitted and made pursuant to Section 9.13(a), in each case, from and after April 1, 2020~~.

“Cash Equivalents” means Investments of the type described in clauses (b) through (e) in the definition of Permitted Investments.

“Certificate of Ownership Interests” means a Certificate of Ownership Interests in the form of Exhibit E attached hereto to be executed and delivered by an Authorized Officer of Borrower pursuant to Section 6.1(a)(vi).

“Change of Control” means the occurrence of any of the following whether voluntary or involuntary, including by operation of law: (a) any Credit Party other than Borrower shall cease to be a wholly-owned Subsidiary of Borrower, except as a result of a merger or consolidation permitted under Section 9.4, (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) ~~other than the Permitted Holders~~, of Equity representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity of Borrower or (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of Borrower by Persons who were not (i) on the board of directors on the Effective Date, (ii) nominated by the board of directors of Borrower, or (iii) appointed by directors a majority of whom were on the board of directors on the Effective Date or so nominated.

“Closing Date” means May 2, 2017.

“Closing Transactions” means the transactions to occur on or prior to the Effective Date pursuant to this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means, with respect to any Bank, the commitment of such Bank to make Loans and to acquire participations in Letters of Credit hereunder, as such amount may be terminated, reduced or increased from time to time in accordance with the provisions hereof. The amount representing each Bank’s Commitment shall at any time be the least of (a) such Bank’s Maximum Credit Amount, (b) such Bank’s Commitment Percentage of the then effective Borrowing Base and (c) such Bank’s Elected Commitment.

“Commitment Fee Percentage” means, on any date, the percentage determined pursuant to the table below based on the ratio of the Outstanding Revolving Credit on such date to the then effective Borrowing Base on such date:

Pricing	Ratio of Outstanding	Commitment Fee
Level	Revolving Credit to	Percentage
	Borrowing Base
I	≥90%	0.500%
II	≥75% but <90%	0.500%
III	≥50% but <75%	0.500%
IV	≥25% but <50%	0.500%
V	<25%	0.500%

“Commitment Percentage” means, with respect to any Bank at any time, the percentage of the Aggregate Elected Commitment Amount represented by such Bank’s Elected Commitment,

as such percentage may be modified from time to time pursuant to Section 2.16(e) or otherwise hereunder.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Adjusted Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.3 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Papers).

“Consolidated Cash Balance” means the aggregate amount of (a) cash, (b) Cash Equivalents and (c) any other marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper, in each case, held or owned by (either directly or indirectly), credited to the account of or that would otherwise be required to be reflected as an asset on a balance sheet prepared in accordance with GAAP, in each case of Borrower or any of its Restricted Subsidiaries; provided that the Consolidated Cash Balance shall exclude, without duplication, any cash or Cash Equivalents (v) for which Borrower or any of its Restricted Subsidiaries have, in the ordinary course of business, issued checks or initiated wires or ACH transfers in order to utilize such cash or Cash Equivalents, (w) allocated for, reserved or otherwise set aside to pay royalty obligations, working interest obligations, vendor payments, suspense payments, similar payments as are customary in the oil and gas industry, severance and ad valorem taxes, payroll, payroll taxes, other taxes, and employee wage and benefit payment obligations of the Borrower or any Restricted Subsidiary, in each case, due and owing on or before the last Business Day of the then next occurring calendar week, (x) constituting pledges and/or deposits securing or in respect of (or allocated for, reserved or otherwise set aside to pay the purchase price and related obligations under) binding and enforceable purchase and sale agreements with any Persons who are not Affiliates of the Credit Parties, in each case to the extent permitted by this Agreement, (y) posted as collateral to secure obligations to any Letter of Credit Issuer, or (z) subject to a Lien pursuant to clause (i) or clause (k) of the definition of Permitted Encumbrances.

“Consolidated Current Assets” means, for any Person at any time, the sum of (a) the current assets of such Person and its ~~Consolidated~~ Restricted Subsidiaries at such time, plus (b) in the case of Borrower, the Revolving Availability at such time. For purposes of this definition, any non-cash assets resulting from the requirements of ASC 815 for any period of determination shall be excluded from the determination of current assets of such Person and its ~~Consolidated~~ Restricted Subsidiaries.

“Consolidated Current Liabilities” means, for any Person at any time, the current liabilities of such Person and its ~~Consolidated~~ Restricted Subsidiaries at such time. For purposes of this definition, any non-cash liabilities resulting from the requirements of ASC 815 for any period of determination shall be excluded from the determination of current liabilities of such Person and its ~~Consolidated~~ Restricted Subsidiaries.

“Consolidated EBITDAX” means, for any Person for any period, the Consolidated Net Income of such Person for such period, (a) plus each of the following, to the extent deducted in determining Consolidated Net Income without duplication, determined for such Person and its ~~Consolidated~~ Restricted Subsidiaries on a consolidated basis for such period: (i) any provision for (or less any benefit from) income or franchise Taxes; (ii) interest expense (as determined under GAAP as in effect as of December 31, 2016), (iii) depreciation, depletion and amortization expense; (iv) exploration expenses; and (v) other non -cash charges to the extent not already included in the foregoing clauses (ii), (iii) or (iv), (b) plus the aggregate Specified EBITDAX Adjustments during such period; provided that the aggregate Specified EBITDAX Adjustments shall not exceed fifteen percent (15%) of the Consolidated EBITDAX for such period prior to giving effect to any Specified EBITDAX Adjustments for such period, and (c) minus all non-cash income to the extent included in determining Consolidated Net Income. For the purposes of calculating Consolidated EBITDAX for any Rolling Period in connection with any determination of the financial ratio contained in Section 10.1(b), if during such Rolling Period, Borrower or any ~~Consolidated~~ Restricted Subsidiary shall have made a Material Disposition or Material Acquisition, the Consolidated EBITDAX for such Rolling Period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material Acquisition, as applicable, occurred on the first day of such Rolling Period.

“Consolidated Net Income” means, for any Person as of any period, the net income (or loss) of such Person and its ~~Consolidated~~ Restricted Subsidiaries for such period determined in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the income of any other Person (other than its ~~Consolidated~~ Restricted Subsidiaries) in which such Person or any of its Subsidiaries has an ownership interest, unless received by such Person or its ~~Consolidated~~  Restricted Subsidiaries in a cash distribution (provided that this clause (a) shall not prohibit any Specified EBITDAX Adjustment from being added to Consolidated Net Income in accordance with the definition of Consolidated EBITDAX); (b) any after-tax gains attributable to asset dispositions; (c) to the extent not included in clauses (a) and (b) above, any after-tax (i) extraordinary gains (net of extraordinary losses), or (ii) non-cash nonrecurring gains; and (d) non-cash or nonrecurring charges to the extent not already included in clauses (a), (b), or (c) of this definition.

~~“Consolidated Subsidiary” or “Consolidated Subsidiaries” means, for any Person, at any time, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements as of such time.~~

“Consolidated Total Leverage Ratio” means, as of any date of calculation, with respect to Section 10.1(b), the ratio of (a) (i) if there are no Loans outstanding on such date, Net Debt of Borrower and its Restricted Subsidiaries as of such day, or (ii) if there are Loans outstanding on such date, Total Debt of Borrower and its Restricted Subsidiaries as of such date minus unrestricted and unencumbered cash and Cash Equivalents on such date up to $50,000,000 , to (b) Consolidated EBITDAX (or, in the case of the Fiscal Quarters ending (i) on or prior to September 30, 2017 and (ii) solely to the extent the Sabalo Acquisition Closing Date occurs prior to August 1, 2021, on September 30, 2021, December 31, 2021 and March 31, 2022, Annualized EBITDAX) for the Rolling Period ending on such date.

“Conversion Date” has the meaning set forth in Section 2.5(c).

~~“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.~~

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 14.19.

“Credit Parties” means, collectively, Borrower and each direct or indirect Restricted Subsidiary of Borrower, and “Credit Party” means any one of the foregoing.

“Current Financials” means (a) the most recent annual audited consolidated balance sheet of Borrower and the related consolidated statements of operations and cash flow delivered to Banks hereunder, and (b) the most recent quarterly unaudited consolidated balance sheet of Borrower and the related consolidated statements of operations and cash flow delivered to Banks hereunder.

~~“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.~~

“Debt” of any Person means, without duplication: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all other indebtedness (including obligations under Capital Leases, other than Capital Leases which are usual and customary oil and gas leases) of such Person on which interest charges are customarily paid or accrued, (d) all Guarantees by such Person, (e) the unfunded or unreimbursed portion of all letters of credit issued for the account of such Person, (f)  any amount owed by such Person representing the deferred purchase price for property or services acquired by such Person other than trade payables incurred in the ordinary course of business which are not more than ninety (90) days past the invoice date, (g) all obligations of such Person secured by a Lien (other than a Permitted Encumbrance) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) all liability of such Person as a general partner of a partnership for obligations of such partnership of the nature described in (a) through (g) preceding. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP. Notwithstanding anything to the contrary, neither direct nor indirect obligations of a Person in respect of Hedge Transactions shall constitute Debt.

“Debt Issuance Date” means any date on which a Credit Party issues Senior Notes.

“Debtor Relief Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of (a) two percent (2%), plus (b) the Adjusted Base Rate plus the Applicable Margin then in effect for Adjusted Base Rate Borrowings (provided that, if such amount in default is principal of a Borrowing subject to a ~~Eurodollar~~ SOFR Tranche and the due date is a day other than the last day of an Interest Period therefor, the “Default Rate” for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, (i) two percent (2%), plus (ii) the Applicable Margin then in effect for ~~Eurodollar~~ SOFR Borrowings, plus (iii) the ~~LIBOR Rate~~ Adjusted Term SOFR for such Borrowing for such Interest Period as provided in Section 2.5, and thereafter, the rate provided for above in this definition).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Bank” means any Bank that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder; (b) has notified Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit; (c) has failed, within three (3) Business Days after request by the Administrative Agent or a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Bank that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement; provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent; or (d) has (or whose bank holding company (or any other Person controlling such Bank) has) (i) become the subject of a proceeding under any Debtor Relief Law, (ii) been placed into receivership, conservatorship or bankruptcy or (iii) become the subject of a Bail-in Action; provided that a Bank shall not become a Defaulting Bank solely as a result of the acquisition or maintenance of an ownership interest in such Bank or Person controlling such Bank or the exercise of control (other than through the appointment of a conservator or receiver) over a Bank or Person controlling such Bank by a Governmental Authority or an instrumentality thereof, so long as such ownership interest does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Bank (or such Governmental Authority) to modify, reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank. For purposes of this definition, “control” (including with correlative meaning “controlling”) shall have the meaning given to such term in the definition of Affiliate; provided, further, that the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator with respect to a Bank or any Person controlling such Bank under the Dutch Financial Supervision Act 2007 (as amended from time to time and including any successor legislation) shall not be deemed to result in an event described in (d) hereof so long as such appointment does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets or permit such Bank (or such administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official or Governmental Authority) to modify, reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank.

“Determination” means any Periodic Determination or Special Determination (including any Determination pursuant to Section 4.6).

“Determination Date” means (a) each May 1 and November 1, commencing November 1, 2017, and (b) with respect to any Special Determination, the first day of the first month which is not less than 30 days following the date of a request for a Special Determination. The Effective Date shall also constitute a Determination Date for purposes of this Agreement.

“Distribution” by any Person, means (a) with respect to any stock issued by such Person or any partnership, joint venture, limited liability company, membership or other equity ownership interest of such Person, the retirement, redemption, purchase, or other acquisition for value of any such stock, partnership, joint venture, limited liability company, membership or other equity ownership interest, (b) the declaration or payment of any dividend or other distribution on or with respect to any stock, partnership, joint venture, limited liability company, membership or other equity ownership interest of any Person, and (c) any other payment by such Person with respect to such stock, partnership, joint venture, limited liability company, membership or other equity ownership interest.

“Documentary Taxes” means any and all present or future stamp or documentary taxes or any other excise or Property taxes, charges or similar levies arising from any payment made by Borrower or any guarantor hereunder or from the execution, delivery or enforcement of this Agreement or any other Loan Paper.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Lending Office” means, as to each Bank, its office identified in such Bank’s Administrative Questionnaire as its Domestic Lending Office or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to Borrower and Administrative Agent.

~~“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:~~

~~(a)          a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(b)          the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Banks.~~

“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval computer system for the receipt, acceptance, review and dissemination of documents submitted to the SEC in electronic format.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 6.1 are satisfied (or waived in accordance with Section 14.2).

“Eighth Amendment” means that certain Eighth Amendment to Fifth Amended and Restated Credit Agreement dated as of the Eighth Amendment Effective Date by and among Borrower, Administrative Agent and Banks party thereto.

“Eighth Amendment Effective Date” means April 13, 2022.

“Elected Commitment” means, as to any Bank, the amount set forth opposite such Bank’s name on Schedule 1 under the caption “Elected Commitment”, as the same may be terminated, reduced or increased from time to time in accordance with the provisions hereof.

“Elected Commitment Increase Certificate” has the meaning given to such term in Section 2.16(b)(vi).

“Election Notice” has the meaning given to such term in Section 4.4.

“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Eligible Contract Participant” means an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder.

“Energy Transition Investment” means Investments directly or indirectly made by Borrower or any other Credit Party in any Person, business, line of business or asset (i) related to, and that is the same as or related, ancillary to or complementary to any of the businesses of the Borrower or any other Credit Party, (a) changes in, transitions from or other modifications to, energy production or consumption systems relying on non-renewable energy sources to energy production or consumption systems relying on renewable energy sources or mixed energy sources, (b) renewable energy production, infrastructure, transportation or consumption, (c) emissions reduction, carbon offsets or decarbonization or (d) renewable energy credits, emissions, air quality or other environmental attributes or benefits, howsoever entitled or designated, including, in each case and without limitation, transition fuels, energy storage, electrified transport, electrified heat, hydrogen production and refueling infrastructure, carbon capture and storage and research, development and manufacturing with respect to any of the foregoing or (ii) related to Technology Commercialization; provided that, in the case of this clause (ii), at the time of such Investment, such Investment is related, ancillary or complementary to, or may be used or useful in, any of the businesses of the Borrower or any other Credit Party.

“Environmental Complaint” means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any federal, state or municipal authority or any other party against any Credit Party involving (a) a Hazardous Discharge from, onto or about any real property owned, leased or operated at any time by any Credit Party, (b) a Hazardous Discharge caused, in whole or in part, by any Credit Party or by any Person acting on behalf of or at the instruction of any Credit Party, or (c) any violation of any Applicable Environmental Law by any Credit Party.

“Environmental Liability” means any liability, loss, fine, penalty, charge, Lien, damage, cost, or expense of any kind that results directly or indirectly, in whole or in part (a) from the violation of any Applicable Environmental Law, (b) from the release or threatened release of any Hazardous Substance, (c) from removal, remediation, or other actions in response to the release or threatened release of any Hazardous Substance, (d) from actual or threatened damages to natural resources, (e) from the imposition of injunctive relief or other orders, (f) from personal injury, death, or property damage which occurs as a result of any Credit Party’s use, storage, handling, or the release or threatened release of a Hazardous Substance, or (g) from any environmental investigation performed at, on, or for any real property owned by any Credit Party.

“Equity” means shares of capital stock or a partnership, profits, capital or member interest, or options, warrants or any other right to substitute for or otherwise acquire the capital stock or a partnership, profits, capital or member interest of any Credit Party.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with Borrower or any Credit Party would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“Erroneous Payment” has the meaning assigned thereto in Section 12.14(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to such term in Section 12.14(d).

“Erroneous Payment Impacted Class” has the meaning assigned to such term in Section 12.14(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 12.14(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

~~“Eurodollar”, when used in reference to any Loan or Borrowing, refers to the fact that such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.~~

~~“Eurodollar Borrowing” means any Borrowing which will constitute a Eurodollar Tranche.~~

~~“Eurodollar Business Day” means any Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.~~

~~“Eurodollar Lending Office” means, as to each Bank, its office, branch or Affiliate located at its address identified in such Bank’s Administrative Questionnaire as its Eurodollar Lending Office or such other office, branch or Affiliate of such Bank as it may hereafter designate as its Eurodollar Lending Office by notice to Borrower and Administrative Agent.~~

~~“Eurodollar Reserve Percentage” means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York, New York in respect of “Eurocurrency liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Tranches is determined or any category of extensions of credit or other assets which includes loans by a non -United States office of any Bank to United States residents). The Adjusted LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.~~

~~“Eurodollar Tranche” means, with respect to any Interest Period, any portion of the principal amount outstanding under the Loans which bears interest at a rate computed by reference to the Adjusted LIBOR Rate for such Interest Period.~~

“Event of Default” has the meaning set forth in Section 11.1.

“Excluded Account” means any deposit account, securities account or commodities account of a Credit Party holding amounts to be used exclusively for funding accrued payroll,

payment and performance in full of the Obligations, and each joinder or supplement thereto now or hereafter executed.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement and any regulations thereunder or official interpretations thereof.

~~“FCA” has the meaning assigned to such term in Section 1.6.~~

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDIC” means the Federal Deposit Insurance Corporation of the United States of America or any successor Governmental Authority.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the ~~Federal Reserve System arranged by federal funds brokers on such day~~SOFR Administrator, as published by the ~~Federal Reserve Bank of New York~~ SOFR Administrator on the Business Day next succeeding such day; provided that  if such ~~day~~ rate is not so published for any day which is a ~~Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and if no such rate is so published on such next succeeding~~ Business Day, the Federal Funds Rate for such day shall be the average ~~rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Administrative Agent on~~ of the quotation for such day on such transactions ~~as determined by~~ received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” means, collectively, (a) the letter agreement dated as of April 26, 2017 between Borrower and Wells Fargo Bank, N.A., and (b) any other letter agreements entered into from time to time between Borrower, the Administrative Agent and/or Wells Fargo Securities, LLC providing for the payment of fees to the Administrative Agent, Wells Fargo Bank, N.A. and/or Wells Fargo Securities, LLC in connection with this Agreement or any transactions contemplated hereby.

“Fifth Amendment Effective Date” means October 22, 2020.

“Financial Stability Board” means the Financial Stability Board (or any successor or replacement organization from time to time).

“First Measurement Period” has the meaning given to such term in Section 9.10.

“Fiscal Quarter” means the three-month periods ending March 31, June 30, September 30 or December 31 of each Fiscal Year.

“Fiscal Year” means a twelve-month period ending December 31.

“Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC § 4001, et seq.), as the same may be amended or recodified from time to time, ~~and~~ (d) the Flood Insurance Reform Act of 2004 and (e) the Biggert-Waters Flood Insurance Reform Act of 2012, as the same may be amended or recodified from time to time and, in each case, any regulations promulgated thereunder.

~~“Floor” means, with respect to any Benchmark, the benchmark rate floor, if any, provided in this Agreement (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise, as applicable) with respect to such Benchmark.~~

“Floor” means, a rate per annum equal to 0.0%.

“Foreign Bank” means a Bank that is not a U.S. Person.

~~“Fourth Amendment Effective Date” means April 30, 2020.~~

“Free Cash Flow” means, as of any date of determination, Consolidated EBITDAX minus the sum for such fiscal period of (without duplication) (a) consolidated interest expense (paid and capitalized) of Borrower and its ~~Consolidated~~ Restricted Subsidiaries, plus (b) any capital expenditures made by Borrower and its ~~Consolidated~~ Restricted Subsidiaries, plus (c) income and franchise taxes plus (d) to the extent actually acquired with or paid for in cash, any Permitted Investments (other than Cash Equivalents) made by Borrower and its ~~Consolidated~~ Restricted Subsidiaries pursuant to Section 9.7, plus (e) to the extent actually paid in cash, any mandatory repayments of Debt made during such period, plus (f) exploration expenses, including plugging and abandonment expenses.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.3.

“Gas Balancing Agreement” means any agreement or arrangement whereby any Credit Party, or any other party having an interest in any Hydrocarbons to be produced from Mineral Interests in which any Credit Party owns an interest, has a right to take more than its proportionate share of production therefrom.

“Governmental Authority” means any court or governmental department, commission, board, bureau, agency or instrumentality of any nation or of any province, state, commonwealth, nation, territory, possession, county, parish or municipality, whether now or hereafter constituted or existing (including any central bank ~~or~~ , any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government).

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by “comfort letter” or other similar undertaking of support or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means Laredo Midstream Services, LLC, a Delaware limited liability company, Garden City Minerals, LLC, a Delaware limited liability company, and each other existing and future Subsidiary of Borrower.

“Hazardous Discharge” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of any Hazardous Substance from or onto any real property owned, leased or operated at any time by any Credit Party or any real property owned, leased or operated by any other party.

“Hazardous Substance” means any pollutant, toxic substance, hazardous waste, compound, element or chemical that is defined as hazardous, toxic, noxious, dangerous or infectious pursuant to any Applicable Environmental Law or which is otherwise regulated by any Applicable Environmental Law.

“Hedge Agreement” means, collectively, any agreement, instrument, arrangement or schedule or supplement thereto evidencing any Hedge Transaction.

“Hedge Transaction” means any commodity, interest rate, currency or other swap, option, collar, futures contract or other contract pursuant to which a Person hedges risks or manages costs related to commodity prices, interest rates, currency exchange rates, securities prices or financial market conditions (including any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act; provided, that for purposes of Sections 8.1(c), 8.1(q), and 9.10, “Hedge Transactions” shall refer to the underlying agreement and not include any separate guaranty or separate document granting a security interest or other Lien in respect of the obligations under such underlying agreement). Hedge Transactions expressly include Oil and Gas Hedge Transactions.

“Hedge Transaction Letters of Credit” means Letters of Credit issued to secure Borrower’s obligations to counterparties under Oil and Gas Hedge Transactions.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasolines, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith, and all products, by-products and all other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction with such substances, including sulphur, geothermal steam, water, carbon dioxide, helium, and any other minerals, ores, or substances of value, and the products and proceeds therefrom.

~~“IBA” has the meaning assigned to such term in Section 1.6.~~

“Increasing Bank” has the meaning given such term in Section 2.16(a).

“Indemnified Entity” has the meaning assigned to such term in Section 14.3(b).

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Initial Borrowing Base” means a Borrowing Base in the amount of $1,000,000,000, which shall be in effect during the period commencing on the Effective Date and continuing until the first Determination after the Effective Date.

“Initial Reserve Report” means the “Reserve Report” most recently delivered by Borrower to the Administrative Agent under and as defined in the Existing Credit Agreement.

“Interest Option” has the meaning given such term in Section 2.5(c).

“Interest Period” means, with respect to each ~~Eurodollar~~ SOFR Tranche, the period commencing on the Borrowing Date or Conversion Date applicable to such Tranche and ending one, ~~two,~~ three~~, six, or, if available to all Banks, twelve~~ or six months thereafter, as Borrower may elect in the applicable Request for Borrowing; provided that: ~~any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day; any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Eurodollar Business Day of a calendar month; and no Interest Period with respect to any Eurodollar Tranche shall extend past the Termination Date.~~

(a)          the Interest Period shall commence on the date of advance of or conversion to any SOFR Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(b)          if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case, such Interest Period shall expire on the immediately preceding Business Day;

(c)          any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the last calendar month at the end of such Interest Period;

(d)          no Interest Period shall extend beyond the Termination Date;

(e)          there shall be no more than ten (10) Interest Periods in effect at any time; and

(f)           no tenor that has been removed from this definition pursuant to Section 13.1(c)(iv) shall be available for specification in any Request for Borrowing or Rollover Notice.

“Investment” means, with respect to any Person, any loan, advance, extension of credit, capital contribution to, investment in or purchase of the stock securities of, or interests in, any other Person; provided that, “Investment” shall not include current customer and trade accounts which are payable in accordance with customary trade terms.

may agree in its sole discretion) in form and substance reasonably acceptable to the Administrative Agent;

(k)          The Administrative Agent shall have received a certificate from an Authorized Officer of the Borrower: (i) certifying that all of the Legacy Asset Disposition Conditions have been satisfied or will be satisfied on the Sabalo Acquisition Closing Date, (ii)  attaching true, accurate and complete copies of all agreements, instruments, letters, assignments, bills of sale and other documents (including all amendments, exhibits, schedules and attachments thereto) executed and delivered in connection with, or otherwise relating to, the Legacy Asset Disposition (other than the Legacy Asset Disposition Agreement and exhibits, schedules and attachments thereto, in each case, delivered on or prior to the Sixth Amendment Effective Date), (iii) attaching true, accurate and complete copies of all agreements, instruments, letters, assignments, bills of sale and other documents (including all amendments, exhibits, schedules and attachments thereto) executed and delivered in connection with, or otherwise relating to, the Sabalo Acquisition (other than the Sabalo Acquisition Agreement and exhibits, schedules and attachments thereto, in each case, delivered on or prior to the Sixth Amendment Effective Date) and (iv) attaching such other documents and other information as may be reasonably requested by the Administrative Agent or its counsel in connection with the Legacy Asset Disposition and/or Sabalo Acquisition.

“Legacy Assets” has the meaning given to such term in the definition of Legacy Asset Disposition.

“Lending Office” means, as to any Bank, its Domestic Lending Office or its ~~Eurodollar~~ SOFR Lending Office, as the context may require.

“Letter of Credit Application” has the meaning given such term in Section 2.1(b).

“Letter of Credit Exposure” of any Bank means, collectively, such Bank’s aggregate participation in (a) the unfunded portion of Letters of Credit outstanding at any time, and (b) the funded but unreimbursed (by Borrower) portion of Letters of Credit outstanding at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Letter of Credit Fee” means, for any date, with respect to any Letter of Credit issued hereunder, a fee in an amount equal to a percentage of the average daily aggregate amount of Letter of Credit Exposure of all Banks during the Fiscal Quarter (or portion thereof) ending on the date such payment is due (calculated on a per annum basis based on such average daily aggregate Letter of Credit Exposure) determined by reference to the ratio of Outstanding Revolving Credit to the then effective Borrowing Base on such date, in accordance with the table below:

Pricing	Ratio of Outstanding	Per Annum Letter
Level	Revolving Credit to	of Credit Fee
	Borrowing Base
I	≥90%	3.500%
II	≥75% but <90%	3.250%

Pricing	Ratio of Outstanding	Per Annum Letter
Level	Revolving Credit to	of Credit Fee
	Borrowing Base
III	≥50% but <75%	3.000%
IV	≥25% but <50	2.750%
V	<25%	2.500%

Such fee shall be payable in accordance with the terms of Section 2.12. For clarity, each change in the Letter of Credit Fee shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change, if any; in the case of the change in the Letter of Credit Fee pursuant to the Fifth Amendment to this Agreement, such change is effective on the Fifth Amendment Effective Date.

“Letter of Credit Fronting Fee” means, with respect to any Letter of Credit issued hereunder, a fee equal to the greater of (a) $500 or (b) .125% per annum of the average daily amount available to be drawn under such Letter of Credit during the Fiscal Quarter (or portion thereof) ending on the date the payment of such fee is due.

“Letter of Credit Issuer” means Wells Fargo Bank, N.A. and Bank of America, N.A., each in its capacity as an issuer of Letters of Credit issued hereunder including the Existing Letters of Credit, as applicable, and each such Person’s successors in such capacity, and any other Bank designated by Administrative Agent which (without obligation to do so) consents to issue Letters of Credit hereunder; provided, that no Letter of Credit Issuer shall be required, without the consent of such Letter of Credit Issuer, to issue Letters of Credit in excess of its LC Issuing Lender Commitment.

“Letter of Credit Period” means the period commencing on the Effective Date and ending five (5) Business Days prior to the Termination Date.

“Letters of Credit” means, collectively, standby letters of credit issued for the account of Borrower pursuant to Section 2.1(b) and shall include the Existing Letters of Credit, in each case as extended or otherwise modified by the applicable Letter of Credit Issuer from time to time.

~~“LIBOR Rate” means, subject to the implementation of a Benchmark Replacement in accordance with Section 13.1(c):~~

~~(a)           for any interest rate calculation with respect to a Eurodollar Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of the applicable Interest Period. If, for any reason, such rate is not so published then the “LIBOR Rate” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period, and~~

~~(b)          for any interest rate calculation with respect to an Adjusted Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for an Interest Period equal to one month (commencing on the date of determination of such interest rate) as published by ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day. If, for any reason, such rate is not so published then the “LIBOR Rate” for such Adjusted Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.~~

~~Each calculation by the Administrative Agent of the LIBOR Rate shall be conclusive and binding for all purposes, absent manifest error.~~

~~Notwithstanding the foregoing, unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 13.1(c), in the event that a Benchmark Replacement with respect to the LIBOR Rate is implemented then all references herein to the LIBOR Rate shall be deemed references to such Benchmark Replacement.~~

“Lien” means with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset; provided that a provision in a joint operating agreement, joint development agreement or other similar or customary agreement made or entered into in the ordinary course of the oil and gas business providing for the reallocation of properties owned by the parties to such agreement and subject to such agreement at the option of such a party shall not constitute a Lien. For purposes of this Agreement, a Credit Party shall be deemed to own subject to a Lien any asset which is acquired or held subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

“Liquidate,” “Liquidated” and “Liquidation” when used in reference to any Hedge Agreement or any portion thereof have the correlative meanings to the term “Swap Liquidation”.

“Loan” means a Revolving Loan, and “Loans” means all Revolving Loans.

“Loan Papers” means this Agreement, the Notes, the Facility Guaranty, the Mortgages, the Security Agreement, the Account Control Agreements, each other guaranty, security agreement, pledge agreement, or mortgage now or hereafter executed in connection with this Agreement, the Fee Letter, each Letter of Credit now or hereafter executed and/or delivered, and all other certificates, documents or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.

“March 2023 Notes” means the 6.250% senior unsecured notes of Borrower or Predecessor Borrower, as applicable, due March 15, 2023.

“Margin Regulations” mean Regulations T, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Mineral Interests” means rights, estates, titles, and interests in and to oil and gas leases and any oil and gas interests, royalty and overriding royalty interests, production payments, net profits interests, oil and gas fee interests, and other rights therein, including any reversionary or carried interests relating to the foregoing, together with rights, titles, and interests created by or arising under the terms of any unitization, communitization, and pooling agreements or arrangements, and all properties, rights and interests covered thereby, whether arising by contract, by order, or by operation of Law, which now or hereafter include all or any part of the foregoing.

“Monthly Settlement Payment” means each “Monthly Settlement Payment” (as defined in the Renewable Product Purchase Agreement) to the extent required to be made by Borrower after the “Commercial Operation Date” (as defined in the Renewable Product Purchase Agreement) to the RPPA Counterparty and paid in accordance with the terms of, and subject to the conditions set forth in, the Renewable Product Purchase Documents.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgages” means all mortgages, amendments to, and amendments and restatements of, mortgages, deeds of trust, security agreements, pledge agreements and similar documents, instruments and agreements creating, evidencing, perfecting or otherwise establishing the Liens required by Article V as may have been heretofore or may hereafter be granted or assigned to Administrative Agent to secure payment of the Obligations or any part thereof, all as amended, supplemented, or otherwise modified from time to time. All Mortgages shall be in form and substance reasonably satisfactory to Administrative Agent.

“Net Cash Proceeds” means the remainder of (a) the gross cash proceeds received by any Credit Party from any Asset Disposition (including any associated Hedge Transaction termination receipts) less (b) underwriter discounts and commissions, investment banking fees, legal, accounting and other professional fees and expenses, and other usual and customary transaction costs including associated Hedge Transaction termination payments, in each case only to the extent paid or payable by a Credit Party in cash and related to such Asset Disposition.

“Net Debt” means, at any time, (a) all Debt of Borrower and its Subsidiaries (other than any Debt comprised of contingent obligations in respect of undrawn Letters of Credit), minus  (b)   the aggregate amount of unrestricted and unencumbered cash and Cash Equivalents of Borrower and its Subsidiaries.

“Note” means a promissory note of Borrower, payable to a Bank, in substantially the form of Exhibit A hereto, evidencing the obligation of Borrower to repay to such Bank its Commitment Percentage of the Revolving Loans, together with all modifications, extensions, renewals and rearrangements thereof, and “Notes” means all of the Notes.

“Obligations” means, collectively, all present and future indebtedness, obligations and liabilities, and all renewals and extensions thereof, or any part thereof, of each Credit Party (a) to any Bank or to any Affiliate of any Bank arising pursuant to the Loan Papers, and all interest accrued thereon and costs, expenses and reasonable attorneys’ fees incurred in the enforcement or collection thereof (including any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Credit Party (or could accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such case, proceeding or other action), (b) arising under or in connection with any Hedge Transaction (i) existing on the date of this Agreement between a Credit Party and any counterparty that is a Bank or an Affiliate of a Bank on the date of this Agreement or (ii) entered into on or after the date of this Agreement between any Credit Party and any counterparty that is or was, at the time such Hedge Transaction was entered into, a Bank or an Affiliate of a Bank, in the case of this clause (b) regardless of whether such counterparty ceases to be a Bank or an Affiliate of a Bank and excluding any additional transactions or confirmations entered into after such counterparty ceases to be a Bank or an Affiliate of a Bank, or after assignment by such counterparty to another counterparty that is not a Bank or an Affiliate of a Bank, regardless in the case of the foregoing clauses (a) and (b) of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several and (c) to any Bank Products Provider in respect of Bank Products; provided that solely with respect to any Guarantor that is not an Eligible Contract Participant, Excluded Swap Obligations of such Guarantor shall in any event be excluded from “Obligations” owing by such Guarantor.

“Oil and Gas Hedge Transactions” means a Hedge Transaction pursuant to which any Person hedges the price to be received by it for future production of Hydrocarbons; provided, that for the sole purposes of Section 9.10, the term “Oil and Gas Hedge Transactions” shall be deemed to exclude all purchased put options or price floors for Hydrocarbons.

“Operating Lease” means any lease, sublease, license or similar arrangement (other than a Capital Lease and other than leases with a primary term of one year or less or which can be terminated by the lessee upon notice of one year or less without incurring a penalty) pursuant to which a Person leases, subleases or otherwise is granted the right to occupy, take possession of, or use property whether real, personal or mixed; provided that, “Operating Lease” shall not include oil, gas or mineral leases (or any other contract or similar arrangement excluded from the definition of lease under GAAP as in effect on December 31, 2016) entered into or assigned to any Credit Party in the ordinary course of such Credit Party’s business.

~~“Other Benchmark Rate Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:~~

~~(a)          a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a USD LIBOR-based rate, a term benchmark rate that is not a SOFR-based rate as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(b)          the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Banks.~~

“Outstanding Revolving Credit” means, at any time, the sum of (a) the aggregate Letter of Credit Exposure on such date, including the aggregate Letter of Credit Exposure related to Letters of Credit to be issued on such date, plus (b) the aggregate outstanding principal balance of the Revolving Loans on such date, including the amount of any Borrowing to be made on such date.

“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent in accordance with and customary with banking industry rules on interbank compensation.

“Participant” has the meaning given such term in Section 14.8(b).

“Participant Register” has the meaning given such term in Section 14.8(c).

“Payment Recipient” has the meaning assigned to such term in Section 12.14(a).

“Payor” has the meaning assigned to such term in Section 3.4.

“Performance Security” means the “Performance Security” (as defined in the Renewable Product Purchase Agreement) to be provided by Borrower to the RPPA Counterparty after the Eighth Amendment Effective Date in an aggregate amount not to exceed $30,000,000 and provided in accordance with the terms of, and subject to the conditions set forth in, the Renewable Product Purchase Agreement.

“Periodic Determination” means any determination of the Borrowing Base pursuant to Section 4.2.

“Periodic Term SOFR Determination Day” has the meaning assigned thereto in the definition of “Term SOFR”.

“Permitted Encumbrances” means with respect to any asset:

(a)          Liens securing the Obligations in favor of the Secured Parties or their Affiliates under the Loan Papers;

(b)         easements, rights-of-way, and other similar encumbrances, and minor defects in the chain of title that are customarily accepted in the oil and gas financing industry, none of which interfere with the ordinary conduct of the business of any Credit Party or materially detract from the value or use of the property to which they apply;

(c)          inchoate statutory or operators’ Liens securing obligations for labor, services, materials and supplies furnished to Mineral Interests which are not delinquent;

(d)         mechanic’s, materialmen’s, warehouseman’s, journeyman’s and carrier’s Liens and other similar Liens arising by operation of Law or statute in the ordinary course of business which are not delinquent;

(e)          Liens arising under production sales contracts, Gas Balancing Agreements and joint operating agreements, in each case that are customary in the oil and gas business, entered into in the ordinary course of business, and taken into account in computing the net revenue interests and working interests of the Credit Parties, to the extent that any such Lien referred to in this clause does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by such Credit Party or materially impair the value of such property subject thereto;

(f)           Liens for Taxes or assessments not yet due or not yet delinquent, or, if delinquent, that are being contested in good faith in the normal course of business by appropriate action, as permitted by Section 8.6 and for which adequate reserves under GAAP are being maintained;

(g)          royalties, overriding royalties, net profits interests, production payments, reversionary interests, calls on production, preferential purchase rights and other burdens on or deductions from the proceeds of production which are granted in the ordinary course of business in the oil and gas industry, that do not secure Debt for borrowed money and that are taken into account in computing the net revenue interests and working interests of Borrower or any of its Subsidiaries;

(h)          Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves under GAAP are being maintained;

(i)           Liens (x) on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business, or to secure letters of credit that in turn secure such obligations and (y) in respect of obligations of the Borrower pursuant to the Renewable Product Purchase Documents on and to the extent constituting Performance Security provided in accordance with the Renewable Product Purchase Documents;

(j)           judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired;

(k)          Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by Borrower or any of its Subsidiaries to provide collateral to the depository institution;

(l)           Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Borrower and the Subsidiaries in the ordinary course of business covering only the property under lease; and

(m)         Liens securing Permitted Purchase Money Debt, provided that (i) such Liens shall not extend to or encumber any asset of any Credit Party other than those whose purchase was financed with such Permitted Purchase Money Debt and (ii) such Liens shall attach to such purchased assets substantially simultaneously with the purchase of such assets;

provided that, Liens described in clauses (b) through (h), (i)(x), and (j) through (l) above shall remain “Permitted Encumbrances” only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the first priority Lien granted in favor of the Administrative Agent for the benefit of the Secured Parties is to be hereby implied or expressed by the permitted existence of such Permitted Encumbrances.

~~“Permitted Holders” means, collectively, Warburg Pincus & Co., Warburg Pincus Private Equity IX, L.P., Warburg Pincus Private Equity X O&G, L.P. and Warburg Pincus X Partners, L.P. and any of the foregoing Persons’ Affiliates and any fund managed or administered by any such Person or any of their Affiliates and members of management of Borrower.~~

“Permitted Investment” means any of the following:

(a)          accounts receivable arising in the ordinary course of business;

(b)         direct obligations of the United States or any agency thereof, or obligations fully guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

(c)          commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody’s;

(d)         deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Bank or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively;

(e)          deposits in money market funds investing not less than 90% of their assets in Investments described in clauses (b), (c), or (d) above;

(f)           Investments made by a Credit Party in or to another Credit Party;

~~(g)          [RESERVED];~~

(g)          Energy Transition Investments made from and after the Eighth Amendment Effective Date not to exceed $25,000,000 outstanding at any time, so long as immediately after giving effect to any such Energy Transition Investment (i) no Default or Event of Default exists or results therefrom, (ii) Borrower will be in pro forma compliance with the financial covenants set forth in Section 10.1(a) and Section 10.1(b), (iii) no Borrowing Base Deficiency exists or results therefrom and (iv) upon such Investment, the Administrative Agent shall have received a certificate from an Authorized Officer of Borrower certifying on behalf of Borrower that the foregoing conditions have been satisfied; provided that, the amount of Energy Transition Investments described in this clause (g) shall be determined as of the date such Energy Transition Investment is made;

(h)          subject to the limits of Section 8.2, Investments in direct ownership interests in additional Mineral Interests and gas gathering systems related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America;

(i)           entry into joint operating agreements, joint development agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the oil and gas business, excluding, however, Investments in other Persons (other than any ‘tax partnership,’ as defined in the Code, that is deemed to be entered into by any Credit Party arising under any joint operating agreements, joint development agreements or other similar or customary agreements made or entered into in the ordinary course of the oil and gas business); provided that, none of the foregoing shall involve the incurrence of any Debt not permitted by Section 9.1;

(j)           loans and advances to directors, officers and employees permitted by applicable Law not to exceed $2,000,000 in the aggregate at any time;

(k)          Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this definition, owing to a Credit Party as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of such Credit Party; provided that such Credit Party shall give the Administrative Agent prompt written notice in the event that the aggregate amount of all investments held at any one time under this clause (k) exceeds $10,000,000;

(l)           (i) Investments made prior to the Seventh Amendment Effective Date, solely to the extent permitted by the Credit Agreement as in effect at the date of the making of such Investment and (ii) other Investments made from and after the Seventh Amendment Effective Date, so long as immediately after giving effect to any such Investment (A) no Default or Event of Default exists or results therefrom, (B) undrawn Commitments are greater than or equal to thirty-five percent (35%) of the Total Commitment, (C) the Borrower will be in pro forma compliance with the financial covenant set forth in Section 10.1(a), (D) the Consolidated Total Leverage Ratio on a pro forma basis is not greater than 2.50 to 1.00, and (E) the Amount of Capped Distributions~~,~~  and Investments ~~and Redemptions~~ is not greater than $100,000,000; and

~~(m)         [RESERVED].~~

(m)         Monthly Settlement Payments and Performance Security, in each case, to the extent constituting Investments.

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.

~~“Reference Time” with respect to any setting of any then-current Benchmark means (a) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two (2) Eurodollar Business Days preceding the date of such setting and (b) otherwise, the time determined by the Administrative Agent in its reasonable discretion.~~

“Register” has the meaning specified in Section 14.8(e).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Relevant Debt” has the meaning specified in Section 8.16(d).

“Relevant Governmental Body” means, with respect to any given Benchmark, (a) the central bank for the currency applicable to such Benchmark or any central bank or other supervisor that is responsible for supervising either (i) such Benchmark or (ii) the administrator of such Benchmark or (b) any working group or committee officially endorsed or convened by (i) the central bank for the currency applicable to such Benchmark, (ii) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark or (B) the administrator of such Benchmark, (iii) a group of those central banks or other supervisors or (iv) the Financial Stability Board or any part thereof.

“Renewable Product Purchase Agreement” has the meaning given to such term in the Eighth Amendment, with such amendments or modifications thereto not prohibited by Section 9.17 or otherwise consented to in accordance with Section 14.2.

“Renewable Product Purchase Documents” has the meaning given to such term in the Eighth Amendment, with such amendments or modifications thereto not prohibited by Section 9.17 or otherwise consented to in accordance with Section 14.2.

“Rentals” means amounts payable by a lessee under an Operating Lease.

“Request for Borrowing” means a request by Borrower for a Borrowing in accordance with Section 2.2.

“Request for Letter of Credit” means a request by Borrower for a Letter of Credit in accordance with Section 2.3.

“Required Banks” means (a) as long as the Commitments are in effect, Banks having an aggregate Commitment Percentage greater than 50% of the Aggregate Maximum Credit Amount, and (b) following termination or expiration of the Commitments, Banks holding greater than 50% of the Outstanding Revolving Credit.

“Required Payment” has the meaning specified in Section 3.4.

“Required Reserve Value” means both (a) Proved Mineral Interests that have a Recognized Value of not less than 85% of the Recognized Value of all Proved Mineral Interests held by Borrower and its Restricted Subsidiaries and (b) Proved Mineral Interests (without giving effect to clause (b) of the definition of Proved Undeveloped Mineral Interests) that have a Recognized Value of not less than 85% of the Recognized Value of all Proved Mineral Interests (without giving effect to clause (b) of the definition of Proved Undeveloped Mineral Interests) held by Borrower and its Subsidiaries.

“Reserve Report” means an unsuperseded engineering analysis of the Mineral Interests owned by Borrower and its Restricted Subsidiaries in form and substance reasonably acceptable to the Administrative Agent prepared in accordance with customary and prudent practices in the petroleum engineering industry and Financial Accounting Standards Board Statement 69. Each Reserve Report required to be delivered by March 31 of each year pursuant to Section 4.1 shall be audited or prepared by the Approved Petroleum Engineer. Each other Reserve Report shall be prepared by Borrower’s in-house staff. Notwithstanding the foregoing, in connection with any Special Determination requested by Borrower, the Reserve Report shall be in form and scope mutually acceptable to Borrower and the Administrative Agent. For purposes of Section 4.1, and until superseded, the Initial Reserve Report shall be considered a Reserve Report.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means, with respect to any Person: (a) any Distribution by such Person, (b) the retirement, redemption or prepayment prior to the scheduled maturity by such Person or any of the Affiliates of such Person of any Debt subordinated ~~Debt~~ in right of payment of such Person, and (c) the redemption of such Person’s stock or Equity (other than, in each case, (i)   the Obligations and (ii) any Distribution by a Restricted Subsidiary of Borrower to Borrower or any other Restricted Subsidiary of Borrower).

“Restricted Subsidiary” means any Subsidiary of Borrower other than an Unrestricted Subsidiary.

“Revolving Availability” means, at any time: (a) the Total Commitment in effect at such time minus (b) the Outstanding Revolving Credit at such time.

“Revolving Loans” means the revolving loans, in an aggregate amount outstanding at any time not to exceed the amount of the Total Commitment then in effect, to be made by Banks to Borrower pursuant to the Commitments of the Banks.

“Rolling Period” means (a) for the Fiscal Quarters ending on March 31, 2017, June 30, 2017, and September 30, 2017, the applicable period commencing on January 1, 2017 and ending on the last day of such applicable Fiscal Quarter, (b) solely to the extent that the Sabalo Acquisition Closing Date occurs prior to August 1, 2021, for the Fiscal Quarters ending on September 30, 2021, December 31, 2021 and March 31, 2022, the applicable period commencing on July 1, 2021 and ending on the last day of such applicable Fiscal Quarter and (c) for all other Fiscal Quarters not applicable to clauses (a) and (b) above, any period of four (4) consecutive Fiscal Quarters ending on the last day of such applicable Fiscal Quarter.

“Rollover Notice” has the meaning given such term in Section 2.5(c).

“RPPA Counterparty” has the meaning given to such term in the Eighth Amendment.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“Security Agreement” means an amended and restated security and pledge agreement substantially in the form of Exhibit H hereto to be executed by Borrower and each existing and future Subsidiary of Borrower, together with each other security and pledge agreement or joinder or supplement thereto delivered pursuant to Article V or otherwise, in each case as amended, supplemented, or otherwise modified from time to time.

“Senior Notes” means any unsecured senior Debt securities (whether registered or privately placed) incurred pursuant to a Senior Notes Indenture.

“Senior Notes Indenture” means any indenture among Borrower or Predecessor Borrower, as applicable, as issuer, the subsidiary guarantors party thereto and the trustee named therein, pursuant to which Senior Notes are issued, as the same may be amended or supplemented in accordance with Section 9.13.

~~“Senior Secured Debt” shall mean, as of any date and without duplication, all Debt of the types described in clauses (a), (b) and (c) (other than intercompany Debt owing to Borrower or any Subsidiary), and clause (e) of the definition thereof (provided that the amount of any such Debt issued at a discount to its face value shall be determined in accordance with GAAP), in each case, that is not Subordinated Debt and that is secured by a Lien on any assets of the Credit Parties.~~

“Seventh Amendment” means that certain Seventh Amendment to Fifth Amended and Restated Credit Agreement dated as of the Seventh Amendment Effective Date by and among Borrower, Administrative Agent and Banks party thereto.

“Seventh Amendment Effective Date” means July 16, 2021.

“Seventh Amendment Effective Date Senior Notes” means Senior Notes issued on or about the Seventh Amendment Effective Date.

“Sixth Amendment” means that certain Sixth Amendment to Fifth Amended and Restated Credit Agreement dated as of the Sixth Amendment Effective Date by and among Borrower, Administrative Agent and Banks party thereto.

“Sixth Amendment Effective Date” means May 7, 2021.

“Sixth Street” means Piper Investments Holdings, LLC, a Delaware limited liability company.

“SOFR” means~~, with respect to any Business Day,~~ a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published~~ as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website on the immediately succeeding Business Day~~.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

~~“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.~~

“SOFR Lending Office” means, as to each Bank, its office, branch or Affiliate located at its address identified in such Bank’s Administrative Questionnaire as its SOFR Lending Office, if applicable, or such other office, branch or Affiliate of such Bank as it may hereafter designate as its SOFR Lending Office by notice to Borrower and Administrative Agent.

“SOFR Loan” means any Loan bearing interest at a rate based on Adjusted Term SOFR as provided in Section 2.5(b).

“SOFR Tranche” means, with respect to any Interest Period, any portion of the principal amount outstanding under the Loans which bears interest at a rate computed by reference to the Adjusted Term SOFR for such Interest Period.

“Solvent” means, with respect to any Person or any group of Persons as of any date, that (a)   the value of the assets of such Person or group (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person or group as of such date, (b) as of such date, such Person or group is able to pay all liabilities of such Person or group as such liabilities mature, and (c) as of such date, such Person or group does not have unreasonably small capital given the nature of its business, in each case within the meaning of such terms under the Bankruptcy Code. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Determination” means any determination of the Borrowing Base pursuant to Article IV or Section 8.11 other than a Periodic Determination.

“Specified Acquisition” means any Acquisition for which: (a) a binding and enforceable purchase and sale agreement has been signed by a Credit Party; (b) at the time of the signing of the applicable purchase and sale agreement, the ratio of Revolving Availability to the then effective total Commitments is at least 0.10 to 1.0, and (c) the aggregate volumes hedged with respect to the reasonably anticipated projected production from Proved Mineral Interests (without giving effect to clause (b) of the definition of Proved Undeveloped Mineral Interests) to be acquired in all pending Specified Acquisitions that have not yet been consummated shall not exceed 15.0% of the Credit Parties’ reasonably anticipated projected production from Proved Mineral Interests (without giving effect to all such pending Specified Acquisitions).

“Specified EBITDAX Adjustments” means the amount that may be added to Consolidated Net Income in the calculation of Consolidated EBITDAX (or, in the case of each Rolling Period ending (i) on or prior to September 30, 2017 and (ii) solely to the extent the Sabalo Acquisition Closing Date occurs prior to August 1, 2021, on September 30, 2021, December 31, 2021 and March 31, 2022, the amount that may be included in the calculation of Annualized ~~Consolidated~~ EBITDAX) attributable to the proportional (based on Borrower’s direct or indirect economic ownership percentage of Medallion as of such date) Consolidated EBITDAX of Medallion for any Rolling Period or portion thereof for which the declaration or payment of dividends or similar distribution by Medallion was (x) not prohibited by operation of the terms of its charter or any agreement, instrument or Laws applicable to Medallion and (y) not otherwise conditioned, limited, restricted or prohibited, in each case determined in accordance with GAAP; provided that calculation of such amount shall be done in a manner reasonably acceptable to the

Administrative Agent and for which Borrower has provided supporting details and information for such calculation.

~~“Specified FS Delivery Date” means the date on which the financial statements and the corresponding compliance certificate for the Rolling Period ending September 30, 2021 are delivered to the Banks pursuant to Section 8.1(b) and Section 8.1(c).~~

“Subordinated Debt” shall mean the collective reference to any Debt of any Credit Party that is subordinated in right and time of payment to the Obligations and containing such other terms and conditions, in each case as are reasonably satisfactory to the Administrative Agent.

“Subsidiary” means, for any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (including that of a general partner) are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person. The term “Subsidiary” shall include Subsidiaries of Subsidiaries (and so on).

“Super Majority Banks” means (a) as long as the Commitments are in effect, Banks having an aggregate Commitment Percentage of 66-2/3% or more of the Aggregate Maximum Credit Amount, and (b) following termination or expiration of the Commitments, Banks holding 66-2/3% or more of the Outstanding Revolving Credit.

“Supported QFC” has the meaning set forth in Section 14.19.

“Surplus Commitment” has the meaning assigned to such term in Section 13.5(c).

“Swap Liquidation” means the sale, assignment, novation, liquidation, unwind or termination of all or any part of any Hedge Agreement (other than, in each case, at its scheduled maturity).

“Taxes” means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or other charges, or other charges of any nature whatsoever, from time to time or at any time imposed by Law or any federal, state or local governmental agency. “Tax” means any one of the foregoing.

“Technology Commercialization” means investment in technology-related lines of business, research and development of technology assets and the monetization of these goods (either tangible or intangible) including related services. Assets include (but are not limited to) intellectual property containing software or standalone products supporting advanced methodologies such as artificial intelligence models, machine learning algorithms, distributed ledger technologies, curated data sets, enterprise data architectures, and data analytics.

“Term SOFR” means,

(a)           for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided that, if as of 5:00 p.m. (New York City time) on any

Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and

(b)          for any calculation with respect to an Adjusted Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

“Term SOFR Adjustment” means, for any calculation with respect to an Adjusted Base Rate Loan (if calculated pursuant to clause (c) of the definition of “Adjusted Base Rate”) or a SOFR Loan, a percentage per annum as set forth below for the applicable type of such Loan and (if applicable) Interest Period therefor:

Adjusted Base Rate Loans:

0.10%

SOFR Loans:

Interest Period	Percentage
One month	0.10%
Three months	0.10%
Six months	0.10%

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

~~“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time,~~ “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.

~~“Term SOFR Notice” means a notification by the Administrative Agent to the Bank and the Borrower of the occurrence of a Term SOFR Transition Event.~~

~~“Term SOFR Transition Event” means the determination by the Administrative Agent that~~ (a) ~~Term SOFR has been recommended for use by the Relevant Governmental Body,~~ (b) ~~the administration of Term SOFR is administratively feasible for the Administrative Agent and~~ (c) ~~a Benchmark Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, has previously occurred resulting in the replacement of the then-current Benchmark for all purposes hereunder and under any Loan Paper in accordance with Section 13.1(c) with a Benchmark Replacement the Unadjusted Benchmark Replacement component of which is not Term SOFR.~~

“Termination Date” means the earliest to occur of (a) October 17, 2021, if any of the January 2022 Notes are outstanding other than in the form of Permitted Refinancing Debt on October 17, 2021; (b) December 15, 2022, if any of the March 2023 Notes are outstanding other than in the form of Permitted Refinancing Debt on December 15, 2022; (c) July 29, 2024, if any of the January 2025 Notes are outstanding other than in the form of Permitted Refinancing Debt on July 29, 2024; and (d) July 16, 2025, or any earlier date on which the Commitments are terminated in full pursuant to Section 2.9 or Section 11.1.

“Total Commitment” means all of the Banks’ Commitments.

“Total Debt” means, as of any date, all Debt of Borrower and its Restricted Subsidiaries.

“Tranche” means an Adjusted Base Rate Tranche ~~or a Eurodollar~~ , Adjusted Term SOFR Tranche or any Benchmark Replacement Tranche and “Tranches” means Adjusted Base Rate Tranches ~~or Eurodollar~~, Adjusted Term SOFR Tranches or any Benchmark Replacement Tranches or any combination thereof.

“Type” means with reference to a Tranche, the characterization of such Tranche as an Adjusted Base Rate Tranche ~~or a Eurodollar~~ , Adjusted Term SOFR Tranche or any Benchmark Replacement Tranche based on the method by which the accrual of interest on such Tranche is calculated.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Administrative Agent’s or any Secured Party’s Lien on any collateral for the Obligations pledged or granted pursuant to the Loan Papers.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Subsidiary” means any Subsidiary of the Borrower that is designated as such in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 9.18.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(3) of the Code.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 14.19.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 13.6(d).

~~“USD LIBOR” means the London interbank offered rate for Dollars.~~

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.3          Accounting Terms and Determinations. Unless otherwise specified herein (including, in the definitions of Capital Lease and Operating Lease), all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of Borrower and its ~~Consolidated~~  consolidated Subsidiaries delivered to Banks except for changes in which Borrower’s independent certified public accountants concur and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to Banks pursuant to Section 8.1(a) and Section 8.1(b); provided that, unless Borrower and Required Banks shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained in Section 9.11 or Article X are computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods. Any financial ratios required to be maintained by

Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.4          Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “~~Eurodollar~~ SOFR Loan”). Borrowings also may be classified and referred to by Type (e.g., a “~~Eurodollar~~ SOFR Borrowing”).

Section 1.5          Interpretation. As used herein, the term “including” in its various forms means including without limitation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Papers), (b) any reference herein to any Law shall be construed as referring to such Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Papers), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e)   with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). No provision of this Agreement or any other Loan Paper shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.6          Rates. The ~~interest rate on Eurodollar Loans and Adjusted Base Rate Loans (when determined by reference to clause (c) of the definition of Adjusted Base Rate) may be determined by reference to the LIBOR Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, ICE Benchmark Administration (“IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for the London interbank offered rate for dollars for: (a) 1-week and 2-month tenor settings will be December 31, 2021 and (a) overnight, 1-month, 3-month, 6-month and 12-month tenor settings will be June 30, 2023. No successor administrator for IBA was identified in such Announcements. As a result, it is possible that commencing immediately after such dates, the London interbank offered rate for such tenors may no longer be available or may no longer be deemed a representative reference rate upon which to determine the interest rate on Eurodollar Loans or Adjusted Base Rate Loans (when determined by reference to clause (c) of the definition of Adjusted Base Rate). There is no assurance that the dates set forth in the Announcements will not change or that IBA or the FCA will not take further action that could impact the availability, composition or characteristics of any London interbank offered rate. Public~~

~~and private sector industry initiatives have been and continue, as of the date hereof, to be underway to implement new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate or any other then -current Benchmark is no longer available or in certain other circumstances set forth in Section 13.1(c), such Section 13.1(c) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower, pursuant to Section 13.1(c), of any change to the reference rate upon which the interest rate on Eurodollar Loans and Adjusted Base Rate Loans (when determined by reference to clause (c) of the definition of Adjusted Base Rate) is based. However, the~~ Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the ~~London interbank offered rate or other rates~~ Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition ~~of the “LIBOR Rate”~~ thereof, or with respect to any alternative, successor or replacement rate thereto~~, or replacement rate thereof~~ (including ~~any then-current Benchmark or~~ any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 13.1~~(a)~~(c), will be similar to, or produce the same value or economic equivalence of, ~~the LIBOR Rate or any other Benchmark,~~ or have the same volume or liquidity as ~~did the London interbank offered rate~~ , the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any ~~Benchmark Replacement~~ Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain ~~any Benchmark~~the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, any component definition thereof or rates ~~referenced~~ referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Bank or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.7     Divisions. For all purposes under the Loan Papers, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its ~~Equity Interests~~ equity interests at such time.

ARTICLE II

THE CREDIT FACILITIES

Section 2.1          Commitments.

(a)          Subject to Section 2.1(c) and the other terms and conditions set forth in this Agreement, each Bank severally agrees to lend to Borrower from time to time prior to the

Termination Date amounts not to exceed in the aggregate at any one time outstanding, the amount of such Bank’s Commitment less such Bank’s Letter of Credit Exposure, to the extent any such Loan would not cause the Outstanding Revolving Credit to exceed the Total Commitment. Each Borrowing shall (i) be in an aggregate principal amount of $ 1,000,000 or any larger integral multiple of $100,000, and (ii) be made from each Bank ratably in accordance with its respective Commitment Percentage. Subject to the foregoing limitations and the other provisions of this Agreement, Borrower may borrow under this Section 2.1(a), repay amounts borrowed under this Section 2.1(a) and request new Borrowings under this Section 2.1(a).

(b)          The Letter of Credit Issuers will issue Letters of Credit, from time to time during the Letter of Credit Period upon request by Borrower, for the account of Borrower, so long as (i) the aggregate Letter of Credit Exposure of all Banks shall not exceed $80,000,000, (ii) the aggregate undrawn and unexpired amount of all outstanding Letters of Credit issued by each Letter of Credit Issuer shall not exceed such Letter of Credit Issuer’s LC Issuing Lender Commitment, and (iii) Borrower would be entitled to a Borrowing under Section 2.1(c) and Section 6.2 in the amount of the requested Letter of Credit; provided that, (i) the Letter of Credit Issuers shall not be under any obligation to issue any Letter of Credit if a default of any Bank’s obligations to fund under Section 2.1 exists or any Bank is at such time a Defaulting Bank hereunder, unless the Letter of Credit Issuer has entered into arrangements satisfactory to Letter of Credit Issuer with Borrower or such Bank to eliminate the Letter of Credit Issuer’s risk with respect to such Bank and (ii) in connection with the issuance of any Letter of Credit, such Letter of Credit Issuer (other than Wells Fargo Bank, N.A.), shall confirm with the Administrative Agent that following the issuance of such Letter of Credit, the aggregate Letter of Credit Exposure of all Banks does not exceed $80,000,000. Not less than three (3) Business Days prior to the requested date of issuance of any such Letter of Credit, Borrower shall execute and deliver to Letter of Credit Issuer, Letter of Credit Issuer’s customary letter of credit application (“Letter of Credit Application”). Each Letter of Credit shall be in form and substance acceptable to Letter of Credit Issuer. Unless otherwise expressly agreed by the Letter of Credit Issuer and Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each standby Letter of Credit. No Letter of Credit shall have an expiration date later than the earlier of (1) five (5) Business Days prior to the Termination Date and (2) one year from the date of issuance and no Letter of Credit shall be issued in a currency other than Dollars. Upon the date of issuance of a Letter of Credit, Letter of Credit Issuer shall be deemed to have sold to each other Bank, and each other Bank shall be deemed to have unconditionally and irrevocably purchased from Letter of Credit Issuer, a non-recourse participation in the related Letter of Credit and Letter of Credit Exposure equal to such Bank’s Commitment Percentage of such Letter of Credit and Letter of Credit Exposure. Upon request of any Bank, Administrative Agent shall provide notice to each Bank by telephone or facsimile setting forth each Letter of Credit issued and outstanding pursuant to the terms hereof and specifying the Letter of Credit Issuer, beneficiary and expiration date of each such Letter of Credit, each Bank’s participation percentage of each such Letter of Credit and the actual dollar amount of each Bank’s participation held by Letter of Credit Issuer(s) thereof for such Bank’s account and risk. In connection with the issuance of Letters of Credit hereunder, Borrower shall pay to Administrative Agent in respect of such Letters of Credit (a) the applicable Letter of Credit Fee in accordance with Section 2.12, (b) the applicable Letter of Credit Fronting Fee in accordance with Section 2.12, and (c) all customary administrative, issuance, amendment, payment, and negotiation charges of the Letter of Credit Issuer; provided that, no such Letter of Credit Fee shall accrue or be deemed to have accrued, or be owing or payable by Borrower to the Administrative Agent or any Letter of Credit Issuer for the account of any Defaulting Bank with respect to its share of such Letter of Credit Fee in the

Section 2.2          Method of Borrowing.

(a)           In order to request any Borrowing hereunder, Borrower shall hand deliver or telecopy to Administrative Agent a duly completed Request for Borrowing (i) prior to 10:00 a.m. (Central time) at least one (1) Business Day before the Borrowing Date of a proposed Adjusted Base Rate Borrowing, and (ii) prior to 10:00 a.m. (Central time) at least three (3) ~~Eurodollar~~ U.S. Government Securities Business Days before the Borrowing Date of a proposed ~~Eurodollar~~ SOFR Borrowing. Each such Request for Borrowing shall be substantially in the form of Exhibit B hereto, and shall specify:

(A)         whether such Borrowing is to be an Adjusted Base Rate Borrowing or a ~~Eurodollar~~ SOFR Borrowing;

(B)          the Borrowing Date of such Borrowing, which shall be a Business Day in the case of an Adjusted Base Rate Borrowing, or a ~~Eurodollar~~ U.S. Government Securities Business Day in the case of a ~~Eurodollar~~ SOFR Borrowing;

(C)          the aggregate amount of such Borrowing;

(D)          in the case of a ~~Eurodollar~~ SOFR Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period;

(E)          the Outstanding Revolving Credit exposure on the date thereof;

(F)          the pro forma Outstanding Revolving Credit exposure (giving effect to the requested Borrowing); and

(G)          after giving effect to such Borrowing, the Credit Parties, taken as a whole will be Solvent.

(b)          Upon receipt of a Request for Borrowing described in Section 2.2(a), Administrative Agent shall promptly notify each Bank (as applicable) of the contents thereof and the amount of the Borrowing to be loaned by such Bank pursuant thereto, and such Request for Borrowing shall not thereafter be revocable by Borrower.

(c)          Not later than 12:00 ~~noon~~ p.m. (Central time) on the date of each Borrowing, each Bank shall make available its Commitment Percentage of such Borrowing, in funds immediately available to Administrative Agent at its address set forth on Schedule 1 hereto. Unless Administrative Agent determines that any applicable condition specified in Section 6.2 has not been satisfied, Administrative Agent will make the funds so received from Banks available to Borrower at Administrative Agent’s aforesaid address.

Section 2.3          Method of Requesting Letters of Credit.

(a)           In order to request any Letter of Credit hereunder, Borrower shall hand deliver or telecopy to the proposed Letter of Credit Issuer with a copy to the Administrative Agent a duly completed Request for Letter of Credit prior to 10:00 a.m. (Central time) at least three (3) Business Days before the date specified for issuance of such Letter of Credit. Each Request for

Letters of Credit shall be substantially in the form of Exhibit C hereto, shall be accompanied by the applicable Letter of Credit Issuer’s duly completed and executed Letter of Credit Application and agreement and shall specify:

(i)         the requested date for issuance of such Letter of Credit;

(ii)        the terms of such requested Letter of Credit, including the name and address of the beneficiary, the stated amount, the expiration date and the conditions under which drafts under such Letter of Credit are to be available;

(iii)       the purpose of such Letter of Credit;

(iv)       the Outstanding Revolving Credit exposure on the date thereof;

(v)        the pro forma total Outstanding Revolving Credit exposure (giving effect to the requested Letter of Credit issuance); and

(vi)       after giving effect to the issuance of such Letter of Credit, the Credit Parties, taken as a whole will be Solvent.

(b)          Upon receipt of a Request for Letter of Credit described in Section 2.3(a), Administrative Agent shall promptly notify each Bank of the contents thereof, including the amount of the requested Letter of Credit, and such Request for Letter of Credit shall not thereafter be revocable by Borrower.

(c)          No later than 12:00 ~~noon~~ p.m. (Central time) on the date specified for the issuance of such Letter of Credit, unless Administrative Agent notifies the applicable Letter of Credit Issuer that any applicable condition precedent set forth in Section 6.2 has not been satisfied, the applicable Letter of Credit Issuer will issue and deliver such Letter of Credit pursuant to the instructions of Borrower.

Section 2.4          Notes. If requested by a Bank, the Loans made by each Bank shall be evidenced by a single promissory note of Borrower in substantially the form of Exhibit A, dated, in the case of (a) any Bank party hereto as of the date of this Agreement, (b) any Bank that becomes a party hereto pursuant to an Assignment and Assumption Agreement, as of the effective date of the Assignment and Assumption Agreement, or (c) any Bank that becomes a party hereto in connection with an increase in the Aggregate Elected Commitment Amounts pursuant to Section 2.16, as of the effective date of such increase, payable to such Bank in a principal amount equal to its Maximum Credit Amount as in effect on such date, and otherwise duly completed. In the event that any Bank’s Maximum Credit Amount increases or decreases for any reason (whether pursuant to Section 2.16, Section 14.8(d) or otherwise), Borrower shall deliver or cause to be delivered, to the extent such Bank is then holding a Note, on the effective date of such increase or decrease, a new Note payable to such Bank in a principal amount equal to its Maximum Credit Amount after giving effect to such increase or decrease, and otherwise duly completed. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Bank, and all payments made on account of the principal thereof, shall be recorded by such Bank on its books for its Note. Failure to make any such recordation shall not affect any Bank’s or Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Bank of its Note.

Section 2.5          Interest Rates; Payments.

(a)           The principal amount of the Loans outstanding from day to day which is the subject of an Adjusted Base Rate Tranche shall bear interest (computed on the basis of actual days elapsed in a 365 or 366 day year, as applicable) at a rate per annum equal to the sum of (i) the Adjusted Base Rate, plus (ii) the Applicable Margin; provided that in no event shall the rate charged hereunder exceed the Maximum Lawful Rate. Interest on any portion of the principal of the Loans subject to an Adjusted Base Rate Tranche shall be payable as it accrues on the last day of each Fiscal Quarter.

(b)           The principal amount of the Loans outstanding from day to day which is the subject of a ~~Eurodollar~~ SOFR  Tranche shall bear interest (computed on the basis of actual days elapsed and as if each calendar year consisted of 360 days, unless such computation would exceed the Maximum Lawful Rate in which case interest shall be computed on the basis of actual days elapsed in a 365 or 366 day year, as applicable) for the Interest Period applicable thereto at a rate per annum equal to the sum of (i) the Adjusted ~~LIBOR Rate~~Term SOFR, plus (ii) the Applicable Margin; provided, that in no event shall the rate charged hereunder exceed the Maximum Lawful Rate; provided further that, the Adjusted Term SOFR shall not be available for three (3) U.S. Government Securities Business Days after the Eighth Amendment Effective Date. Interest on any portion of the Loans subject to a ~~Eurodollar~~ SOFR  Tranche having an Interest Period of six (6~~) or twelve (12~~) months shall be payable on the last day of such Interest Period and on the last day of the initial three-month period and, as applicable, each subsequent, three-month period during such Interest Period.

(c)           So long as no Default or Event of Default shall be continuing, subject to the provisions of this Section 2.5, Borrower shall have the option of having all or any portion of the principal outstanding under the Loans borrowed by it be the subject of an Adjusted Base Rate Tranche or one or more ~~Eurodollar~~ SOFR Tranches, which shall bear interest at rates based upon the Adjusted Base Rate and the Adjusted ~~LIBOR Rate~~Term SOFR, respectively (each such option is referred to herein as an “Interest Option”); provided that each Tranche shall be in a minimum amount of $1,000,000 and shall be in an amount which is an integral multiple of $100,000. Each change in an Interest Option made pursuant to this Section 2.5(c) shall, for purposes of determining how much of the Loans are the subject of an Adjusted Base Rate Tranche and how much of the Loans are the subject of ~~Eurodollar~~  SOFR Tranches only, be deemed both a payment in full of the portion of the principal of the Loans which was the subject of the Adjusted Base Rate Tranche or ~~Eurodollar~~ SOFR Tranche from which such change was made and a Borrowing (notwithstanding that the unpaid principal amount of the Loans is not changed thereby) of the portion of the principal of the Loans which is the subject of the Adjusted Base Rate Tranche or ~~Eurodollar~~ SOFR Tranche into which such change was made. Prior to the termination of each Interest Period with respect to each ~~Eurodollar~~ SOFR Tranche, Borrower shall give written notice (a “Rollover Notice”) in the form of Exhibit D attached hereto to Administrative Agent of the Interest Option which shall be applicable to such portion of the principal of the Loans upon the expiration of such Interest Period. Such Rollover Notice shall be given to Administrative Agent at least one (1) Business Day, in the case of an Adjusted Base Rate Tranche selection and at least three (3) ~~Eurodollar~~ U.S. Government Securities Business Days, in the case of a ~~Eurodollar~~ SOFR Tranche selection, prior to the termination of the Interest Period then expiring. If Borrower shall specify a ~~Eurodollar~~ SOFR Tranche, such Rollover Notice shall also specify the length of the succeeding Interest Period (subject to the provisions of the definitions of such term) selected by Borrower. Each Rollover Notice shall be irrevocable and effective upon notification thereof to

Administrative Agent. If the required Rollover Notice shall not have been timely received by Administrative Agent, Borrower shall be deemed to have elected that the principal of any Revolving Loan subject to the Interest Period then expiring be the subject of an Adjusted Base Rate Tranche upon the expiration of such Interest Period, and Borrower will be deemed to have given Administrative Agent notice of such election. Subject to the limitations set forth in this Section 2.5(c) on the minimum amount of ~~Eurodollar~~ SOFR Tranches, Borrower shall have the right to convert all or part of the Adjusted Base Rate Tranche to a ~~Eurodollar~~ SOFR Tranche by giving Administrative Agent a Rollover Notice of such election at least three (3) ~~Eurodollar~~ U.S. Government Securities Business Days prior to the date on which Borrower elects to make such conversion (a “Conversion Date”). The Conversion Date selected by Borrower shall be a ~~Eurodollar~~ U.S. Government Securities Business Day. Notwithstanding anything in this Section 2.5 to the contrary, no portion of the principal of any Revolving Loan which is the subject of an Adjusted Base Rate Tranche may be converted to a ~~Eurodollar~~ SOFR Tranche and no ~~Eurodollar~~ SOFR Tranche may be continued as such when any Default or Event of Default has occurred and is continuing, but each such Tranche shall be automatically converted to an Adjusted Base Rate Tranche on the last day of each applicable Interest Period. No ~~Eurodollar~~ SOFR Tranche may be converted by Borrower into an Adjusted Base Rate Tranche, except at the end of an Interest Period. In no event shall more than ten (10) Interest Periods be in effect with respect to the Loans at any time. Notwithstanding anything to the contrary in this Agreement, all Borrowings as of the Eighth Amendment Effective Date shall initially be Adjusted Base Rate Borrowings.

(d)           Notwithstanding anything to the contrary set forth in Section 2.5(a) or Section 2.5(b), all overdue principal of and, to the extent permitted by Law, overdue interest on the Loans and all other Obligations which are not paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full, shall bear interest, at a rate per annum equal to the lesser of (i) the Default Rate, and (ii) the Maximum Lawful Rate. Interest payable as provided in this Section 2.5(d) shall be payable from time to time on demand.

(e)           Administrative Agent shall determine each interest rate applicable to the Loans in accordance with the terms hereof. Administrative Agent shall promptly notify Borrower and Banks by telecopy or e-mail of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

(f)            Notwithstanding the foregoing, if at any time the rate of interest calculated with reference to the Adjusted Base Rate or the ~~LIBOR Rate~~ Adjusted Term SOFR hereunder (as used in this sub-section, the “contract rate”) is limited to the Maximum Lawful Rate, any subsequent reductions in the contract rate shall not reduce the rate of interest on the Loans below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the contract rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of any Loan after termination of the Commitment, the total amount of interest paid or accrued on such Loan is less than the amount of interest which would have accrued if the contract rate had at all times been in effect with respect thereto, then at such time, to the extent permitted by Law, Borrower shall pay to the holder of such Loan an amount equal to the difference between (i) the lesser of the amount of interest which would have accrued if the contract rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (ii) the amount of interest actually paid on such Loan.

(g)           In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Paper, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Paper. The Administrative Agent will promptly notify the Borrower and the Banks of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 2.6          Mandatory Prepayments.

(a)           Promptly after the consummation by any Credit Party of any Asset Disposition that creates a Borrowing Base Deficiency pursuant to Section 4.6, Borrower shall apply a portion of the Net Cash Proceeds equal to such Borrowing Base Deficiency as a mandatory prepayment on the Loans. Promptly after the consummation by any Credit Party of any Asset Disposition that requires a prepayment pursuant to Section 9.5(d), Borrower shall prepay the Loans in accordance therewith. Notwithstanding the foregoing, if a Default or Event of Default exists on the date of the consummation of any Asset Disposition, all Net Cash Proceeds from any such Asset Disposition shall be applied as a mandatory prepayment on the Loans in accordance with Section 3.2(c).

(b)           Upon any reduction of the Aggregate Maximum Credit Amount or the Aggregate Elected Commitment Amount that results in the Outstanding Revolving Credit exceeding the Total Commitment, Borrower shall make a mandatory prepayment to the extent required under Section 2.9.

(c)           Promptly after any automatic adjustment to the Borrowing Base pursuant to Section 2.15 that creates a Borrowing Base Deficiency, Borrower shall effect a mandatory prepayment of the Loans equal to such Borrowing Base Deficiency.

(d)           If, at the end of the last Business Day of any calendar week commencing October 30, 2020, the Consolidated Cash Balance exceeds $50,000,000, then Borrower shall, on the next Business day, effect a mandatory prepayment of the Loans in an aggregate principal amount equal to such excess.

Section 2.7           Voluntary Prepayments. Borrower may, subject to Section 3.3 and the other provisions of this Agreement, upon (a) same-Business Day advance notice (no later than 11:00 a.m. (Central time)) to Administrative Agent with respect to Adjusted Base Rate Borrowings, and (b) three (3) Business Days’ advance notice (no later than 11:00 a.m. (Central time)) to Administrative Agent with respect to ~~Eurodollar~~ SOFR Borrowings, prepay the principal of the Loans in whole or in part. Any partial prepayment shall be in a minimum amount of $100,000 and shall be in an integral multiple of $100,000.

Section 2.8           Mandatory Termination of Commitments; Termination Date and Maturity. The Total Commitment (and the Commitment of each Bank) shall terminate on the Termination Date. The outstanding principal balance of the Loans, all accrued but unpaid interest thereon, and all other Obligations shall be due and payable in full on the Termination Date.

Section 2.9           Voluntary Reduction of Aggregate Maximum Credit Amount. Borrower may, by notice to Administrative Agent three (3) Business Days prior to the effective date of any such reduction, permanently reduce the Aggregate Maximum Credit Amount (and thereby

Section 2.16        Increases, Reductions and Terminations of Aggregate Elected Commitment Amount.

(a)          Subject to the conditions set forth in Section 2.16(b), Borrower may increase the Aggregate Elected Commitment Amount then in effect by increasing the Elected Commitment of a Bank (an “Increasing Bank”) and/or by causing a Person that is acceptable to Administrative Agent that at such time is not a Bank to become a Bank (any such Person that is not at such time a Bank and becomes a Bank, an “Additional Bank”). Notwithstanding anything to the contrary contained in this Agreement, in no case shall an Additional Bank be Borrower, an Affiliate of Borrower or a natural person.

(b)          Any increase in the Aggregate Elected Commitment Amount shall be subject to the following additional conditions (provided that the conditions set forth in the following clauses (i) and (ii) shall not apply in connection with any increase in the Aggregate Elected Commitment Amount made substantially contemporaneously with any redetermination or other adjustment to the Borrowing Base hereunder):

(i)         such increase shall not be less than $50,000,000 unless Administrative Agent otherwise consents, and no such increase shall be permitted if after giving effect thereto the Aggregate Elected Commitment Amount exceeds the Borrowing Base then in effect (for the sake of clarity, all increases in the Elected Commitments of any Increasing Banks and any Additional Banks effective on a single date shall be included in the increase of the Aggregate Elected Commitment Amount for purposes of this Section 2.16(b)(i));

(ii)        following any Periodic Determination, Borrower may not increase the Aggregate Elected Commitment Amount more than once before the next Periodic Determination (for the sake of clarity, all increases in the Aggregate Elected Commitment Amount effective on a single date shall be deemed a single increase in the Aggregate Elected Commitment Amount for purposes of this Section 2.16(b)(ii));

(iii)       no Default shall have occurred and be continuing on the effective date of such increase;

(iv)       on the effective date of such increase, no ~~Eurodollar~~ SOFR Borrowings shall be outstanding or if any ~~Eurodollar~~ SOFR Borrowings are outstanding, then the effective date of such increase shall be the last day of the Interest Period in respect of such ~~Eurodollar~~ SOFR Borrowings unless Borrower pays any compensation required by Section 3.3;

(v)        no Bank’s Elected Commitment may be increased without the consent of such Bank;

(vi)       if Borrower elects to increase the Aggregate Elected Commitment Amount by increasing the Elected Commitment of an Increasing Bank, Borrower and such Increasing Bank shall execute and deliver to Administrative Agent a certificate substantially in the form of Exhibit J (an “Elected Commitment Increase Certificate”); and

(vii)      if Borrower elects to increase the Aggregate Elected Commitment Amount by causing an Additional Bank to become a party to this Agreement, then Borrower and such Additional Bank shall execute and deliver to Administrative Agent a certificate substantially in the form of Exhibit K (an “Additional Bank Certificate”), together with an Administrative

Questionnaire and a processing and recordation fee of $3,500, and Borrower shall (A) if requested by the Additional Bank, deliver a Note payable to such Additional Bank in a principal amount equal to its Maximum Credit Amount, and otherwise duly completed and (B) pay any applicable fees as may have been agreed to between Borrower, the Additional Bank and/or Administrative Agent.

(c)           Subject to acceptance and recording thereof pursuant to Section 2.16(d), from and after the effective date specified in the Elected Commitment Increase Certificate or the Additional Bank Certificate (or, in each case, if any ~~Eurodollar~~ SOFR Borrowings are outstanding, then the last day of the Interest Period in respect of such ~~Eurodollar~~ SOFR Borrowings, unless Borrower has paid any compensation required by Section 3.3): (i) the amount of the Aggregate Elected Commitment Amount shall be increased as set forth therein, and (ii) in the case of an Additional Bank Certificate, any Additional Bank party thereto shall be a party to this Agreement and have the rights and obligations of a Bank under this Agreement and the other Loan Papers. In addition, the Increasing Bank or the Additional Bank, as applicable, shall purchase a pro rata portion of the outstanding Loans (and participation interests in Letters of Credit) of each of the other Banks (and such Banks hereby agree to sell and to take all such further action to effectuate such sale) such that each Bank (including any Increasing Bank and any Additional Bank, as applicable) shall hold its Commitment Percentage of the outstanding Loans (and participation interests) after giving effect to the increase in the Aggregate Elected Commitment Amount (and the resulting modifications of each Bank’s Commitment Percentage and Maximum Credit Amount pursuant to Section 2.16(e)).

(d)           Upon its receipt of a duly completed Elected Commitment Increase Certificate or an Additional Bank Certificate, executed by Borrower and the Increasing Bank or by Borrower and the Additional Bank party thereto, as applicable, the processing and recording fee referred to in Section 2.16(b)(vii), the Administrative Questionnaire referred to in Section 2.16(b)(vii) and the break-funding payments from Borrower, if any, required by Section 3.3, Administrative Agent shall accept such Elected Commitment Increase Certificate or Additional Bank Certificate and record the information contained therein in the Register required to be maintained by Administrative Agent pursuant to Section 14.8(e). No increase in the Aggregate Elected Commitment Amount shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 2.16(d).

(e)           Upon any increase in the Aggregate Elected Commitment Amount pursuant to this Section 2.16, (i) each Bank’s Commitment Percentage shall be automatically deemed amended to the extent necessary so that each Bank’s Commitment Percentage equals the percentage of the Aggregate Elected Commitment Amount represented by such Bank’s Elected Commitment, in each case after giving effect to such increase, (ii) each Bank’s Maximum Credit Amount shall be automatically deemed amended to the extent necessary so that each Bank’s Maximum Credit Amount equals such Bank’s Commitment Percentage, after giving effect to any adjustments thereto pursuant to the foregoing clause (i), of the Aggregate Maximum Credit Amount, and (iii) Schedule 1 to this Agreement shall be deemed amended to reflect the Elected Commitment of any Increasing Bank and any Additional Bank, and any changes in the Banks’ respective Commitment Percentages and Maximum Credit Amount pursuant to the foregoing clauses (i) and (ii).

(f)            Borrower may from time to time terminate or reduce the Aggregate Elected Commitment Amount; provided that (i) each reduction of the Aggregate Elected Commitment

Amount shall be in an amount that is an integral multiple of $ 1,000,000 and not less than $1,000,000 and (ii) Borrower shall not reduce the Aggregate Elected Commitment Amount if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.9, the total Outstanding Revolving Credit would exceed the Aggregate Elected Commitment Amount.

(g)           Borrower shall notify Administrative Agent of any election to terminate or reduce the Aggregate Elected Commitment Amount under Section 2.16(f) at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, Administrative Agent shall advise the Banks of the contents thereof. Each notice delivered by Borrower pursuant to this Section 2.16(g) shall be irrevocable. Any termination or reduction of the Aggregate Elected Commitment Amount shall be permanent and may not be reinstated, except pursuant to Section 2.16(a). Each reduction of the Aggregate Elected Commitment Amount shall be made ratably among the Banks in accordance with each Bank’s Commitment Percentage.

(h)           Upon any redetermination or other adjustment in the Borrowing Base pursuant to this Agreement that would otherwise result in the Borrowing Base becoming less than the Aggregate Elected Commitment Amount, the Aggregate Elected Commitment Amount shall be automatically reduced (ratably among the Banks in accordance with each Bank’s Commitment Percentage) so that they equal such redetermined Borrowing Base (and Schedule 1 shall be deemed amended to reflect such amendments to each Bank’s Elected Commitment and the Aggregate Elected Commitment Amount).

ARTICLE III
GENERAL PROVISIONS

Section 3.1           The Notes. If requested by a Bank, pursuant to Section 2.4, Administrative Agent shall, upon receipt thereof from Borrower, deliver to each Bank that requests a Note the Note or Notes payable to such Bank. Each Bank may record (and prior to any transfer of its Note shall record) on the schedule attached to its Note appropriate notations to evidence the date and amount of each advance of funds made by it in respect of any Borrowing, the Interest Period (if any) applicable thereto, and the date and amount of each payment of principal received by such Bank with respect to the Loans; provided that the failure by any Bank to so record its Note shall not affect the liability of Borrower for the repayment of all amounts outstanding under such Notes together with interest thereon. Each Bank is hereby irrevocably authorized by Borrower to record its Note and to attach to and make a part of any Note a continuation of any such schedule as required.

Section 3.2          General Provisions as to Payments.

(a)           Borrower shall make each payment of principal of, and interest on, the Loans and all fees payable by Borrower hereunder not later than 10:00 a.m. (Central time) on the date when due, in funds immediately available to Administrative Agent at its address set forth on Schedule 1 hereto. Administrative Agent will promptly (and if such payment is received by Administrative Agent by 11:00 a.m. (Central time), and otherwise if reasonably possible, on the same Business Day) distribute to each Bank its Commitment Percentage of each such payment received by Administrative Agent for the account of Banks. Whenever any payment of principal of, or interest on, that portion of the Loans subject to an Adjusted Base Rate Tranche or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day (subject to the definition of Interest Period). Whenever any payment of principal of, or interest on, that portion of the Loans subject to a ~~Eurodollar~~ SOFR Tranche shall be due on a day which is not a ~~Eurodollar~~ U.S. Government Securities Business Day, the date for payment thereof shall be extended to the next succeeding ~~Eurodollar~~ U.S. Government Securities Business Day (subject to the definition of Interest Period). If the date for any payment of principal is extended by operation of Law or otherwise, interest thereon shall be payable for such extended time. Borrower hereby authorizes Administrative Agent to charge from time to time against Borrower’s account or accounts with Administrative Agent any amount then due by Borrower. All amounts payable by Borrower under the Loan Papers (whether principal, interest, fees, expenses, or otherwise) shall be paid in full, without set-off or counterclaim.

(b)           Prior to the occurrence of an Event of Default, all principal payments received by Banks with respect to the Loans shall be applied as instructed by Borrower and, in the absence of such instructions, first to ~~Eurodollar~~ SOFR Tranches outstanding under the Revolving Loans with Interest Periods ending on the date of such payment, then to Adjusted Base Rate Tranches, then to ~~Eurodollar~~ SOFR Tranches outstanding under the Revolving Loans next maturing, and then to ~~Eurodollar~~ SOFR Tranches outstanding under the Revolving Loans next maturing until all such ~~Eurodollar~~ SOFR Tranches are repaid until such principal payment is fully applied, with such adjustments in such order of payment as Administrative Agent shall specify in order that each Bank receives its ratable share of each such payment.

(c)           After the occurrence of an Event of Default, all amounts collected or received by Administrative Agent or any Bank from any Credit Party or in respect of any of the assets of any Credit Party shall be applied in the following order:

(i)         first, to the payment of all fees, indemnities, expenses and other amounts (other than principal, interest, and Letter of Credit Fees) payable to the Administrative Agent (including fees, expenses, and disbursements of counsel to Administrative Agent);

(ii)        second, to the payment of all fees, indemnities, expenses and other amounts (other than principal, interest, and Letter of Credit Fees) payable to Banks (including fees, expenses, and disbursements of counsel to Banks), ratably among them in proportion to the respective amounts described in this clause second payable to them;

(iii)       third, to the reimbursement of any advances made by Banks to effect performance of any unperformed covenants of any Credit Party under any of the Loan Papers;

(iv)       fourth, to payment of that portion of the Obligations constituting (A) accrued and unpaid Letter of Credit Fees and interest on the Revolving Loans and other Obligations, (B) unpaid principal of the Revolving Loans in the order specified in Section 3.2(b), (C) any amounts funded but unreimbursed under Letters of Credit, (D) any amounts of the Obligations owing to each Bank Products Provider and (E) amounts owing under Hedge Agreements (to the extent such amounts are Obligations), ratably among the Banks, the Letter of Credit Issuer, the Bank Products Providers, and the holders of such Obligations under Hedge Agreements in proportion to the respective amounts described in this clause fourth payable to them;

(v)         fifth, to establish the deposits required by Section 2.1(b) if any; and

(vi)       last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Law.

All payments received by a Bank after the occurrence of an Event of Default for application to the principal of the Loans pursuant to this Section 3.2(c) shall be applied by such Bank in the manner provided in Section 3.2(b).

Notwithstanding the foregoing, amounts received from Borrower or any Guarantor that is not an Eligible Contract Participant shall not be applied to any Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Obligations other than Excluded Swap Obligations as a result of this clause, Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause fourth above from amounts received from Eligible Contract Participants to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Obligations described in clause fourth above by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other Obligations pursuant to clause fourth above).

Section 3.3            Funding Losses. If Borrower makes or is deemed to make any payment of principal subject to a ~~Eurodollar~~ SOFR Tranche (whether pursuant to Section 2.6, Section 2.7, Section 2.8, Section 2.9, Section 4.4, Article XI or Article XIII, whether as a voluntary or mandatory prepayment or otherwise, and including due to reallocation of Loans due to syndication during the period of one-hundred and eighty (180) days after the Eighth Amendment Effective Date) , on any day other than the last day of an Interest Period applicable thereto, if Borrower fails to make a prepayment of any SOFR Borrowing, after notice has been given to Administrative Agent in accordance with Section 2.7, or if Borrower fails to borrow any ~~Eurodollar~~ SOFR Borrowing, after notice has been given to any Bank in accordance with Section 2.2, Borrower shall reimburse each Bank on demand for any resulting loss or expense incurred by it, including any loss incurred in obtaining, liquidating or employing deposits from third parties, or any loss arising from the reemployment of funds at rates lower than the cost to such Bank of such funds and related costs, which in the case of the payment or prepayment prior to the end of the Interest Period for any ~~Eurodollar~~ SOFR~~(a)~~ Tranche, shall include the amount, if any, by which (a) the interest which such Bank would have received absent such payment or prepayment for the applicable Interest Period exceeds (b) the interest which such Bank would receive if its Commitment Percentage of the amount of such ~~Eurodollar~~ SOFR Borrowing were deposited, loaned, or placed by such Bank in the ~~interbank eurodollar~~ SOFR market on the date of such payment or prepayment for the remainder of the applicable Interest Period. Such Bank shall promptly deliver to Borrower and Administrative Agent a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

Section 3.4            Non-Receipt of Funds by Administrative Agent. Unless Administrative Agent shall have been notified by a Bank or Borrower (as used in this Section, “Payor”) prior to the date on which such Bank is to make payment to Administrative Agent hereunder or Borrower is to make a payment to Administrative Agent for the account of one or more Banks, as the case may be (as used in this Section, such payment being herein called the “Required Payment”), which notice shall be effective upon receipt, that Payor does not intend to make the Required Payment to Administrative Agent, Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if Payor has not in fact made the Required Payment to Administrative Agent, (a) the recipient of such payment shall, on demand, pay to Administrative Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount at a rate per annum equal to the Adjusted Base Rate then in effect for such period, and (b) Administrative Agent shall be entitled to offset against any and all sums to be paid to such recipient, the amount calculated in accordance with the foregoing clause (a). The obligations of the Banks under this Agreement to make the Loans, to issue or participate in Letters of Credit and to make payments under this Section, Section 12.14, Section 13.6(c), or Section 14.4, as applicable, are several and are not joint or joint and several. The failure of any ~~Lender~~ Bank to make available its Commitment Percentage of any Loan requested by the Borrower shall not relieve it or any other ~~Lender~~ Bank of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date, but no ~~Lender~~ Bank shall be responsible for the failure of any other ~~Lender~~ Bank to make its Commitment Percentage of such Loan available on the borrowing date.

Section 3.5          Defaulting Banks.

(a)           Notwithstanding anything to the contrary contained herein, the Maximum Credit Amount of a Defaulting Bank shall not be included in determining whether all Banks, the Super Majority Banks or the Required Banks have taken or may take any action hereunder (including approval of any redetermination of the Borrowing Base pursuant to Article IV and any consent to any amendment or waiver pursuant to Section 14.2); provided that, any waiver, amendment or modification requiring the consent of all Banks or each affected Bank which affects such Defaulting Bank differently than other affected Banks shall require the consent of such Defaulting Bank; and provided further that in no event shall (i) the Commitment, Elected Commitment or Maximum Credit Amount of any Defaulting Bank be increased or amounts owed to such Defaulting Bank reduced without the consent of such Defaulting Bank, or (ii) the Termination Date or any date fixed for any payment of principal of or interest on the Loan or any fees hereunder be postponed without the consent of such Defaulting Bank.

(b)           If any Bank shall fail to make any payment referenced in clause (a) of the definition of “Defaulting Bank”, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Bank and for the benefit of the Administrative Agent or any Letter of Credit Issuer to satisfy such Bank’s obligations hereunder until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Bank hereunder; in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion; provided that, subject to Section 14.17, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against such Bank as a result of such Bank’s increased exposure following such reallocation.

(c)           Borrower shall not be obligated to pay the Administrative Agent any Defaulting Bank’s ratable share of the fees described in Sections 2.11, 2.12 or 2.13 (notwithstanding anything to the contrary in such sections) for the period commencing on the day such Defaulting Bank becomes a Defaulting Bank and continuing for so long as such Bank continues to be a Defaulting Bank.

Section 4.3            Special Determination of Borrowing Base. In addition to the redeterminations of the Borrowing Base pursuant to Section 4.2 and Section 4.6, and adjustments of the Borrowing Base pursuant to Section 2.15 and Section 8.11, Borrower and Super Majority Banks may each request Special Determinations of the Borrowing Base from time to time; provided that Super Majority Banks may not request more than one Special Determination between Periodic Determinations of the Borrowing Base, and Borrower may not request more than two Special Determinations in any Fiscal Year. In addition, Borrower may request Special Determinations from time to time as significant development, exploration or acquisition opportunities are presented to Borrower. In the event Super Majority Banks request such a Special Determination, Administrative Agent shall promptly deliver notice of such request to Borrower and Borrower shall, within 20 days following the date of such request, deliver to Banks a Reserve Report prepared as of the last day of the calendar month preceding the date of such request. In the event Borrower requests a Special Determination, Borrower shall deliver written notice of such request to Banks which shall include (a) a Reserve Report prepared as of a date not more than 30 days prior to the date of such request, and (b) the amount of the Borrowing Base requested by Borrower and to become effective on the Determination Date applicable to such Special Determination. Upon receipt of such Reserve Report, Administrative Agent shall, subject to approval of Super Majority Banks, or all Banks in the event of a proposed increase in the Borrowing Base, redetermine the Borrowing Base in accordance with the procedure set forth in Section 4.2 which Borrowing Base shall become effective on the Determination Date applicable to such Special Determination (or as soon thereafter as Administrative Agent and Super Majority Banks, or all Banks in the event of a proposed increase in the Borrowing Base, approve such Borrowing Base and provide notice thereof to Borrower).

Section 4.4            Borrowing Base Deficiency. If a Borrowing Base Deficiency exists at any time (other than as a result of any reduction and/or redetermination of the Borrowing Base pursuant to Section 2.15 and/or Section 4.6), Borrower shall, within 30 days following notice thereof from Administrative Agent, provide written notice (the “Election Notice”) to Administrative Agent stating the action which Borrower proposes to take to remedy such Borrowing Base Deficiency, and Borrower shall thereafter, at its option, do one or a combination of the following: (a) within 45 days following the delivery of such Election Notice, make a prepayment of principal on the Revolving Loans in an amount sufficient to eliminate 50% of such Borrowing Base Deficiency, with a payment or payments to eliminate the remainder of such Borrowing Base Deficiency due within 90 days following the delivery of such Election Notice, and if such Borrowing Base Deficiency cannot be eliminated by prepaying the Revolving Loans in full (as a result of outstanding Letter of Credit Exposure), Borrower shall also at such time or times deposit with Administrative Agent sufficient funds to be held by Administrative Agent as security for outstanding Letter of Credit Exposure in the manner contemplated by Section 2.1(b) as necessary to eliminate the required portions of such Borrowing Base Deficiency on the dates required therefor, (b) within 90 days following the delivery of such Election Notice, submit additional oil and gas properties owned by Borrower and its Restricted Subsidiaries for consideration in connection with the determination of the Borrowing Base which Administrative Agent and Super Majority Banks deem sufficient in their sole discretion to eliminate such Borrowing Base Deficiency, or (c) eliminate such deficiency by making six consecutive mandatory prepayments of principal on the Revolving Loans, each of which shall be in the amount of one sixth of the amount of such Borrowing Base Deficiency, commencing on the date that is 30 days after notice of such Borrowing Base Deficiency is delivered to Borrower and continuing thereafter on each monthly anniversary of such first payment, and in connection therewith, Borrower shall dedicate a sufficient amount (as determined by Administrative Agent) of the monthly cash flow from

Borrower’s oil and gas properties to satisfy such payments. Notwithstanding the foregoing, upon any reduction and/or redetermination of the Borrowing Base pursuant to Section 4.6 which results in a Borrowing Base Deficiency (or increase in any existing Borrowing Base Deficiency), Borrower shall promptly, but in all events within two (2) Business Days after such Borrowing Base Deficiency first occurs (or earlier if required by such sections), make a mandatory prepayment of principal on the Revolving Loans and/or cash collateralize the Letter of Credit Exposure in accordance with Section 2.1(b), as applicable, in an amount sufficient to eliminate such Borrowing Base Deficiency (or increase in any previously existing Borrowing Base Deficiency).

Section 4.5            Initial Borrowing Base. Subject to the terms of Section 4.6 and Section 8.11, the Borrowing Base in effect during the period from the Effective Date until the date of the first Special or Periodic Determination after the Closing Date shall be the Initial Borrowing Base.

Section 4.6            Asset Disposition Adjustment. In addition to the redeterminations of the Borrowing Base pursuant to Section 4.2 and Section 4.3 and adjustments of the Borrowing Base pursuant to Section 8.11, simultaneously with the completion by any Credit Party of any Asset Disposition, the assets and/or Borrowing Base Hedges subject to which, when aggregated with the assets and/or Borrowing Base Hedges subject to all other Asset Dispositions since the Determination Date of the Borrowing Base then in effect, have a fair market value in excess of 5% of the Borrowing Base then in effect, the Borrowing Base shall be automatically reduced as set forth in this Section 4.6; provided, that, for purposes of this Section 4.6, a termination or other monetization, in whole or in part, of an Oil and Gas Hedge Transaction shall be deemed not to be an “Asset Disposition” to the extent that (x) such Oil and Gas Hedge Transaction is novated, in whole or in part, from the existing counterparty to another counterparty, with Borrower or the applicable Credit Party being the “remaining party” for purposes of such novation, (y) such Oil and Gas Hedge Transaction would have matured pursuant to its terms on or prior to the scheduled effective date of the next Periodic Determination or (z) upon its termination, in whole or in part, it is replaced, in a substantially contemporaneous transaction, with one or more Oil and Gas Hedge Transactions covering Hydrocarbons of the type that were hedged pursuant to such replaced Oil and Gas Hedge Transaction, with notional volumes, prices and tenors not less favorable to Borrower or such Credit Party as those set forth in such replaced Oil and Gas Hedge Transaction, and without net cash payments to any Credit Party in connection therewith (except to the extent that such cash payments are paid to the counterparties on such replacement transactions upon the relevant Credit Party entering into such replacement transactions). Such reduction shall be in an amount equal to the sum of (a) the net value given to the Borrowing Base Properties and/or Borrowing Base Hedges (to the extent so terminated and not so replaced) subject to such Asset Disposition in the Borrowing Base then in effect (taking into consideration any negative Borrowing Base value attributed to any out-of-the money Borrowing Base Hedges so terminated), and (b) the net reduction in the Borrowing Base value realized or resulting from any such replacement of Borrowing Base Hedges (taking into consideration any negative Borrowing Base value attributed to any out-of-the-money Borrowing Base Hedges so replaced). For the sake of clarity, the termination or other monetization of a Borrowing Base Hedge at its scheduled maturity or pursuant to clause (y) of the proviso in the preceding sentence does not constitute an Asset Disposition and notwithstanding anything to the contrary in this Section 4.6, the termination or monetization of a Borrowing Base Hedge at its scheduled maturity or pursuant to clause (y) of the proviso in the preceding sentence shall not result in any reduction of the Borrowing Base.

ARTICLE V
COLLATERAL AND GUARANTIES

Section 5.1          Security.

(a)           The Obligations shall be secured by first and prior Liens covering and encumbering (i) the Mineral Interests owned by Borrower and its Restricted Subsidiaries specified by Administrative Agent or Required Banks which shall in all events include not less than the Required Reserve Value of all Proved Mineral Interests owned by Borrower and its Restricted Subsidiaries on and after the Closing Date, (ii) one hundred percent (100%) of the issued and outstanding Equity of each existing and future Subsidiary (other than Subsidiaries of any Unrestricted Subsidiary) of Borrower, and (iii) substantially all of the other material assets of the Credit Parties, except that Permitted Encumbrances may exist and a Lien over the Equity in Medallion need not be granted to secure the Obligations. On or before the Effective Date, Borrower shall deliver to Administrative Agent, for the ratable benefit of each Bank, Mortgages in form and substance acceptable to Administrative Agent and duly executed by such Credit Party, together with such other assignments, conveyances, amendments, agreements and other writings, including the Security Agreement, UCC-1 financing statements and UCC-3 financing statement amendments (each duly authorized and, as applicable, executed) as Administrative Agent shall deem necessary or appropriate to grant, evidence and perfect first and prior Liens in all Borrowing Base Properties and other interests of Borrower and the Credit Parties required by this Section 5.1(a). Borrower hereby authorizes Administrative Agent, and its agents, successors and assigns, to file any and all necessary financing statements under the Uniform Commercial Code, assignments and/or continuation statements as necessary from time to time (in Administrative Agent’s discretion) to perfect (or continue perfection of) the Liens granted pursuant to the Loan Papers.

(b)           On or before the Effective Date and on or before each Determination Date after the Closing Date and at such other times as Administrative Agent or Required Banks shall request, Borrower shall, and shall cause its Restricted Subsidiaries to, deliver to Administrative Agent, for the ratable benefit of each Bank, Mortgages in form and substance acceptable to Administrative Agent and duly executed by Borrower and such Restricted Subsidiaries (as applicable) together with such other assignments, conveyances, amendments, agreements and other writings, including UCC-1 financing statements (each duly authorized and, as applicable, executed) as Administrative Agent shall deem necessary or appropriate to grant, evidence and perfect the Liens required by Section 5.1(a)(i) above with respect to Mineral Interests then held by Borrower and such Restricted Subsidiaries (as applicable) which are not the subject of existing first and prior, perfected Liens securing the Obligations as required by Section 5.1(a)(i).

(c)           Notwithstanding any provision in any of the Loan Papers to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulations) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulations) owned by any Credit Party included in the Borrowing Base Properties and no Building or Manufactured (Mobile) Home shall be encumbered by any of the Mortgages, the Security Agreement, the Facility Guaranty or any other Loan Paper; provided, that (i)the applicable Credit Party’s interests in all lands and Hydrocarbons situated under any such Building or Manufactured (Mobile) Home shall be included in the Borrowing Base Properties and collateral and may be encumbered by the Mortgages or other Loan Papers and (ii)the Credit Parties shall not permit to exist any Lien on any Building or Manufactured (Mobile) Home except Permitted Encumbrances.

Section 5.2           Title Information. At any time Borrower or any of its Restricted Subsidiaries are required to execute and deliver Mortgages to Administrative Agent pursuant to Section 5.1, Borrower shall also deliver to Administrative Agent such opinions of counsel (including, if so requested, title opinions, and in each case addressed to Administrative Agent) or other evidence of title as Administrative Agent shall deem necessary or appropriate to verify (a) Borrower’s (or any such Restricted Subsidiary’s (as applicable)) title to the Required Reserve Value of the Proved Mineral Interests which are subject to such Mortgages, and (b) the validity and perfection of the Liens created by such Mortgages.

Section 5.3           Guarantees. Payment and performance of the Obligations shall be fully guaranteed by each existing or hereafter acquired or formed Restricted Subsidiary of Borrower pursuant to the Facility Guaranty.

Section 5.4           Additional Guarantors. In connection with the creation or acquisition of any new Restricted Subsidiary of Borrower, promptly (and in no event less than 30 days) following such creation or acquisition, Borrower shall, or shall cause (a) the applicable Restricted Subsidiary to execute and deliver a joinder to the Facility Guaranty and the Security Agreement executed by such Restricted Subsidiary, (b) the holder of the Equity in such Restricted Subsidiary to pledge all of the Equity of such Subsidiary (including delivery of original stock certificates evidencing the Equity of such Restricted Subsidiary, together with appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof), and (c) execute and deliver, or cause any other Credit Party to execute and deliver, such other additional UCC -1 financing statements, closing documents, certificates, and legal opinions as shall reasonably be requested by the Administrative Agent, in the case of each of clause (a), (b), and (c) above, in form and substance reasonably satisfactory to Administrative Agent.

ARTICLE VI
CONDITIONS TO BORROWINGS

Section 6.1           Conditions to Initial Borrowing and Participation in Letter of Credit Exposure. The obligation of each Bank to loan its Commitment Percentage of the initial Borrowing hereunder, and the obligation of Administrative Agent to issue (or cause another Bank to issue) the initial Letter of Credit issued hereunder (other than the Existing Letters of Credit), is subject to the satisfaction of each of the following conditions:

(a)           Closing Deliveries. Administrative Agent shall have received each of the following documents, instruments and agreements, each of which shall be in form and substance and executed in such counterparts as shall be acceptable to Administrative Agent and Required Banks and each of which shall, unless otherwise indicated, be dated the Closing Date:

(i)         this Agreement, duly executed and delivered by Borrower, each Bank, Letter of Credit Issuer, and Administrative Agent;

(ii)        a Note payable to each Bank requesting a Note in the amount of such Bank’s Maximum Credit Amount, in each case duly executed and delivered by Borrower;

(iii)       the Facility Guaranty, duly executed and delivered by each Credit Party other than Borrower;

incorporation, bylaws, regulations or other organizational documents (as applicable) of any such Credit Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon any such Credit Party or result in the creation or imposition of any Lien on any asset of any such Credit Party except Liens securing the Obligations.

Section 7.3           Binding Effect. (a) Each of this Agreement and the Notes constitutes a valid and binding agreement of Borrower; (b) the Mortgages, the Security Agreement, the Facility Guaranty and the other Loan Papers when executed and delivered in accordance with this Agreement, will then constitute valid and binding obligations of each Credit Party a party thereto; and (c) each Loan Paper is enforceable against each Credit Party a party thereto in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors’ rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

Section 7.4          Financial Information.

(a)           The Current Financials fairly present, in conformity with GAAP, the consolidated financial position of Borrower and its consolidated results of operations and cash flows as of the date and for the periods covered thereby.

(b)           There has been no material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Credit Parties, taken as a whole, relative to that set forth in the financial statements of Borrower and its consolidated Subsidiaries as of December 31, 2019.

Section 7.5           Litigation. Except for matters disclosed on Schedule 2 hereto, there is no action, suit or proceeding pending against, or to the knowledge of any Credit Party, threatened against or affecting any Credit Party before any court, arbitrator, Governmental Authority or official in which there is a reasonable possibility of an adverse decision which could reasonably be expected to have a Material Adverse Effect, which could in any manner draw into question the validity of the Loan Papers.

Section 7.6          ERISA.

(a)           Each Credit Party and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

(b)           Each Plan is, and has been, established and maintained in substantial compliance with its terms, ERISA and, where applicable, the Code.

(c)           No act, omission or transaction has occurred which could result in imposition on Borrower, any Restricted Subsidiary of Borrower or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii)        breach of fiduciary duty liability damages under section 409 of ERISA.

(d)           Full payment when due has been made of all amounts which Borrower, the Restricted Subsidiaries of Borrower or any ERISA Affiliate is required under the terms of each Plan or applicable Law to have paid as contributions to such Plan as of the Closing Date.

(e)           Neither any Credit Party nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by any Credit Party or any ERISA Affiliate in its sole discretion at any time without any material liability.

(f)           Neither any Credit Party nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the Closing Date sponsored, maintained or contributed to, any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.

Section 7.7           Taxes and Filing of Tax Returns. Each Credit Party has filed all material tax returns required to have been filed and has paid all Taxes shown to be due and payable on such returns, including interest and penalties, and all other Taxes which are payable by such party, to the extent the same have become due and payable other than Taxes with respect to which a failure to pay would not reasonably be expected to have a Material Adverse Effect. Borrower does not know of any proposed material Tax assessment against any Credit Party, and each Credit Party maintains adequate reserves in accordance with GAAP with respect to all of its Tax liabilities of and those of its predecessors. Except as disclosed in writing to Banks, no Tax liability of any Credit Party, or any of their predecessors, has been asserted by the Internal Revenue Service for Taxes, in excess of those already paid.

Section 7.8           Title to Properties; Liens. Each Credit Party has good and valid title to all material assets purported to be owned by it. Without limiting the foregoing, Borrower and/or its applicable Restricted Subsidiaries have good, valid and defensible title to all Borrowing Base Properties (except for Borrowing Base Properties disposed of in compliance with, and to the extent permitted by Section 9.5 to the extent this representation and warranty is made or deemed made after the Closing Date), free and clear of all Liens, except for Liens permitted by Section 9.3.

Section 7.9           Mineral Interests. All Borrowing Base Properties are valid, subsisting, and in full force and effect, and all rentals, royalties, and other amounts due and payable in respect thereof have been duly paid. Without regard to any consent or non- consent provisions of any joint operating agreement covering any Credit Party’s Proved Mineral Interests, each Credit Party’s share of (a) the costs attributable to each Borrowing Base Property is not greater than the decimal fraction set forth in the Reserve Report, before and after payout, as the case may be, and described therein by the respective designations “working interests”, “WI”, “gross working interest”, “GWI”, or similar terms, unless such greater share of costs is offset by a corresponding proportionate increase in the applicable Credit Parties’ net revenue interest in such Borrowing Base Property, and (b) production from, allocated to, or attributed to each such Borrowing Base Property is not less than the decimal fraction set forth in the Reserve Report, before and after payout, as the case may be, and described therein by the designations “net revenue interest,” “NRI,” or similar terms.

Section 7.10          Business; Compliance. Each Credit Party has performed and abided by all obligations required to be performed under each license, permit, order, authorization, grant, contract, agreement, or regulation to which such Credit Party is a party or by which such Credit Party or any of the assets of such Credit Party are bound to the extent a failure to perform and abide by such obligations could reasonably be expected to have a Material Adverse Effect; provided that, to the extent Mineral Interests owned by any such Credit Party are operated by operators other than such Credit Party or an Affiliate of such Credit Party, Borrower does not have accurately reflect, in all material respects, the ownership interests in the Mineral Interests referred to therein (including all before and after payout calculations).

Section 7.14          Full Disclosure. All written information heretofore furnished by or on behalf of any Credit Party to Administrative Agent, any Arranger, or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such written information hereafter furnished by or on behalf of any Credit Party to Administrative Agent, any Arranger, or any Bank will be, when taken as a whole, true, complete, and accurate in every material respect and based on reasonable estimates on the date as of which such written information is stated or certified (it being understood that actual results may vary materially from the financial projections provided hereunder); provided that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. Borrower has disclosed to Banks in writing any and all facts (other than facts of general public knowledge) which might reasonably be expected to have a Material Adverse Effect, or might adversely affect (to the extent Borrower can now reasonably foresee), the business, operations, prospects or condition, financial or otherwise, of each Credit Party or the ability of each Credit Party to perform its obligations under this Agreement and the other Loan Papers.

Section 7.15          Organizational Structure; Nature of Business. The primary business of each Credit Party is the acquisition, exploration, development and operation of Mineral Interests, and/or the production and/or marketing of Hydrocarbons and accompanying elements therefrom. As of the Closing Date, Schedule 3 hereto accurately reflects (a) the jurisdiction of incorporation or organization of each Credit Party, (b) each jurisdiction in which each Credit Party is qualified to transact business as a foreign corporation, foreign partnership or foreign limited liability company, (c) the authorized, issued and outstanding stock, partnership or limited liability interests of each Subsidiary of Borrower, including the names of (and number of shares or other equity interests held by) the record and beneficial owners of such interests, and (d) all outstanding warrants, options, subscription rights, convertible securities or other rights to purchase capital stock, partnership or limited liability company interests of each Subsidiary of Borrower. Except as set forth in this Section 7.15 and in Schedule 3 hereto, as of the Closing Date, no Person holds record or beneficial ownership of any capital stock or other equity interest in any Subsidiary of Borrower or any other right or option to acquire any capital stock or other equity interest in any Subsidiary of Borrower and, without limiting the foregoing, there are not outstanding any warrants, options, subscription rights or other rights to purchase stock or other equity interests in any Subsidiary of Borrower. No Credit Party has made or presently holds any Investments other than Permitted Investments. Except as set forth in Schedule 3 hereto, as of the Closing Date, Borrower does not have any Subsidiaries, and no Credit Party is a partner or joint venturer in any partnership or joint venture or a member of any unincorporated association.

Section 7.16          Environmental Matters. No real or personal property owned or leased by any Credit Party (including Mineral Interests) and no operations conducted thereon, and no operations of any prior owner, lessee or operator of any such properties, is or has been in violation of any Applicable Environmental Law other than violations which neither individually nor in the aggregate will have a Material Adverse Effect, nor is any such property or operation the subject of any existing, pending or, to Borrower’s knowledge, threatened Environmental Complaint which could, individually or in the aggregate, have a Material Adverse Effect. All notices, permits, licenses, and similar authorizations, if any, required to be obtained or filed in connection with the ownership or operation of any and all real and personal property owned, leased or

Section 8.1            Information. Borrower will deliver, or cause to be delivered, to each Bank:

(a)           as soon as available and in any event within 120 days after the end of each Fiscal Year of Borrower, consolidated balance sheets of Borrower as of the end of such Fiscal Year and the related consolidated statements of income and cash flow for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year of Borrower all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)           as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Borrower, commencing with the Fiscal Quarter ending March 31, 2017, consolidated balance sheets of Borrower as of the end of such Fiscal Quarter and the related consolidated statements of income and cash flow for such Fiscal Quarter and for the portion of Borrower’s Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower’s previous Fiscal Year;

(c)           simultaneously with the delivery of each set of financial statements referred to in Section 8.1(a) and Section 8.1(b), (x) a certificate of the chief financial officer or chief executive officer of Borrower in the form of Exhibit F hereto, (i) setting forth in reasonable detail the calculations required to establish whether Borrower was in compliance with the requirements of Article X on the date of such financial statements, (ii) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto, (iii) stating whether or not such financial statements fairly present in all material respects the results of operations and financial condition of Borrower as of the date of the delivery of such financial statements and for the period covered thereby, (iv) setting forth (A) whether as of such date there is a Material Gas Imbalance and, if so, setting forth the amount of net gas imbalances under Gas Balancing Agreements to which any Credit Party is a party or by which any Mineral Interests owned by any Credit Party are bound, and (B) the aggregate amount of all Advance Payments received under Advance Payment Contracts to which Borrower or any Restricted Subsidiary is a party or by which any Mineral Interests owned by any Credit Party are bound which have not been satisfied by delivery of production, if any, and (v) a summary of the Hedge Transactions to which any Credit Party is a party on such date and (y) only if, as of the last day of any fiscal period of the Borrower, any of the consolidated Subsidiaries of the Borrower have been designated as Unrestricted Subsidiaries, then concurrently with any delivery of financial statements under Section 8.1(a) or Section 8.1(b), as applicable, a certificate of the chief financial officer or chief executive officer of Borrower setting forth consolidating spreadsheets that show all consolidated Unrestricted Subsidiaries and the eliminating entries;

(d)           immediately upon any Authorized Officer of any Credit Party becoming aware of the occurrence of any Default under any of the Loan Papers, including a Default under Article X, a certificate of an Authorized Officer of Borrower setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto;

(k)           from time to time such additional information regarding the financial position or business of each Credit Party (including any Plan and any reports or other information required to be filed with respect thereto under the Code or under ERISA and a list of all Persons purchasing Hydrocarbons from any Credit Party) as Administrative Agent, at the request of any Bank, may reasonably request;

(l)            prompt written notice, and in any event within three (3) Business Days, of (i) the occurrence of any loss, casualty or other damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any property of Borrower or any other Credit Party having a fair market value in excess of $10,000,000 or (ii) the commencement of any action or proceeding that could reasonably be expected to result in a such an event;

(m)           in the event Borrower or any other Credit Party enters into a letter of intent, term sheet or other document, agreement or understanding evidencing its intent to sell, transfer, assign or otherwise dispose of any Mineral Interests, prompt (and in any event within five (5) Business Days) written notice of such (together with a copy of any such document), the price thereof and the anticipated date of closing and any other details thereof requested by the Administrative Agent or any Bank;

(n)           promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to the certificate or articles of incorporation, by-laws, any preferred stock designation or any other organic document of Borrower or any other Credit Party;

(o)           prompt written notice (and in any event no less than thirty (30) days prior thereto) of any change (i) in Borrower or any Credit Party’s company name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its properties, (ii) in the location of Borrower or any Credit Party’s chief executive office or principal place of business, (iii) in Borrower or any Credit Party’s identity or company structure or in the jurisdiction in which such Person is incorporated or formed, (iv) in Borrower or any Credit Party’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and (v) in Borrower or any Credit Party’s federal taxpayer identification number;

(p)           prompt written notice of all created or acquisition of any new Subsidiary of Borrower and to comply, and cause ~~such~~ each Restricted Subsidiary to comply, with Article V;

(q)           prompt written notice of the amendment, modification or termination of any Hedge Agreement or the termination of any Hedge Transaction; and

(r)            not less than three (3) Business Days’ (or such shorter time as the Administrative Agent may agree to its sole discretion) prior to making any Distribution pursuant to Section 9.2(b) or making of any Redemption pursuant to Section 9.13(a)(i), a certificate of an Authorized Officer in substantially the form of Exhibit M hereto setting forth the amounts of (i) Free Cash Flow for the most recent four fiscal quarter period ended prior thereto for which financial statements have been delivered for the Borrower pursuant to Section 8.1(a) or Section 8.1(b), as applicable, (ii) Available Free Cash Flow as of the date of delivery of such certificate and (iii) Available Free Cash Flow immediately after giving effect to making any Distribution pursuant to Section 9.2(b) or making of any Redemption pursuant to Section 9.13(a)(i).

(b)          Notwithstanding any other provisions of this Agreement or any other Loan Paper, Obligations guaranteed by any Guarantor, or secured by the grant of any Lien by such Guarantor under any Loan Paper, shall exclude all Excluded Swap Obligations with respect to such Guarantor.

Section 8.14          EEA Financial Institutions. No Credit Party is an EEA Financial Institution.

Section 8.15          Accounts. All of the Accounts other than Excluded Accounts of the Credit Parties shall at all times be subject to an Account Control Agreement; provided, that in the case of any Account acquired pursuant to an acquisition permitted under Section 9.12 (and which was not formed in contemplation of such acquisition), so long as Borrower provides the Administrative Agent with written notice of the existence of such Account within five (5) Business Days following the date of such acquisition (or such later date as the Administrative Agent may agree in its sole discretion), Borrower will have thirty (30) days (or such later date as the Administrative Agent may agree in its sole discretion) to (a) transfer such account to an account with a Bank and (b) subject such account to an Account Control Agreement. Notwithstanding anything to the contrary, with respect to each Account of the Credit Parties in existence on the Effective Date, the Credit Parties shall, no later than June 2, 2017 (or such later date as the Administrative Agent may agree in its sole discretion), deliver to the Administrative Agent duly executed Account Control Agreements as are required pursuant to this Section 8.15.

Section 8.16        Unrestricted Subsidiaries. The Borrower:

(a)           will cause the management, business and affairs of each of the Borrower and its Restricted Subsidiaries to be conducted in such a manner (including, without limitation, by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries to creditors and potential creditors thereof and by not permitting assets of the Borrower and its respective Restricted Subsidiaries to be commingled) so that each Unrestricted Subsidiary that is a corporation will be treated as a corporate entity separate and distinct from the Borrower and the Restricted Subsidiaries;

(b)           will cause each Unrestricted Subsidiary (i) to refrain from maintaining its assets in such a manner that would make it costly or difficult to segregate, ascertain or identify as its individual assets from those of the Borrower or any Restricted Subsidiary and (ii) to observe all corporate formalities;

(c)           will not, and will not permit any of the Restricted Subsidiaries to, incur, assume, guarantee or be or become liable for any Debt of any of the Unrestricted Subsidiaries;

(d)           will not, and will not permit any Restricted Subsidiary to, permit any credit agreement for a senior credit facility, a loan agreement for a senior credit facility, a note purchase agreement for the sale of promissory notes or an indenture governing capital markets debt instruments pursuant to which the Borrower or any Restricted Subsidiary is a borrower, issuer or guarantor (the “Relevant Debt”), the terms of which would, upon the occurrence of a default under any Debt of an Unrestricted Subsidiary, (i) result in, or permit the holder of any Relevant Debt to declare a default on such Relevant Debt or (ii) cause the payment of any Relevant Debt to be accelerated or payable before the fixed date on which the principal of such Relevant Debt is due and payable; and

(e)           will not permit any Unrestricted Subsidiary to hold any equity interests in, or any Debt of, any Credit Party.

ARTICLE IX
NEGATIVE COVENANTS

Borrower agrees that, so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Loan remains unpaid or any Letter of Credit remains outstanding:

Section 9.1           Debt. Borrower will not, nor will Borrower permit any other Credit Party to, incur, become or remain liable for any Debt other than (a) the Obligations, (b) Debt of any Credit Party to any other Credit Party, (c) Permitted Purchase Money Debt, (d) subject to any adjustment to the Borrowing Base required under Section 2.15, Senior Notes and any guarantees thereof and any Permitted Refinancing Debt, provided that, solely with respect to Senior Notes not constituting Permitted Refinancing Debt, (i) such Senior Notes do not have any scheduled amortization prior to the stated maturity of such Senior Notes, (ii) such Senior Notes do not mature sooner than a date that is at least one-hundred and eighty (180) days following the Termination Date in effect on the date of issuance of such Senior Notes, (iii) such Senior Notes and any guarantees thereof are on market terms for similar instruments of issuers of similar size and credit quality given the then prevailing market conditions, (iv) as determined in good faith by the senior management of Borrower, such Senior Notes and any guarantees thereof are on terms, taken as a whole, no more restrictive or burdensome than this Agreement, provided that (A) the financial maintenance covenants with respect to such Senior Notes are not more restrictive than those in this Agreement and (B) the representations and warranties, covenants (other than financial maintenance covenants) and events of default of such Senior Notes are not, taken as a whole, more restrictive or burdensome than those in this Agreement, and (v) such Senior Notes do not have any mandatory prepayment or redemption provisions (other than customary change of control or asset sale tender offer provisions) which would require a mandatory prepayment or redemption in priority to the Obligations, (e)~~and (a)~~ subject to the conditions set forth in the Renewable Product Purchase Documents, Debt constituting the obligation of Borrower to make each Monthly Settlement Payment; provided that, (i) upon achieving the “Commercial Operation Date” (as defined in the Renewable Product Purchase Agreement), Administrative Agent shall have received from Borrower written notice of the occurrence thereof and (ii) within five (5) Business Days of payment of any such Monthly Settlement Payment by Borrower in excess of $100,000, Administrative Agent shall have received from Borrower written notice as to the amount of such Monthly Settlement Payment and such additional details as reasonably requested by Administrative Agent, (f) subject to the conditions set forth in the Renewable Product Purchase Documents, Debt constituting the obligation to provide the Performance Security; provided that, promptly after providing such Performance Security, Administrative Agent shall have received from Borrower written notice as to the amount of such Performance Security, the circumstances under which such Performance Security was provided and such additional details as reasonably requested by Administrative Agent, and (g) other Debt in an amount not to exceed at any time $20,000,000 in the aggregate.

Solely for purposes of clause (d) of this Section 9.1, any Permitted Senior Debt for the payment of which the proceeds of other Senior Notes or Permitted Refinancing Debt has been deposited in trust or otherwise set aside shall be deemed no longer “outstanding” so long as such

Permitted Senior Debt is repaid within sixty (60) days after the Credit Parties’ receipt of proceeds of such other Senior Notes or Permitted Refinancing Debt.

Section 9.2            Restricted Payments. Borrower will not, nor will Borrower permit any other Credit Party to, declare, pay or make, or incur any liability to declare, pay or make, any Restricted Payment, except that Borrower may:

(a)           declare and pay dividends with respect to its Equity payable solely in additional shares of its Equity (or in de minimis amounts of cash payable in lieu of partial shares of its Equity); and

(b)           make Distributions in an aggregate amount not to exceed the Available Amount; so long as immediately after giving effect to any such Distribution (i) no Default or Event of Default exists or results therefrom, (ii) undrawn Commitments are greater than or equal to (x) fifty percent (50%) of the Total Commitment on or prior to December 31, 2022 and (y) thirty-five percent (35%) of the Total Commitment on and after January 1, 2023, (iii) the Borrower will be in pro forma compliance with the financial covenant set forth in Section 10.1(a), (iv) the Consolidated Total Leverage Ratio on a pro forma basis is not greater than ~~2.00~~ 2.50 to 1.00, in the case of both (iii) and (iv), Net Debt or Total Debt, as applicable, shall be determined as of the date of calculation after giving effect to such Distribution occurring on such date and Consolidated EBITDAX shall be determined as if such Distribution occurred on the last day of the Fiscal Quarter then most recently ended for which financial statements have been received pursuant to Section 8.1, (v) Available Free Cash Flow on a pro forma basis shall be greater than or equal to $0 and (vi) the Borrower shall have timely delivered the certificate required under Section 8.1(r) with respect to such Distribution; and provided, further that (x) any Equity repurchased pursuant to this Section 9.2(b) shall be contemporaneously cancelled by the Borrower and (y) for clarity, (1) such cancellation is not restricted by Section 9.5 and does not trigger any requirement that the Borrower or any other Credit Party take any further action to be in compliance therewith, and (2) the requirement set forth in clause (iv) of this Section 9.2(b) is applicable only at the time of such Distribution after giving effect to any related borrowing or Debt issuance and does not require that the Consolidated Total Leverage Ratio be maintained at not greater than ~~2.00~~ 2.50 to 1.00 subsequent to giving effect to such Distribution and any related borrowing or Debt issuance.

Section 9.3            Liens; Negative Pledge. Borrower will not, nor will Borrower permit any other Credit Party to, create, assume or suffer to exist any Lien on any asset owned by it other than (a) Permitted Encumbrances, and (b) Liens existing on any asset prior to the acquisition thereof by any Credit Party or existing on any asset of any Person that becomes a Credit Party after the date hereof prior to the time such Person becomes a Credit Party; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Credit Party, as the case may be, (ii) such Lien shall not at any time apply to or encumber any other assets of the Credit Party, (iii) such Lien shall not at any time attach to any Mineral Interests of the Credit Parties, and (iv) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Credit Party, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof. Borrower will not, nor will Borrower permit any other Credit Party to, enter into or become subject to any agreement that prohibits or otherwise restricts the right of any Credit Party to create, assume or suffer to exist any Lien in favor of the Secured Parties on any Credit Party’s assets.

Section 9.4            Consolidations and Mergers. Without the prior written consent of Super Majority Banks, Borrower will not, nor will Borrower permit any other Credit Party to, consolidate or merge with or into any other Person; provided that, so long as no Default or Event of Default exists or will result, Borrower or any wholly owned Subsidiary of Borrower that is a Credit Party may merge or consolidate with any other Credit Party, provided further that, if Borrower is a party to any such merger or consolidation, Borrower must be the surviving entity of such merger or consolidation.

Section 9.5           Asset Dispositions. Borrower will not, nor will Borrower permit any other Credit Party to, sell, lease, transfer, abandon or otherwise dispose of any asset (including, in each case, as a result of the designation of any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with Section 9.18) other than (a) the sale in the ordinary course of business of Hydrocarbons produced from any Credit Party’s Mineral Interests, (b) the sale, lease, transfer, abandonment or other disposition of machinery, equipment and other personal property and fixtures which are (i) made in connection with a release, surrender or abandonment of a well, or (ii) (A) obsolete for their intended purpose and disposed of in the ordinary course of business, or (B) replaced by articles of comparable suitability owned by any Credit Party, free and clear of all Liens except Permitted Encumbrances, (c) the sale of equity interest in Medallion (for the sake of clarity, until such time, if any, as Medallion shall become a Subsidiary, the sale of any or all of the assets of Medallion is not restricted by this Agreement), (d) Asset Dispositions at no less than fair market value (as reasonably determined by Borrower); provided that, (A) no Asset Disposition shall be permitted pursuant to this clause (d) unless all mandatory prepayments required by Section 2.6 in connection with such Asset Disposition are made concurrently with the closing thereof, and (B) Borrower or other applicable Credit Party shall within 30 days following the closing of each Asset Disposition novate, unwind or terminate Oil and Gas Hedge Transactions as needed to comply with Section 9.10 ~~and~~ , (e) the Legacy Asset Disposition; provided that, each of the Legacy Asset Disposition Conditions have been satisfied, (f) the sale, lease, transfer, use of other disposition of any Renewable Product (as defined in the Renewable Product Purchase Agreement) and (g) dispositions constituting Permitted Investments described in clause (g) of the definition thereof. In no event will Borrower issue, sell, transfer or dispose of, or permit any other Credit Party to issue, sell, transfer or dispose of, any capital stock or other equity interest in any Subsidiary of such Credit Party (other than an Unrestricted Subsidiary of an Unrestricted Subsidiary), nor will Borrower permit any other Credit Party to issue or sell any capital stock in such Credit Party or other equity interest or any option, warrant or other right to acquire such capital stock or equity interest or security convertible into such capital stock or equity interest to any Person other than the Person which is the direct parent of such issuer on the Closing Date.

Section 9.6            Use of Proceeds. Borrower will not request any Borrowing or Letter of Credit, and Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of Borrowings for any purpose other than to finance the acquisition, exploration, and development of Mineral Interests, for working capital and general corporate purposes (for the sake of clarity, including, to the extent permitted under Section 9.13 and the other provisions of this Agreement, the Redemption of Senior Notes), and to pay fees and expenses incurred in connection with the Closing Transactions. None of the proceeds of the Loans or any Letter of Credit issued hereunder will be used, directly or indirectly, (a) for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, (b) in violation of applicable Law or regulation (including the Margin Regulations), (c) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-

Corruption Laws, (d) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Person known by Borrower to be a Sanctioned Person, or in any Sanctioned Country, or (e) in any manner that would result in the violation of any Sanctions applicable to any party hereto. Letters of Credit will be issued hereunder only for the purpose of securing bids, tenders, bonds, contracts and other obligations entered into in the ordinary course of Borrower’s business and to secure obligations of Borrower and its Restricted Subsidiaries under Oil and Gas Hedge Transactions; provided that, the aggregate Letter of Credit Exposure of all Banks under all Hedge Transaction Letters of Credit shall not exceed $10,000,000 at any time. Without limiting the foregoing, with the exception of Hedge Transaction Letters of Credit permitted pursuant to the preceding sentence, no Letters of Credit will be issued hereunder for the purpose of or providing credit enhancement with respect to any Debt or equity security of any Credit Party or to secure any Credit Party’s obligations with respect to Hedge Transactions other than Hedge Transactions with a Bank or an Affiliate of a Bank.

Section 9.7            Investments. Borrower will not, nor will Borrower permit any other Credit Party to, directly or indirectly, make any Investment (including, in each case, as a result of the designation of any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with Section 9.18) other than Permitted Investments.

Section 9.8           Transactions with Affiliates. Borrower will not, nor will Borrower permit any other Credit Party to, engage in any material transaction with any of their Affiliates (other than transactions among Credit Parties ) unless such transaction is generally as favorable to such Credit Party as could be obtained in an arm’s length transaction with an unaffiliated Person in accordance with prevailing industry customs and practices. Notwithstanding the foregoing, the restrictions set forth in this Section 9.8 shall not apply to the payment of reasonable and customary fees to directors of any Credit Party who are not employees of any Credit Party or to transactions with Unrestricted Subsidiaries constituting Permitted Investments described in clause (g) of the definition thereof.

Section 9.9            ERISA. Borrower will not, and will not permit any Credit Party to, at any time:

(a)           engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which Borrower, any Credit Party or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code.

(b)           fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, Borrower, any Credit Party or any ERISA Affiliate is required to pay as contributions thereto.

(c)           contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to (i) any employee welfare benefit plan, as defined in section 3(1) of ERISA, including any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability, or (ii) any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.

Section 9.10        Hedge Transactions.

(a)           Borrower will not, nor will Borrower permit any other Credit Party to, enter into or, subject to clause (B) of the proviso in the first sentence of Section 9.5, permit to exist any Oil and Gas Hedge Transactions (other than (x) purchased put options or price floors with respect to Hydrocarbons and (y) Oil and Gas Hedge Transactions Liquidated, or to be Liquidated, pursuant to the Legacy Asset Disposition Agreement) (i) with a duration longer than five years from the date the applicable Oil and Gas Hedge Transaction is entered into or (ii) whereby the volume of Hydrocarbons with respect to which a settlement payment is calculated would exceed (A) for the first 24 months after the date of execution of such Hedge Transaction (the “First Measurement Period”), 100% and (B) for the first 36 months immediately following the First Measurement Period, 75%, in each case, (x) of Borrower’s anticipated production (assuming no curtailment or interruption of transportation for such anticipated production) from Proved Mineral Interests and (y) without duplication of the “put” and “call”, notional quantities of any collars. Borrower will not, nor will Borrower permit any other Credit Party to, enter into any commodity, interest rate, currency or other swap, option, collar or other derivative transaction pursuant to which any Credit Party speculates on the movement of commodity prices, securities prices, interest rates, financial markets, currency markets or other items; provided that, nothing contained in this Section 9.10(a) shall prohibit any Credit Party from (1) entering into interest rate swaps or other interest rate hedge transactions pursuant to which such Credit Party hedges interest rate risk with respect to the interest reasonably anticipated to be incurred pursuant to this Agreement, (2) entering into Oil and Gas Hedge Transactions otherwise permitted by this Section 9.10(a) or Section 9.10(b), ~~or~~ (3) making Permitted Investments or (4) entering into the Renewable Product Purchase Documents and performing its obligations thereunder;

(b)           Borrower the other Credit Parties may enter into Hedge Agreements that would be permitted by Section 9.10(a) pertaining to Mineral Interests to be acquired pursuant to a Specified Acquisition; provided that Hedge Agreements pursuant to this Section 9.10(b) must be Liquidated upon the earlier to occur of: (i) the date that is 90 days after the execution of the purchase and sale agreement relating to the Specified Acquisition to the extent that such Specified Acquisition has not been consummated by such date and (ii) any Credit Party knows with reasonable certainty that the Specified Acquisition will not be consummated; and

(c)           Borrower will not, and will not permit any other Credit Party to, Liquidate any Hedge Agreement (other than Hedge Agreements Liquidated, or to be Liquidated, pursuant to the Legacy Asset Disposition Agreement) in respect of commodities unless (x) if such Swap Liquidation would result in an automatic redetermination of the Borrowing Base pursuant to Section 4.6, Borrower delivers reasonable prior written notice thereof to the Administrative Agent, and (y) if a Borrowing Base Deficiency would result from such Swap Liquidation as a result of an automatic redetermination of the Borrowing Base pursuant to Section 4.6, Borrower prepays Borrowings, prior to or contemporaneously with the consummation of such Swap Liquidation to the extent that such prepayment would have been required under Section 2.6(a) after giving effect to such automatic redetermination of the Borrowing Base.

Section 9.11          Operating Leases. Borrower will not, nor will Borrower permit any other Credit Party to, incur, become, or remain liable under any Operating Lease which would cause the aggregate amount of all Rentals payable by any Credit Party in any Fiscal Year to be greater than $20,000,000.

Section 9.12          Acquisition. Without the prior written consent of Required Banks, Borrower will not, nor will Borrower permit any other Credit Party to, acquire, in a single transaction or a series of related transactions, all or substantially all of the assets or capital stock (or other outstanding equity interests) of any Person, or all or substantially all of the assets comprising a division of any Person; provided that, nothing contained in this Section 9.12 shall prohibit Borrower or any other Credit Party from making (i) the Sabalo Acquisition and (ii) any other acquisition of a Person whose primary business is the acquisition, exploration, development and operation of Mineral Interests, and/or the production and/or marketing of Hydrocarbons and accompanying elements therefrom or any other acquisition or Investment which is permitted by the terms of this Agreement, including acquisitions of Hydrocarbons and Mineral Interests, and any Permitted Investment.

Section 9.13          Repayment of Senior Notes; Amendment to Terms of Senior Indenture. Borrower will not, and will not permit any other Credit Party to:

(a)           call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) the Senior Notes prior to the date that is one-hundred and eighty (180) days after the Termination Date , except that Borrower may call, make or offer to make Redemptions from and after the ~~Seventh~~ Eighth Amendment Effective Date: (i) so long as immediately after giving effect to such Redemptions (and any Borrowings incurred in connection therewith), (1) no Default or Event of Default exists or results therefrom, (2) undrawn Commitments are greater than or equal to thirty-five percent (35%) of the Total Commitment, (3) the Borrower will be in pro forma compliance with the financial covenant set forth in Section 10.1(a), (4) the Consolidated Total Leverage Ratio on a pro forma basis is not greater than 2.0 to 1.00, (5) Available Free Cash Flow on a pro forma basis shall be greater than or equal to $0 and (6) the Borrower shall have timely delivered the certificate required under Section 8.1(r) with respect to such Redemption; (ii) with an aggregate repurchase price not to exceed the Available Amount, so long as immediately after giving effect to such Redemptions (and any Borrowings incurred in connection therewith), (1) no Default or Event of Default exists or results therefrom, (2) undrawn Commitments are greater than or equal to (x) fifty percent (50%) of the Total Commitment on and prior to December 31, 2022 and (y) thirty-five percent (35%) of the Total Commitment on and after January 1, 2023, and (3) the Consolidated Total Leverage Ratio on a pro forma basis is not greater than ~~(x) 2.75 to 1.00, prior to the Specified FS Delivery Date and (y)~~ 2.50 to 1.00~~, on and after the Specified FS Delivery Date~~; or (iii) with the net cash proceeds received by the Borrower in connection with the issuance of common equity in the Borrower after the ~~Seventh~~ Eighth Amendment Effective Date; provided that, (1) such net cash proceeds received are applied within sixty (60) days following such issuance and (2) so long as immediately after giving effect to such Redemptions, no Default, Event of Default or Borrowing Base Deficiency exists or results therefrom; provided further that, for the avoidance of doubt, the amount of net cash proceeds utilized for any Redemptions pursuant to this subclause (iii) shall not increase the Available Amount; or

(b)           amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Notes or the Senior Notes Indenture if (i) the effect thereof would be to shorten the maturity of the Senior Notes or shorten the average life or increase the amount of any payment of principal thereof or increase the rate or scheduled recurring fee or add call or pre-payment premiums or shorten any period for payment of interest thereon, (ii) such action requires the payment of a consent fee (howsoever described), (iii) such action increases the interest rate margins applicable to the Senior Notes or alters the calculation of interest thereunder, (iv) such action adds or amends any representations and warranties, covenants or events of default to be more restrictive or burdensome than this Agreement without this Agreement being contemporaneously amended to add similar provisions or (v) adds or changes any redemption, put or prepayment provisions; provided that the foregoing shall not prohibit the execution of supplemental agreements to add guarantors if required by the terms thereof (provided that any such guarantor also guarantees the Obligations pursuant to the Facility Guaranty and each of Borrower and such guarantor otherwise complies with Section 5.4).

Section 9.14          Non-Eligible Contract Participants. Borrower shall not permit any Credit Party that is not an Eligible Contract Participant to own, at any time, any Mineral Interests or any Equity in any Subsidiaries.

Section 9.15          Legacy Asset Disposition Agreement. After the Sixth Amendment Effective Date, Borrower shall not permit any amendment, waiver, modification or consent to the Legacy Asset Disposition Agreement that is materially adverse to the interests of the Banks (it being understood that any additions or increases in the Legacy Assets including, without limitation, any additions or increases in the working interests or otherwise pertaining to Mineral Interests to be acquired by Sixth Street pursuant to the Legacy Asset Disposition Agreement shall be deemed to be materially adverse to the Banks).

Section 9.16         Sabalo Acquisition Agreement. After the Sixth Amendment Effective Date, Borrower shall not permit any amendment, waiver, modification or consent to the Sabalo Acquisition Agreement that is materially adverse to the interests of the Banks (it being understood that any reductions or decreases in the Sabalo Assets including, without limitation, any reductions or decreases in the working interests or otherwise pertaining to Mineral Interests to be acquired by Borrower pursuant to the Sabalo Acquisition Agreement shall be deemed to be materially adverse to the Banks).

Section 9.17         Renewable Product Purchase Documents. After the Eighth Amendment Effective Date, Borrower shall not permit any amendment, supplement, waiver, modification, amendment and restatement of, or consent to any Renewable Product Purchase Document if the effect thereof would be materially adverse to the Administrative Agent and/or the Banks.

Section 9.18          Designation and Conversion of Restricted and Unrestricted Subsidiaries.

(a)           Unless designated as an Unrestricted Subsidiary in compliance with Section 9.18(b), any Person that becomes a Subsidiary of the Borrower or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary.

(b)           The Borrower may designate by written notification thereof to the Administrative Agent, any Restricted Subsidiary, including a newly formed or newly acquired Subsidiary, as an Unrestricted Subsidiary if (i) immediately prior, and immediately after giving effect, to such designation, neither a Default nor a Borrowing Base Deficiency shall have occurred and be continuing, (ii) such designation is deemed to be (A) an Investment in an Unrestricted Subsidiary in an amount equal to the fair market value as of the date of such designation of the Borrower’s direct and indirect ownership interest in such Subsidiary and such Investment would be permitted to be made at the time of such designation under Section 9.7 and (B) a disposition of 100% of the assets of such Subsidiary and such disposition would be permitted to be made at the time of such designation under Section 9.5 and (iii) such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Borrower or any other Credit Party unless the terms of such agreement, contract, arrangement or understanding are permitted or not prohibited by Section 9.8. Except as provided in this Section 9.18(b), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

(c)           The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary by written notification thereof to the Administrative Agent if after giving effect to such designation, (i) the representations and warranties of the Borrower and its Restricted Subsidiaries contained in each of the Loan Documents are true and correct in all material respects on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects (or, if already qualified by materiality, Material Adverse Effect or a similar qualification, true and correct in all respects) as of such date), (ii) no Default or Event of Default shall have occurred and be continuing, (iii) the Borrower shall be in compliance on a pro forma basis with Section 10.1 and (iv) the Borrower complies with the requirements of Section 5.4 and Section 8.15.

ARTICLE X
FINANCIAL COVENANTS

Section 10.1          Financial Covenants. Borrower agrees that, so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Loan remains unpaid or any Letter of Credit remains outstanding:

(a)           As of the end of any Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 2017, Borrower will not permit its ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.00 to 1.00; and

(b)           Borrower will not (i) as of the last day of any Fiscal Quarter ending on or prior to September 30, 2020, permit the Consolidated Total Leverage Ratio for the Rolling Period then ending to be greater than 4.25 to 1.00; (ii) as of the last day of any Fiscal Quarter ending on or prior to March 31, 2021, permit the Consolidated Total Leverage Ratio for the Rolling Period then ending to be greater than 4.00 to 1.00; (iii) as of the last day of the Fiscal Quarter ending on June 30, 2021, permit the Consolidated Total Leverage Ratio for the Rolling Period then ending to be greater than 3.75 to 1.00; and (iv) as of the last day of any Fiscal Quarter ending on or after September 30, 2021, permit the Consolidated Total Leverage Ratio for the Rolling Period then ending to be greater than 3.50 to 1.00.

ARTICLE XI
DEFAULTS

Section 11.1        Events of Default. If one or more of the following events (collectively “Events of Default” and individually an “Event of Default”) shall have occurred and be continuing:

(a)           Borrower shall fail to pay when due any principal of any Loan or any reimbursement obligation with respect to any Letters of Credit when due;

(b)           Borrower shall fail to pay any accrued interest due and owing on any Loan or any fees or any other amount payable hereunder when due and such failure shall continue for a period of five (5) Business Days following the due date;

(i)            one (1) or more judgments or orders for the payment of money aggregating in excess of $50,000,000 (to the extent not covered by independent third party insurance provided by insurers of the highest claims paying rating or financial strength as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) shall be rendered against any Credit Party and such judgment or order (i) shall continue unsatisfied and unstayed (unless bonded with a supersedeas bond at least equal to such judgment or order) for a period of 60 days, or (ii) is not fully paid and satisfied at least 10 days prior to the date on which any of its assets may be lawfully sold to satisfy such judgment or order;

(j)            any Credit Party shall incur Environmental Liabilities which, individually or when considered in the aggregate, exceed $50,000,000 (to the extent not covered by independent third party insurance provided by insurers of the highest claims paying rating or financial strength as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding);

(k)           this Agreement or any other Loan Paper shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Credit Party, or any Credit Party shall deny that it has any further liability or obligation under any of the Loan Papers, or any Lien created by the Loan Papers shall for any reason (other than the express release thereof by a written instrument executed by Administrative Agent in accordance with the Loan Papers) cease to be a valid, first priority, perfected Lien (other than Permitted Encumbrances which are prior as a matter of law or contract) upon any of the property purported to be covered thereby;

(l)            Borrower shall fail to cure any Borrowing Base Deficiency in accordance with Section 2.6 or Section 4.4;

(m)          a Change of Control shall occur; or

(n)           an Event of Default (as defined in the Senior Notes Indenture) shall occur under the Senior Notes Indenture;

then, and in every such event, Administrative Agent shall without presentment, notice or demand (unless expressly provided for herein) of any kind (including notice of intention to accelerate and acceleration), all of which are hereby waived, (i) if requested by Required Banks, terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Required Banks, take such other actions as may be permitted by the Loan Papers including, declaring the Loan Papers, or any of them, (together with accrued interest thereon) to be, and the Loans, or any of them, shall thereupon become, immediately due and payable; provided that (iii) in the case of any of the Events of Default specified in Section 11.1(g) or Section 11.1(h), without any notice to Borrower or any other Credit Party or any other act by Administrative Agent or Banks, the Commitments shall thereupon terminate and the Loans and other Obligations (together with accrued interest thereon) shall become immediately due and payable.

Section 11.2        Credit Bidding.

(a)           The Administrative Agent, on behalf of itself and the Secured Parties, shall have the right, exercisable at the direction of the Required Banks, to credit bid and purchase for the benefit of the Administrative Agent and the Secured Parties all or any portion of the collateral for the Obligations pledged or granted pursuant to the Loan Papers at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-

Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 12.14(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)           Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(c)           In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the ~~Federal Funds Effective~~ Overnight Rate.

(d)           In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Bank that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Bank, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Bank such Bank shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, the Administrative Agent may cancel any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Bank and upon such revocation all of the Loans assigned pursuant to

(ii)        the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii)       (A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv)       such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Bank.

(b)          In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Bank or (2) a Bank has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Bank further (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Administrative Agent, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that none of the Administrative Agent, the Arranger and their respective Affiliates is a fiduciary with respect to the assets of such Bank involved in such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan ~~Document~~ Paper or any documents related hereto or thereto).

ARTICLE XIII
PROTECTION OF YIELD; CHANGE IN LAWS

~~Section 13.1          Alternate Rate of Interest.~~

Section 13.1        Changed Circumstances.

(a)           Circumstances Affecting ~~LIBOR Rate~~ Benchmark Availability~~Eurodollar Borrowing or (a)~~. ~~Unless and until a Benchmark Replacement is implemented in accordance with~~ Subject to clause (c) below, in connection with any request for a ~~Eurodollar Borrowing~~ SOFR Loan or a conversion to or continuation thereof or otherwise, if for any reason (i) the

Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that ~~dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Loan, (a) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that~~ reasonable and adequate means do not exist for ascertaining ~~the~~ Adjusted ~~LIBOR Rate or LIBOR Rate for such~~ Term SOFR for the applicable Interest Period with respect to a proposed SOFR Loan on or prior to the first day of such Interest Period or (ii) the Required Banks shall determine (which determination shall be conclusive and binding absent manifest error) that ~~the~~ Adjusted ~~LIBOR Rate or LIBOR Rate~~ Term SOFR does not adequately and fairly reflect the cost to such Banks of making or maintaining such Loans during such Interest Period, then , in each case, the Administrative Agent shall give notice thereof to ~~the Borrower and the Banks by telephone or fax as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice no longer exist, (i) any interest election request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any borrowing request requests a Eurodollar Borrowing, such Borrowing shall be made either as an Adjusted Base Rate Borrowing or, at the election of the Borrower with the consent of the Required Banks, at an alternate rate of interest determined by the Required Banks that represents their cost of funds; provided that, no Bank shall be required to provide their cost of funds~~Borrower. Upon notice thereof by the Administrative Agent to Borrower, any obligation of the Banks to make SOFR Loans, and any right of Borrower to convert any Loan to or continue any Loan as a SOFR Loan, shall be suspended (to the extent of the affected SOFR Loans or the affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Banks) revokes such notice. Upon receipt of such notice, (A) Borrower may revoke any pending Request for Borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or the affected Interest Periods) or, failing that, Borrower will be deemed to have converted any such request into a Request for Borrowing of or conversion to Adjusted Base Rate Loans in the amount specified therein and (B) any outstanding affected SOFR Loans will be deemed to have been converted into Adjusted Base Rate Loans at the end of the applicable Interest Period. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts, if any, required pursuant to Section 3.3.

(b)           Laws Affecting ~~LIBOR Rate~~ SOFR Availability. If, after the date hereof, the introduction of, or any change in, any ~~Applicable~~ applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Banks (or any of their respective lending offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Banks (or any of their respective lending offices) to honor its obligations hereunder to make or maintain any ~~Eurodollar Borrowing~~SOFR Loan, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, such Bank shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to ~~the~~ Borrower and the other Banks as soon as reasonably practicable. Thereafter, until the Administrative Agent notifies ~~the~~ Borrower that such circumstances no longer exist, (i) ~~the obligations~~ any obligation of the Banks to make ~~Eurodollar Borrowings~~SOFR Loans, and ~~the~~ any right of ~~the~~ Borrower to convert any Loan to a ~~Eurodollar Borrowing~~ SOFR Loan or continue any Loan as a ~~Eurodollar Borrowing~~ SOFR Loan, shall be suspended ~~(the “Affected Loans”) and~~

~~thereafter the Borrower may select only Adjusted Base Rate Borrowings and (b) if any of the Banks may not~~ and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Adjusted Base Rate without reference to clause (c) of the definition of “Adjusted Base Rate”, in each case until each such affected Bank notifies the Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, if necessary to avoid such illegality, upon demand from any Bank (with a copy to the Administrative Agent), prepay or, if applicable, convert all affected SOFR Loans to Adjusted Base Rate Loans (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Adjusted Base Rate without reference to clause (c) of the definition of “Adjusted Base Rate”), on the last day of the Interest Period therefor, if all affected Banks may lawfully continue to maintain ~~an Affected Loan to the end of the then current Interest Period applicable thereto~~such SOFR Loans to such day, ~~the applicable Affected Loan shall immediately be converted to an Adjusted Base Rate Borrowing for the remainder of such Interest Period~~or immediately, if any Bank may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts, if any, required pursuant to Section 3.3.

(c)           Benchmark Replacement Setting.

(i)          Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Paper, ~~if~~ upon the occurrence of a Benchmark Transition Event, ~~an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of~~ the Administrative Agent and Borrower may amend this Agreement to replace the then-current Benchmark~~, then (x) if a Benchmark Replacement is determined in accordance with clause (a)(i) or (a)(ii) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Paper in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Paper and (y) if a Benchmark Replacement is determined in accordance with clause (a)(iii) or clause (c) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Paper in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Banks without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Paper so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement~~ with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Banks and Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Banks comprising the Required Banks. ~~If an Unadjusted Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.~~No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 13.1(c)(i) will occur prior to the applicable Benchmark Transition Start Date.

~~(B)          Notwithstanding anything to the contrary herein or in any other Loan Paper, if a Term SOFR Transition Event and its related Benchmark~~

~~Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace such Benchmark for all purposes hereunder or under any Loan Paper in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Paper; provided that this clause (B) shall not be effective unless the Administrative Agent has delivered to the Banks and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may elect or not elect to do so in its sole discretion.~~

(ii)        ~~Benchmark Replacement~~ Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Paper, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Paper.

(iii)       Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify ~~the~~ Borrower and the Bank ~~Conforming Changes, (iii), (iii)~~s of ~~(iii) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date,~~ (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 13.1(c)(iv) ~~below~~ and (~~E~~y) the commencement ~~or conclusion~~ of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Bank (or group of Banks) pursuant to this Section 13.1(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Paper, except, in each case, as expressly required pursuant to this Section 13.1(c).

(iv)        Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Paper~~(iv)(iv)~~, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR ~~or USD LIBOR~~ Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will ~~be no longer~~ not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks~~(iv)(iv)(iv)~~, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable ~~or~~ , non-representative  , non-compliant or non-aligned tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will ~~no longer~~ not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)          Benchmark Unavailability Period. Upon ~~the~~ Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, ~~the~~ (A) Borrower may revoke any ~~request for a borrowing~~ pending Request for Borrowing of, conversion to or continuation of ~~Eurodollar Borrowings~~ SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, ~~the~~ Borrower will be deemed to have converted any such request into a ~~request~~ Request for ~~a borrowing~~ Borrowing of or conversion to Adjusted Base Rate Loans and (B) any outstanding affected SOFR Loans will be deemed to have been converted to Adjusted Base Rate Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period ~~with respect to any Benchmark~~ or at any time that a tenor for ~~any~~ the then-current Benchmark is not an Available Tenor, the component of the Adjusted Base Rate ~~that is~~ based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the ~~Base Rate.~~Adjusted Base Rate.

Section 13.2        Illegality.

(a)           Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its applicable lending office to honor its obligation to make or maintain SOFR Loans either generally or having a particular Interest Period hereunder, then (a) such Bank shall promptly notify Borrower and the Administrative Agent thereof and such Bank’s obligation to make such SOFR Loans shall be suspended (the “Affected Loans”) until such time as such Bank may again make and maintain such SOFR Loans and (b) all Affected Loans which would otherwise be made by such Bank shall be made instead as Adjusted Base Rate Loans (and, if such Bank so requests by notice to Borrower and the Administrative Agent, all Affected Loans of such Bank then outstanding shall be automatically converted into Adjusted Base Rate Loans on the date specified by such Bank in such notice) and, to the extent that Affected Loans are so made as (or converted into) Adjusted Base Rate Loans, all payments of principal which would otherwise be applied to such Bank’s Affected Loans shall be applied instead to its Adjusted Base Rate Loans.

~~(vi)        London Interbank Offered Rate Benchmark Transition Event. On March 5, 2021, the IBA, the administrator of the London interbank offered rate, and the FCA, the regulatory supervisor of the IBA, made the Announcements that the final publication or representativeness date for Dollars for (I) 1-week and 2-month London interbank offered rate tenor settings will be December 31, 2021 and (II) overnight, 1-month, 3-month, 6-month and 12-month London interbank offered rate tenor settings will be June 30, 2023. No successor administrator for the IBA was identified in such Announcements. The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate pursuant to the terms of this Agreement and that any obligation of the Administrative Agent to notify any parties of such Benchmark Transition Event pursuant to clause (iii) of this Section 13.1(c) shall be deemed satisfied.~~

~~Section 13.2          Illegality of Eurodollar Tranches.~~

~~(a)If, after the date of this Agreement, the adoption of any applicable Law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of Law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Eurodollar Lending Office) to make, maintain or fund any portion of the Loans subject to a Eurodollar Tranche and such Bank shall so notify Administrative Agent, Administrative Agent shall forthwith give notice thereof to the other Banks and Borrower. Until such Bank notifies Borrower and Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to maintain or fund any portion of the Loans subject to a Eurodollar Tranche shall be suspended. Before giving any notice to Administrative Agent pursuant to this Section 13.2, such Bank shall designate a different Eurodollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any portion of the Loans outstanding subject to a Eurodollar Tranche to maturity and shall so specify in such notice, Borrower shall immediately convert the principal amount of the Loans which is subject to a Eurodollar Tranche to an Adjusted Base Rate Tranche of an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the unaffected Eurodollar Tranches of the other Banks).~~

(b)           No Bank shall be required to make any Loan (or any portion thereof) hereunder if the making of such Loan (or any portion thereof) would be in violation of any Law applicable to such Bank.

Section 13.3          Increased Cost of ~~Eurodollar~~ SOFR Tranche. If after the Closing Date, the adoption of any applicable Law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of Law) of any such authority, central bank or comparable agency:

(a)           shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to maintaining or funding any portion of the Loans subject to a ~~Eurodollar~~ SOFR Tranche, its Note, if any, or its obligation to allow interest to be computed by reference to the Adjusted ~~LIBOR Rate~~ Term SOFR shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on any portion of the Loans which is subject to any ~~Eurodollar~~ SOFR Tranche or any other amounts due under this Agreement in respect of any portion of any Loan which is subject to any ~~Eurodollar~~ SOFR Tranche or its obligation to allow interest to be computed by reference to the Adjusted ~~LIBOR Rate~~ Term SOFR (except for changes in the rate of Tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank’s principal executive office or Lending Office is located); or

(b)           shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including pursuant to regulations issued from time to time by the Board for determining the maximum reserve requirement (including any ~~such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar~~

~~Tranche any such requirement included in an applicable Eurodollar Reserve Percentage~~emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board, as amended and in effect from time to time)) against assets of, deposits with or for the account of or credit extended by, any Bank’s Lending Office or shall impose on any Bank (or its Lending Office) or the applicable interbank ~~eurodollar~~ market or any other condition affecting ~~Eurodollar~~ SOFR Tranches, its Note, if any, or its obligation to allow interest to be computed by reference to the Adjusted ~~LIBOR Rate~~Term SOFR;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of funding or maintaining any portion of any Loan subject to a ~~Eurodollar~~ SOFR Tranche, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Note, if any, with respect thereto, by an amount deemed by such Bank to be material, then, within five (5) days after demand by such Bank setting forth the calculation of such sum in reasonable detail (with a copy to the Administrative Agent), Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction. Each Bank will promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the Closing Date, which will entitle such Bank to compensation pursuant to this Section 13.3 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section 13.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

Section 13.4          Adjusted Base Rate Tranche Substituted for Affected ~~Eurodollar~~ SOFR Tranche. If (a) the obligation of any Bank to fund or maintain any portion of any Loan subject to a ~~Eurodollar~~ SOFR Tranche has been suspended pursuant to Section 13.2, or (b) any Bank has demanded compensation under Section 13.3 and Borrower shall, by at least five ~~Eurodollar~~ (5) U.S. Government Securities Business Days prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section 13.4 shall apply to such Bank, then, unless and until such Bank notifies Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

~~(b)~~(i)     any Tranche which would otherwise be characterized by such Bank as a ~~Eurodollar~~ SOFR Tranche shall instead be deemed an Adjusted Base Rate Tranche (on which interest and principal shall be payable contemporaneously with the unaffected ~~Eurodollar~~ SOFR Tranches of the other Banks); and

~~(c)~~(ii)     after all of its ~~Eurodollar~~ SOFR Tranches have been repaid, all payments of principal which would otherwise be applied to repay ~~Eurodollar~~ SOFR Tranches shall be applied to repay its Adjusted Base Rate Tranches instead.

Section 13.5          Capital Adequacy. If after the Closing Date, the adoption of any applicable Law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof, by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of Law), shall:

(a)           impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board, as amended and in effect from time to time)), special deposit, compensatory loan, deposit insurance, capital adequacy, liquidity requirement, minimum capital, capital ratio or similar requirement against all or any assets held by, deposits or accounts with, credit extended by or to, or commitments to extend credit or any other acquisition of funds by any Bank (or its Lending Office), or impose on any Bank (or its Lending Office) any other condition, with respect to the maintenance by such Bank of all or any part of its Commitment; or

(b)           subject any Bank (or its Lending Office) to, or cause the termination or reduction of a previously granted exemption with respect to, any Tax with respect to the maintenance by such Bank of all or any part of its Commitment (other than Taxes assessed against such Bank’s overall net income); and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of maintaining its Commitment or to reduce the amount of any sums received or receivable by it (or its Lending Office) under this Agreement or any other Loan Paper, or to reduce the rate of return on such Bank’s equity in connection with this Agreement, as the case may be, by an amount which such Bank deems material then, in any such case, within five days of demand by such Bank (or its Lending Office) (with a copy to Administrative Agent), Borrower shall pay to such Bank (or its Lending Office) such additional amount or amounts as will compensate such Bank for any additional cost, reduced benefit, reduced amount received or reduced rate of return. Each Bank will promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the Closing Date, which will entitle such Bank to compensation pursuant to this Section 13.5. A certificate of any Bank claiming compensation under this Section 13.5 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. For all purposes under this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives in connection therewith or promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, shall be deemed to have gone into effect and to have been adopted after the Closing Date.

(c)           Without limiting the foregoing, in the event any event or condition described in this Section 13.5 shall occur or arise which relates to the maintenance by any Bank of that part of its Commitment which is in excess of its Commitment Percentage of the Total Commitment then in effect (such excess portion of such Commitment of any Bank is hereinafter referred to as its “Surplus Commitment”), such Bank shall notify Administrative Agent and Borrower of the occurrence of such event or the existence of such condition and of the amount of a fee (to be computed on a per annum basis with respect to such Bank’s Surplus Commitment) which such Bank determines in good faith will compensate such Bank for such additional cost, reduced benefit, reduced amount received or reduced rate of return. Within five (5) Business Days following receipt of such notice, Borrower shall notify such Bank whether it accepts or rejects such fee (if Borrower fails to timely respond to such notice it will be deemed to have accepted such fee). If Borrower rejects such fee, the applicable Commitment of each Bank will be automatically and permanently reduced to such Bank’s Commitment Percentage of the Total Commitment then in effect. If Borrower accepts such fee, such fee shall accrue from and after the date of such Bank’s notice and shall be payable in arrears (based on the daily average balance of such Bank’s Surplus Commitment) on the last day of each Fiscal Quarter and on the Termination Date. Such fee shall be in lieu of any amounts to which such Bank would otherwise be entitled in respect of its Surplus Commitment pursuant to the other provisions of this Section 13.5 for the period on and after the date of such notice unless such Bank determines that such fee is not adequate to fully compensate such Bank for any additional cost, reduced benefit, reduced amount received or reduced rate of return such Bank may thereafter incur in respect of such Bank’s Surplus Commitment. In that event such Bank shall be entitled to such additional compensation to which such Bank is otherwise entitled pursuant to this Section 13.5.

(d)           Failure or delay on the part of any Bank to demand compensation pursuant to this Section 13.5 or Section 13.3 shall not constitute a waiver of such Bank’s right to demand such compensation; provided that Borrower shall not be required to compensate any Bank pursuant to this Section 13.5 or Section 13.3 for any increased costs or reductions incurred more than 365 days prior to the date that such Bank notifies Borrower of the change in Law or other event giving rise to such increased costs or reductions and of such Bank’s intention to claim compensation therefor; provided further that, if the change in Law or other event giving rise to such increased costs or reductions is retroactive, then the 365-day period referred to above shall be extended to include the period of retroactive effect hereof.

Section 13.6        Taxes.

(a)           All amounts payable by Borrower under the Loan Papers (whether principal, interest, fees, expenses, or otherwise) to or for the account of each Recipient shall be paid in full, free of any deductions or withholdings for or on account of any Indemnified Taxes and Documentary Taxes. If Borrower is prohibited by Law from paying any such amount free of any such deductions and withholdings, then (at the same time and in the same manner that such original amount is otherwise due under the Loan Papers) Borrower shall pay to or for the account of such Recipient such additional amount as may be necessary in order that the actual amount received by such Recipient after deduction and/or withholding (and after payment of any additional Indemnified Taxes and Documentary Taxes due as a consequence of the payment of such additional amount, and so on) will equal the amount such Recipient would have received if such deduction or withholding were not made.

(b)           The ~~Loan~~ Credit Parties shall jointly and severally indemnify each Recipient within 10 days after demand therefor, for the full amount of any Indemnified Taxes and Documentary Taxes (including Indemnified Taxes or Documentary Taxes imposed or asserted on or attributable to amounts payable under this Section 13.6) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Documentary Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Bank or Letter of Credit Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Bank or Letter of Credit Issuer, shall be conclusive absent manifest error.

(c)           Each Bank shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Bank (but only to the extent that Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Bank’s failure to comply with the provisions of Section 14.8(b) relating to the maintenance of Participant Register and (iii) any Excluded Taxes attributable to such Bank, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Paper, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Bank by the Administrative Agent shall be conclusive absent manifest error. Each Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Bank under any Loan Paper or otherwise payable by the Administrative Agent to the Bank from any other source against any amount due to the Administrative Agent under this paragraph (c).

(d)           (i) Any Bank that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Paper shall deliver to Borrower and the Administrative Agent, at the time or times reasonably requested by Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if reasonably requested by Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by Borrower or the Administrative Agent as will enable Borrower or the Administrative Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 13.6(d)(ii)(A), 13.6(d)(ii)(B) and 13.6(d)(ii)(D) below) shall not be required if in the Bank’s reasonable judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank.

(ii)          Without limiting the generality of the foregoing,

(A)          any Bank that is a U.S. Person shall deliver to Borrower and the Administrative Agent on or prior to the date on which such Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), an executed ~~originals~~ copy of IRS Form W-9 certifying that such Bank is exempt from U.S. federal backup withholding tax;

(B)          any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), whichever of the following is applicable:

(1)          in the case of a Foreign Bank claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Paper, an executed ~~originals~~ copy of IRS Form W-8BEN or W-8BEN-E (or applicable successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Paper, IRS Form W-8BEN or W-8BEN-E (or applicable successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)          an executed ~~originals~~ copy of IRS Form W-8ECI (or applicable successor form);

(3)          in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Bank is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed ~~originals~~ copy of IRS Form W-8BEN or W-8BEN-E (or applicable successor form); or

(4)          to the extent a Foreign Bank is not the beneficial owner, an executed ~~originals~~ copy of IRS Form W-8IMY (or applicable successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E (or, in each case, applicable successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Bank is a partnership and one or more direct or indirect partners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner;

(C)          any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), an executed ~~originals~~ copy of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)          if a payment made to a Bank under any Loan Paper would be subject to U.S. federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or the Administrative Agent as may be necessary for Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and the Administrative Agent in writing of its legal inability to do so. For purposes of this paragraph (d), the term “Bank” includes any Letter of Credit Issuer.

Section 13.7          Discretion of Banks as to Manner of Funding. Notwithstanding any provisions of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Commitment in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained the Loans (or any portion thereof) subject to a ~~Eurodollar~~ SOFR Tranche during the Interest Period for the Loans (or any portion thereof) through the purchase of deposits having a maturity corresponding to the last day of such Interest Period and bearing an interest rate equal to the Adjusted ~~LIBOR Rate~~ Term SOFR for such Interest Period.

Section 13.8          Replacement of Banks. If (a) any Bank requests compensation under Section 13.3, (b) the obligation of any Bank to make ~~Eurodollar~~ SOFR Loans or continue Loans as ~~Eurodollar~~ SOFR Loans has been suspended pursuant to Section 13.4, (c) Borrower is required to pay any additional amount to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 13.5 or Section 13.6, (d) any Bank is a Defaulting Bank or (e) any Bank has voted against an amendment, modification or waiver of any provision of this Agreement proposed by Borrower, which proposed amendment, modification or waiver (i) was approved by Banks representing no less than 90% of the aggregate Commitments (or, following termination or expiration of the Commitments, the Outstanding Revolving Credit) but (ii) required the approval of all Banks and did not get such approval, then Borrower may, at its sole expense and effort, upon notice to such Bank and the Administrative Agent, require such Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions in Section 14.8(d) all its interests, rights and obligations under this Agreement at par (plus all accrued and unpaid interest and fees) to an assignee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment)); provided, that in the case of any such assignment resulting from a request for compensation under Section 13.3, the suspension of an obligation to make ~~Eurodollar~~ SOFR Loans or continue Loans as ~~Eurodollar~~ SOFR Loans under Section 13.4, or the requirement that Borrower pay any additional amount under Section 13.5 or Section 13.6, such assignment will result in a reduction of such compensation, a resumption of such obligation in whole or in part, or the reduction of such payments, as applicable.

ARTICLE XIV
MISCELLANEOUS

Section 14.1        Notices; Effectiveness; Electronic Communications.

(a)           Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all

EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON- INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Affiliates (collectively, the “Agent Parties”) have any liability to Borrower, any other Credit Party, any Bank, the Letter of Credit Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that, in no event shall any Agent Party have any liability to Borrower, any other Credit Party, any Bank, the Letter of Credit Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)           Change of Address, Etc. Each of Borrower, each other Credit Party, the Administrative Agent, and the Letter of Credit Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Bank may change its address, telecopier or telephone number for notices and other communications hereunder by notice to Borrower, the Administrative Agent, and the Letter of Credit Issuer. In addition, each Bank agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Bank. Furthermore, each Public Bank agrees to cause at least one individual at or on behalf of such Public Bank to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Bank or its delegate, in accordance with such Public Bank’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Borrower or its securities for purposes of United States Federal or state securities laws.

(e)           Reliance by Administrative Agent, Letter of Credit Issuer and Banks. The Administrative Agent, the Letter of Credit Issuer and the Banks shall be entitled to rely and act upon any notices (including telephonic ~~Requests~~ requests for ~~Borrowing~~borrowing) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify the Administrative Agent, the Letter of Credit Issuer, each Bank and the Affiliates of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Papers in order to implement any Benchmark Replacement or any ~~Benchmark Replacement~~ Conforming Changes or otherwise effectuate the terms of Section 13.1(c) in accordance with the terms of Section 13.1(c). Any other provision of this Agreement, the Notes or the other Loan Papers may be amended or waived if, but only if such amendment or waiver is in writing and is signed by Borrower and Required Banks (and, if the rights or duties of Administrative Agent are affected thereby, by Administrative Agent); provided that, (1) no such amendment or waiver shall (a) increase the Commitment, Maximum Credit Amount and Elected Commitment of any Bank, (b) subject any Bank to any additional obligation, or (c) amend or waive any of the provisions of Article IV or the definitions contained in Section 1.2 applicable thereto without the written consent of such Bank and (2) no such amendment or waiver shall unless signed by all Banks (or, in the case of clauses (C) and (D), each Bank affected thereby): (a) increase the Borrowing Base, (b) amend or waive any of the provisions of Article IV or the definitions contained in Section 1.2 applicable thereto, (c) forgive any of the principal of or reduce the rate of interest on the Loans (other than the implementation of any Benchmark Replacement pursuant to Section 13.1(c)) or any fees hereunder, (d) postpone the Termination Date or any date fixed for any payment of principal of or interest on the Loan or any fees hereunder, (e) change the percentages of the Aggregate Maximum Credit Amount, the definitions of “Required Bank” and/or “Super Majority Bank”, or the number of Banks which shall be required for the Banks or any of them to take any action under this Section 14.2(c) or any other provision of this Agreement, (f) permit Borrower to assign any of its rights hereunder, (g) provide for the release or substitution of collateral for the Obligations or any part thereof other than releases required pursuant to sales of collateral which are expressly permitted by Section 9.5, (h) provide for the release of any Credit Party from its Facility Guaranty, except in connection with a transaction expressly permitted under Section 9.4, (i) amend Section 2.9, Section 3.2(c) or any other provisions governing the pro rata sharing of payments or pro rata reduction of Commitments, as applicable, among Banks in a manner to permit non-pro rata sharing of payments or non-pro rata reduction of Commitments, as applicable, among Banks or (j) (x) subordinate any of the Obligations owed to the Banks in right of payment or otherwise adversely affect the priority of payment of any of such Obligations or (y) subordinate any of the Liens securing the Obligations owed to the Banks, in each case without the consent of each of the Banks. Borrower, Administrative Agent and each Bank further acknowledge that any decision by Administrative Agent or any Bank to enter into any amendment, waiver or consent pursuant hereto shall be made by such Bank or Administrative Agent in its sole discretion, and in making any such decision Administrative Agent and each such Bank shall be permitted to give due consideration to any credit or other relationship Administrative Agent or any such Bank may have with Borrower, any other Credit Party or any Affiliate of any Credit Party.

Section 14.3        Expenses; Documentary Taxes; Indemnification.

(a)           Borrower shall pay (i) all out-of-pocket expenses of Administrative Agent, including reasonable fees and disbursements of special counsel for Administrative Agent, in connection with the preparation of this Agreement and the other Loan Papers and, if appropriate, the recordation of the Loan Papers, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder, and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by Administrative Agent and each Bank, including fees and disbursements of counsel in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom, fees of auditors and consultants incurred in connection therewith and investigation expenses incurred by Administrative Agent and each Bank in connection therewith. Without duplication of Section 13.6, Borrower shall indemnify each Bank against any Documentary Taxes.

that may be assigned or that must be retained) for that assignment set forth in the applicable Assignment and Assumption Agreement are satisfied. The “Effective Date” in each Assignment and Assumption Agreement must (unless a shorter period is agreeable to Borrower and Administrative Agent) be at least five (5) Business Days after it is executed and delivered by the assignor Bank and Assignee to Administrative Agent and Borrower for acceptance. Once that Assignment and Assumption Agreement is accepted by Administrative Agent and Borrower, then, from and after the Effective Date stated in it (A) Assignee automatically becomes a party to this Agreement and, to the extent provided in that Assignment and Assumption Agreement, has the rights and obligations of a Bank under the Loan Papers, (B) the assignor Bank, to the extent provided in that Assignment and Assumption Agreement, is released from its obligations to fund Borrowings under this Agreement and its reimbursement obligations under this Agreement and, in the case of an Assignment and Assumption Agreement covering all of the remaining portion of the assignor Bank’s rights and obligations under the Loan Papers, that Bank ceases to be a party to the Loan Papers, (C) Borrower shall execute and deliver to the assignor Bank and Assignee the appropriate Notes in accordance with this Agreement following the transfer, (D) upon delivery of the Notes under clause (C) preceding, the assignor Bank shall return to Borrower all Notes previously delivered to that Bank under this Agreement, and (E) Schedule 1 hereto is automatically deemed to be amended to reflect the name, Maximum Credit Amount and Elected Commitment of Assignee and the remaining Maximum Credit Amount or Elected Commitment (if any) of the assignor Bank, and Administrative Agent shall prepare and circulate to Borrower and Banks an amended Schedule 1, reflecting those changes.

(e)           The Administrative Agent, acting for this purpose as an agent of Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Banks, and the Maximum Credit Amount and Elected Commitment of, and principal amount (and stated interest) of the Loans and payments made in respect of Letter of Credit disbursements owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, the Administrative Agent, each Letter of Credit Issuer and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, each Letter of Credit Issuer and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

Section 14.9          Applicable Law and Jurisdiction. THIS AGREEMENT (INCLUDING THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding against Borrower with respect to this Agreement or any Loan Paper may be brought in the courts of the State of New York, the U.S. Federal Courts in such state, sitting in the County of New York, and Borrower hereby irrevocably accepts the exclusive jurisdiction of such courts for the purpose of any action or proceeding. Borrower irrevocably consents to the service of process out of said courts by the mailing thereof by Administrative Agent by U.S. registered or certified mail postage prepaid to Borrower at its address designated on the signature pages hereto. Borrower agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Law. Nothing in this Section 14.9 shall affect the rights of any Bank or Administrative Agent to serve legal process in any other manner permitted by Law or affect the right of any Bank or Administrative Agent to bring any action or proceeding against Borrower or its properties in the courts of any other jurisdiction. To the extent that Borrower has or hereafter

LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (d) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN PAPERS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENT OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

Section 14.14        Confidential Information. Administrative Agent and each Bank agree that all documentation and other information made available by any Credit Party to any Agent or any Bank under the terms of this Agreement shall (except to the extent such documentation or other information is publicly available or hereafter becomes publicly available other than by action of Administrative Agent or such Bank, or was therefore known or hereinafter becomes known to Administrative Agent or such Bank independent of any disclosure thereto by any Credit Party) be held in the strictest confidence by Administrative Agent or such Bank and used solely in the administration and enforcement of the Loans from time to time outstanding from such Bank to Borrower and in the prosecution or defense of legal proceedings arising in connection herewith; provided that (a) Administrative Agent or such Bank may disclose documentation and information to Administrative Agent and/or any Bank which is a party to this Agreement or any Affiliates thereof, and (b) Administrative Agent or such Bank may disclose such documentation or other information to (x) any other bank or other Person to which such Bank sells or proposes to make an assignment or sell a participation in the Loans hereunder and (y) any actual or prospective party to any swap, derivative or similar transaction under which payments are to be made by reference to Borrower and its obligations, this Agreement or payments hereunder, if, in each case, such other bank or Person, prior to such disclosure, agrees in writing to be bound by the terms of the confidentiality statement customarily employed by Administrative Agent in connection with such potential transfers or such other confidentiality agreement not less restrictive than this Section 14.14. Notwithstanding the foregoing, nothing contained herein shall be construed to prevent Administrative Agent or a Bank from (i) making disclosure of any information (A) if required to do so by applicable Law or regulation or accepted banking practices, (B) to any governmental agency or regulatory body having or claiming to have authority to regulate or oversee any aspect of such Bank’s business or that of such Bank’s corporate parent or Affiliates in connection with the exercise of such authority or claimed authority, (C) pursuant to any subpoena or if otherwise compelled in connection with any litigation or administrative proceeding, (D) to correct any false or misleading information which may become public concerning such Person’s relationship to any Credit Party, (E) to the extent Administrative Agent or such Bank or its counsel deems necessary or appropriate to effect or preserve its security for the Obligations or any portion thereof or to enforce any remedy provided in this Agreement, or any other Loan Paper, or otherwise available by law; or (ii) making, on a confidential basis, such disclosures (A) as such Bank reasonably deems necessary or appropriate to its legal counsel, agents, advisors or accountants (including outside auditors) and (B) to (x) any rating agency in connection with rating Borrower or its Restricted Subsidiaries or the credit facility provided hereunder or (y) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facility provided hereunder or (C) in connection with the exercise of any remedies hereunder or under any other Loan Paper or any suit, action or proceeding relating to this Agreement or any other Loan Paper or the enforcement of rights hereunder or thereunder. If Administrative Agent or such Bank is compelled to disclose such confidential

Section 14.20       Counterparts; Effectiveness; Electronic Execution.

(a)          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when Administrative Agent shall have received counterparts hereof signed by all of the parties hereto or, in the case of   any Bank as to which an executed counterpart shall not have been received, Administrative Agent shall have received telegraphic or other written confirmation from such Bank of execution of a counterpart hereof by such Bank.

(b)           The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Agreement, any other Loan Paper or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Loan Paper or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that without limiting the foregoing, to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification. Without limiting the generality of the foregoing, each party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Bank and any of the Credit Parties, electronic images of this Agreement or any other Loan Paper (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Papers based solely on the lack of paper original copies of any Loan Papers, including with respect to any signature pages thereto.

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SCHEDULE 1

Bank	Maximum Credit Amount	Elected Commitment	Commitment Percentage
Wells Fargo Bank, N.A.	$268,000,000.00	$134,000,000.00	13.40%
Bank of America, N.A.	$244,000,000.00	$122,000,000.00	12.20%
Capital One, National Association	$198,000,000.00	$99,000,000.00	9.90%
Citibank, N.A.	$198,000,000.00	$99,000,000.00	9.90%
KeyBank National Association	$198,000,000.00	$99,000,000.00	9.90%
Mizuho Bank, Ltd.	$198,000,000.00	$99,000,000.00	9.90%
PNC Bank, National Association, successor to BBVA USA	$198,000,000.00	$99,000,000.00	9.90%
Truist Bank, formerly known as Branch Banking and Trust Company	$198,000,000.00	$99,000,000.00	9.90%
Texas Capital Bank, N.A.	$150,000,000.00	$75,000,000.00	7.50%
Comerica Bank	$80,000,000.00	$40,000,000.00	4.00%
Zions Bancorporation, N.A. dba Amegy Bank	$70,000,000.00	$35,000,000.00	3.50%
Totals:	$2,000,000,000.00	$1,000,000,000.00	100.00%

Administrative Agent	Address for Notice
Wells Fargo Bank, N.A.	Credit Contact:
1000 Louisiana Street, Suite 1000
Houston, TX 77002
Attn: Muhammad A. Dhamani
Tel: 512-294-1817
Email:
Muhammad.Dhamani@wellsfargo.com

Primary Operations Contact:
1525 W WT Harris Blvd, 1st Floor
Charlotte, NC 28262-8522
MAC D1109-019
Attn: Agency Services
Tel: 704-590-2706
Fax: 704-590-2782

EXHIBIT B

FORM OF REQUEST FOR BORROWING

Date: [_______], 20[__]

To:	Wells Fargo Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Fifth Amended and Restated Credit Agreement, dated as of May 2, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Laredo Petroleum, Inc., a Delaware corporation (the “Borrower”), the Banks from time to time party thereto, and Wells Fargo Bank, N.A., as Administrative Agent.

The undersigned hereby requests a Borrowing of Loans:

1.	On ______________________________________[1]

2.	In the amount of $______________________

3.	As [a SOFR][an Adjusted Base Rate] Borrowing

4.	For SOFR Borrowings: with an Interest Period of _____ months.[2]

5.	The Outstanding Revolving Credit exposure $______________.

6.	The pro forma Outstanding Revolving Credit Exposure $____________.

7.	After giving effect to such Borrowing, the Credit Parties, taken as a whole will be Solvent.

The Borrower hereby represents and warrants that the conditions specified in Section 6.2 and Section 2.1(a) are satisfied on and as of the date of this Request for Borrowing.

LAREDO PETROLEUM, INC.

By:
Name:
Title:

[1]	A Business Day or, in the case of a SOFR Borrowing, an U.S. Government Securities Business Day.

[2]	One (1), three (3), or six (6) months.

EXHIBIT D

FORM OF ROLLOVER NOTICE

Date: [________], 20[__]

To:	Wells Fargo Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Fifth Amended and Restated Credit Agreement, dated as of May 2, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Laredo Petroleum, Inc., a Delaware corporation (the “Borrower”), the Banks from time to time party thereto, and Wells Fargo Bank, N.A., as Administrative Agent.

The undersigned hereby requests a continuation or conversion of Loans:

1.	On __________________________________[1]

2.	In the amount of $________________________

3.	As [a SOFR][an Adjusted Base Rate] Borrowing

4.	For SOFR Rate Loans: with an Interest Period of _____ months.[2]

The Borrower hereby represents and warrants that the conditions specified in Section 2.5(c) shall be satisfied on and as of the date of the Rollover Notice.

LAREDO PETROLEUM, INC.

By:
Name:
Title:

[1]	A Business Day or, in the case of a SOFR Borrowing, an U.S. Government Securities Business Day.

[2]	One (1), three (3), or six (6) months.